UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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UNITED INSURANCE HOLDINGS CORP.
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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 17, 2016

UNITED INSURANCE HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-35761	75-3241967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 2nd Avenue S Saint Petersburg, FL	33701	(727) 895-7737
(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry into a Material Definitive Agreement.

Merger Agreement

On August 17, 2016, United Insurance Holdings Corp., a Delaware corporation ("Parent"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with AmCo Holding Company, a North Carolina corporation (the "Company"), RDX Holding, LLC, a Delaware limited liability company (the "Sole Stockholder"), certain equityholders of the Sole Stockholder party thereto (collectively, the "Sole Stockholder Member Parties"), Kilimanjaro Corp., a North Carolina corporation and a direct wholly-owned subsidiary of Parent ("Merger Sub") and Kili LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Parent ("Merger LLC"). The Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement have been unanimously approved by Parent's board of directors (the "Parent Board").

Mergers. The Merger Agreement provides for the merger of Merger Sub with and into the Company, on the terms and subject to the conditions set forth in the Merger Agreement (the "First Merger"), with the Company surviving as a wholly-owned subsidiary of Parent, followed by the merger of the Company, as the survivor of the First Merger, with and into Merger LLC (the "Second Merger" and together with the First Merger, the "Mergers"), with Merger LLC surviving as a wholly-owned subsidiary of Parent.

Merger Consideration. At the effective time of the First Merger, each issued and outstanding share of common stock of the Company will automatically be converted into a number of shares of common stock of Parent equal to 209,563.55 multiplied by the lesser of (a) one and (b) a fraction, the numerator of which is 130% of $14.81 and the denominator of which is the volume-weighted average closing sale price of common stock of Parent on Nasdaq for the thirty days preceding the date of the closing of the Mergers (the "Closing"). Immediately following the Closing, the Sole Stockholder will distribute the shares of common stock of Parent issued to it in the First Merger (the "Merger Consideration") to the equityholders of the Sole Stockholder (collectively, the "Sole Stockholder Members").

Merger Closing Conditions. The consummation of the Mergers is subject to the satisfaction or waiver of specified closing conditions, including (i) approval by Parent stockholders of the issuance of the Merger Consideration (the "Share Issuance"); (ii) the minimum tangible net worth of the Company as of immediately prior to the Closing equaling no less than $154,500,000; (iii) the volume-weighted average closing sale price of common stock of Parent on Nasdaq for the thirty days preceding the Closing equaling no less than $10.367; and (iv) certain material agreements between American Coastal Insurance Company, a Florida corporation and a wholly-owned subsidiary of the Company ("ACIC"), and AmRisc, LLC ("AmRisc"), a Delaware limited liability company and the managing general agent of ACIC, remaining in full force and effect as of the Closing, including the Amended and Restated Managing Agency Contract described below.

Representations, Warranties and Covenants. The Company, Parent, Merger LLC, Merger Sub, the Sole Stockholder and the Sole Stockholder Member Parties each have made customary representations and warranties. Each of Parent and the Company has agreed to certain covenants and agreements, including, among others, (i) to conduct its business in the usual, regular and ordinary course during the period between the signing of the Merger Agreement and the Closing and (ii) not to solicit alternate transactions, in each case, subject to certain customary exceptions. Parent has also covenanted to file a proxy statement with the United States Securities and Exchange Commission (the "SEC") and to duly call, give notice of, convene and hold a stockholder meeting to approve the Share Issuance.

Termination; Termination Fees. The Merger Agreement provides for certain customary termination rights of the Company and Parent prior to the Closing. If the Merger Agreement is terminated under certain specified circumstances, Parent is obligated to pay the Sole Stockholder a $9,311,000 termination fee and reimburse the Company for transaction expenses incurred by the Company and its affiliates not to exceed $1,500,000. If Parent terminates the Merger Agreement within forty-five days after the date of the Merger Agreement and prior to receiving stockholder approval in order to enter into a binding definitive agreement for a superior acquisition proposal, Parent must pay a termination fee of $4,655,000.

To induce Parent to enter into the Merger Agreement, Parent, the Sole Stockholder, ACIC, the Company, AmRisc, BB&T Corporation and BB&T Insurance Services, Inc., both Delaware corporations, and R. Daniel Peed, an individual residing in Texas ("Peed"), entered into a consent agreement on August 17, 2016 extending the terms of the Amended and Restated Managing Agency Contract between ACIC and AmRisc, to allow AmRisc to continue to act as the exclusive managing general agent of ACIC for five years following the Closing.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1.

Stockholders Agreement

On August 17, 2016, in connection with the signing of the Merger Agreement, Parent, the Sole Stockholder, Peed, and Peed FLP1, Ltd., L.L.P., a Texas limited liability partnership that is wholly-owned by Peed ("Peed FLP1" and together with Peed, the "Peed Stockholder"), entered into a Stockholders Agreement (the "Stockholders Agreement"). The Stockholders Agreement governs certain terms and conditions in respect of securities of Parent that will be held by the Peed Stockholder following the Closing, including the portion of the Merger Consideration to be distributed to the Peed Stockholder, as well as the Peed Stockholder's relationship with and investment in Parent as of and from the Closing.

Board Representation. At the Closing, the Parent Board will increase its number of directors from seven to ten and appoint Peed and two other individuals as directors. Peed will also be appointed Non-Executive Vice Chairman of the Parent Board. The Peed Stockholder will continue to have the right to designate up to three individuals to be members of the Parent Board (each, a "Stockholder Designee") for nomination or appointment, as applicable, until the time that the Peed Stockholder, its affiliates and permitted transferees no longer beneficially own voting securities of Parent representing 15% of Parent's issued and outstanding voting securities. Each Stockholder Designee must meet certain requirements as described in the Stockholders Agreement.

Voting Restrictions. The Stockholders Agreement's voting provisions provide that, until the earlier of the Closing's five year anniversary and the date that the Peed Stockholder beneficially owns less than 25% of Parent's outstanding voting securities, the Peed Stockholder may vote up to 25% of its Parent voting securities in its sole discretion for any matters on which Parent stockholders vote. All other Parent voting securities owned by the Peed Stockholder must be voted in proportion to the votes cast by all other holders of the Parent voting securities. However, if the Peed Stockholder designates Stockholder Designees, it may vote all of its Parent voting securities in favor of the Stockholder Designees.

Other Covenants. In addition to the board designation rights and voting restrictions described above, the Stockholders Agreement also (i) subject to certain exceptions, imposes upon the Peed Stockholder certain "standstill" restrictions, non-competition and confidentiality obligations, and restrictions on transfers of voting securities of Parent, and (ii) grants customary demand and piggyback registration rights to the Peed Stockholder in respect of the Merger Consideration.

A copy of the Stockholders Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Stockholders Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Stockholders Agreement.

First Amendment to Rights Plan

In connection with the entry into the Merger Agreement, Parent entered into the First Amendment to Rights Agreement, dated as of August 17, 2016, with American Stock Transfer & Trust Company, LLC (the "Rights Agent"), to amend the terms of the Rights Agreement, dated as of July 20, 2012, between Parent and the Rights Agent (as so amended, the "Rights Plan") to provide, among other things, that the transactions contemplated by the Merger Agreement, including the Share Issuance to the Sole Stockholder and the distribution of those shares by the Sole Stockholder to its equityholders would not result in such persons being "acquiring persons" under the Rights Plan.

The foregoing description of the First Amendment to Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment to Rights Agreement, which is attached hereto as Exhibit 4.1.

The Merger Agreement, the Stockholders Agreement and the First Amendment to Rights Agreement (collectively, the "Agreements") and the above description of the Agreements have been included to provide investors and security holders with information regarding the terms of the Agreements and are not intended to provide any other factual information about the Company, Parent or their respective subsidiaries or affiliates. The representations and warranties contained in the Agreements were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Agreements, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by the parties to each other. Investors should not rely on the representations and warranties contained in the Agreements as characterizations of the actual state of facts or condition of the Company, Parent, or any of their respective subsidiaries, affiliates or businesses.

Item 3.02: Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above with respect to the issuance of the Merger Consideration is incorporated into this Item 3.02 by reference.

Pursuant to the Merger Agreement, the Merger Consideration will be issued to the Sole Stockholder and, immediately following the Closing, distributed by the Sole Stockholder to the members of the Sole Stockholder. It is expected that the Merger Consideration will be issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933 (the "Securities Act"). In issuing the Merger Consideration, Parent will rely upon representations and warranties of the Sole Stockholder and the Sole Stockholder Member Parties to support such exemption from registration.

Item 3.03:     Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the disclosure set forth under the heading "First Amendment to Rights Plan" in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.02:     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

To the extent required by Item 5.02 of Form 8-K, the disclosure set forth under the heading "Stockholders Agreement" in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Additional Information Regarding the Transaction and Where to Find It
This communication does not constitute an offer to sell or the solicitation of an offer to buy the securities of Parent or the solicitation of any vote or approval. This communication is being made in respect of the proposed merger transaction involving Parent, Merger Sub, Merger LLC, the Company, the Sole Stockholder and the Sole Stockholder Member Parties. The proposed issuance by Parent of shares of common stock, par value $0.0001 per share, in connection with such merger transaction will be submitted to the stockholders of Parent for their consideration. In connection therewith, Parent intends to file relevant materials with the SEC, including a definitive proxy statement. However, such documents are not currently available. The definitive proxy statement will be mailed to the stockholders of Parent. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the definitive proxy statement, any amendments or supplements thereto and other documents containing important information about Parent, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Parent will be available free of charge on Parent’s website at www.upcinsurance.com under the heading “Documents” within the “SEC Filings” section in the “Investors Relations” portion of Parent’s website. Stockholders of Parent may also obtain a free copy of the definitive proxy statement and any filings with the SEC that are incorporated by reference in the definitive proxy statement by contacting Parent’s Investor Relations Department at (727) 895-7737.
Participants in the Solicitation
Parent and its directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Parent is set forth in its proxy statement for its 2016 annual meeting of stockholders, which was filed with the SEC on April 5, 2016, its annual report on Form 10-K for the fiscal year ended December 31, 2015, which was filed with the SEC on March 2, 2016, and in subsequent documents filed with the SEC, each of which can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation of the stockholders of Parent and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the preliminary and definitive proxy statements and other relevant materials to be filed with the SEC when they become available.

Item 9.01: Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

UNITED INSURANCE HOLDINGS CORP.

By:        /s/ B. Bradford Martz
Name:     B. Bradford Martz
Title:     Chief Financial Officer
(principal financial officer)

Date: August 19, 2016

EXHIBIT INDEX

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of August 17, 2016, by and among United Insurance Holdings Corp., Kilimanjaro Corp., Kili LLC, RDX Holding, LLC, certain equityholders of RDX Holding, LLC party thereto and AmCo Holding Company.*

4.1
First Amendment to Rights Agreement, dated as of August 17, 2016, by and between United Insurance Holdings Corp. and American Stock Transfer & Trust Company, amending the Rights Agreement, dated as of July 20, 2012, by and between United Insurance Holdings Corp. and American Stock Transfer & Trust Company.

10.1	Stockholders Agreement, dated as of August 17, 2016, by and among United Insurance Holdings Corp., RDX Holding, LLC., R. Daniel Peed and Peed FLP1, Ltd., L.L.P.
* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Parent agrees to furnish supplementary a copy of any omitted schedule to the SEC upon request.

AGREEMENT AND PLAN OF MERGER
by and among
UNITED INSURANCE HOLDINGS CORP.,
KILIMANJARO CORP.,
KILI LLC,
RDX HOLDING, LLC,
the members of RDX HOLDING, LLC party hereto,
and
AMCO HOLDING COMPANY
Dated as of August 17, 2016

TABLE OF CONTENTS

SECTION 3.03.    Authority; Execution and Delivery; Enforceability;

ARTICLE IV Representations and Warranties of the Sole Stockholder and Sole Stockholder Member Parties.......................................................................................................................................................... 25
SECTION 4.01.    Organization, Standing and Power................................................................ 26

SECTION 4.06.    Investment Intent; Investment Experience; Ownership of Parent

SECTION 5.05.    SEC Documents; Statutory Financial Statements; Undisclosed

SECTION 8.02.    Conditions to Obligations of Parent, Merger Sub and Merger

Schedules
Schedule 7.05    Affiliated Person Contracts
Schedule 7.16    Parent Board
Schedule 7.18    Distribution
Exhibits
Exhibit A    Form of Company Stockholder Consent
Exhibit B    [Intentionally Omitted]
Exhibit C    Form of Company Representations Letter
Exhibit D    Form of Parent Representations Letter
Index of Defined Terms

30-Day Trailing VWAP.................................................................................................................	78

ACIC.............................................................................................................................................	78

Affiliate.........................................................................................................................................	78

Affiliated Person...........................................................................................................................	24

Affiliated Person Contract............................................................................................................	24

Agreement....................................................................................................................................	1

AmRisc.........................................................................................................................................	78

AmRisc Agreements.....................................................................................................................	78

Ancillary Agreements...................................................................................................................	78

Articles of Merger.........................................................................................................................	3

BB&T............................................................................................................................................	79

Burdensome Regulatory Action....................................................................................................	64

Business Day.................................................................................................................................	79

Certificate......................................................................................................................................	5

Claim.............................................................................................................................................	66

Closing..........................................................................................................................................	3

Closing Date..................................................................................................................................	3

Code..............................................................................................................................................	79

Company.......................................................................................................................................	1

Company Acquisition Transaction................................................................................................	56

Company Actuarial Analyses........................................................................................................	19

Company Adverse Recommendation Change..............................................................................	56

Company Ancillary Agreements...................................................................................................	79

Company Benefit Agreements......................................................................................................	21

Company Benefit Plans................................................................................................................	21

Company Board............................................................................................................................	8

Company Business Personnel.......................................................................................................	23

Company By‑laws........................................................................................................................	7

Company Charter..........................................................................................................................	7

Company Common Stock.............................................................................................................	79

Company Contracts.......................................................................................................................	13

Company Convertible Securities..................................................................................................	7

Company Data...............................................................................................................................	79

Company Determination...............................................................................................................	8

Company Disclosure Letter...........................................................................................................	6

Company Expenses.......................................................................................................................	67

Company Financial Statements.....................................................................................................	10

Company Insurance Approvals.....................................................................................................	10

Company Insurance Policies.........................................................................................................	14

Company Insurance Producers......................................................................................................	79

Company Insurance Reserves.......................................................................................................	19

Company Insurance Subsidiaries..................................................................................................	17

Company Intellectual Property......................................................................................................	79

Company Investment Assets.........................................................................................................	19

Company Investment Guidelines..................................................................................................	19

Company IT Systems....................................................................................................................	79

Company Material Adverse Effect................................................................................................	79

Company Parties...........................................................................................................................	1

Company Pension Plans................................................................................................................	21

Company Permits..........................................................................................................................	13

Company Producer........................................................................................................................	20

Company Recommendation..........................................................................................................	9

Company Reinsurance Agreements..............................................................................................	80

Company Specified Producer.......................................................................................................	80

Company Statutory Financial Statements.....................................................................................	11

Company Stock Plans...................................................................................................................	81

Company Stockholder Approval...................................................................................................	81

Company Stockholder Consent.....................................................................................................	2

Company Subsidiaries...................................................................................................................	6

Company Takeover Proposal........................................................................................................	57

Company Technology....................................................................................................................	81

Confidentiality Agreement............................................................................................................	81

Consent.....................................................................................................................................	9, 28

Consent Agreement........................................................................................................................	2

Contract..........................................................................................................................................	7

control............................................................................................................................................	78

DE Articles of Merger....................................................................................................................	3

Distribution....................................................................................................................................	71

DLLCA...........................................................................................................................................	1

Environmental Laws.....................................................................................................................	81

ERISA...........................................................................................................................................	21

ERISA Affiliate.............................................................................................................................	81

Exchange Act................................................................................................................................	81

Exchange Ratio...............................................................................................................................	5

Filing.........................................................................................................................................	9, 28

First Articles of Merger.................................................................................................................	3

First Effective Time......................................................................................................................	3

First Merger...................................................................................................................................	1

Foreign Corrupt Practices Act.......................................................................................................	16

GAAP............................................................................................................................................	81

Governmental Entity.....................................................................................................................	81

HSR Act........................................................................................................................................	9

Indebtedness.................................................................................................................................	81

Insurance Laws.............................................................................................................................	82

Insurance Policies.........................................................................................................................	14

Insurance Regulators....................................................................................................................	82

Intellectual Property......................................................................................................................	82

IRS................................................................................................................................................	14

Judgment.......................................................................................................................................	82

Knowledge....................................................................................................................................	82

L. Peed..........................................................................................................................................	85

Law...............................................................................................................................................	82

Lien...............................................................................................................................................	82

Member Side Letters.....................................................................................................................	2

Merger Consideration....................................................................................................................	5

Merger LLC...................................................................................................................................	1

Merger Sub....................................................................................................................................	1

Mergers..........................................................................................................................................	1

MGA.............................................................................................................................................	82

MGA Amendment.........................................................................................................................	82

Minimum Tangible Net Worth......................................................................................................	82

Nasdaq...........................................................................................................................................	83

NCBCA.........................................................................................................................................	1

Non-US Parent Pension Plans.......................................................................................................	47

Ordinary Course of Business........................................................................................................	83

Outside Date.................................................................................................................................	74

Parent............................................................................................................................................	1

Parent Acquisition Transaction.....................................................................................................	60

Parent Actuarial Analyses.............................................................................................................	43

Parent Adverse Recommendation Change...................................................................................	58

Parent Ancillary Agreements........................................................................................................	83

Parent Benefit Agreements...........................................................................................................	45

Parent Benefit Plans.....................................................................................................................	45

Parent Board.................................................................................................................................	32

Parent Business Personnel............................................................................................................	48

Parent By‑laws.............................................................................................................................	30

Parent Charter...............................................................................................................................	30

Parent Closing Stock Price...........................................................................................................	83

Parent Common Stock..................................................................................................................	83

Parent Contracts............................................................................................................................	38

Parent Convertible Securities.......................................................................................................	31

Parent Data...................................................................................................................................	83

Parent Determination...................................................................................................................	32

Parent Disclosure Letter...............................................................................................................	30

Parent Financial Statements.........................................................................................................	34

Parent Insurance Approvals.........................................................................................................	33

Parent Insurance Policies.............................................................................................................	39

Parent Insurance Producers..........................................................................................................	83

Parent Insurance Reserves............................................................................................................	44

Parent Insurance Subsidiaries.......................................................................................................	42

Parent Intellectual Property..........................................................................................................	83

Parent Investment Assets..............................................................................................................	44

Parent Investment Guidelines.......................................................................................................	44

Parent IT Systems.........................................................................................................................	83

Parent Material Adverse Effect.....................................................................................................	83

Parent Pension Plans.....................................................................................................................	48

Parent Permits...............................................................................................................................	39

Parent Preferred Stock..................................................................................................................	84

Parent Producer.............................................................................................................................	45

Parent Recommendation...............................................................................................................	62

Parent Reinsurance Agreements...................................................................................................	38

Parent Rights Agreement..............................................................................................................	48

Parent SEC Documents.................................................................................................................	34

Parent Specified Producer.............................................................................................................	38

Parent Statutory Financial Statements..........................................................................................	35

Parent Stock Plans........................................................................................................................	84

Parent Stockholder Approval........................................................................................................	33

Parent Stockholders Meeting........................................................................................................	62

Parent Subsidiary..........................................................................................................................	30

Parent Takeover Proposal.............................................................................................................	60

Parent Technology........................................................................................................................	84

Peed..............................................................................................................................................	2

Peed Termination Agreement.......................................................................................................	85

Per Share Stock Consideration.....................................................................................................	85

Permit...........................................................................................................................................	85

Permitted Liens............................................................................................................................	12

Permitted Transferee....................................................................................................................	85

Person...........................................................................................................................................	85

Proceeding....................................................................................................................................	85

Proxy Statement...........................................................................................................................	86

Regulatory Agreement.................................................................................................................	18

Regulatory Law............................................................................................................................	86

Related Person..............................................................................................................................	69

Releasees......................................................................................................................................	66

Releasing Parties..........................................................................................................................	66

Representatives.............................................................................................................................	86

SAP...............................................................................................................................................	11

SEC...............................................................................................................................................	86

Second Articles of Merger............................................................................................................	3

Second Effective Time..................................................................................................................	4

Second Merger..............................................................................................................................	1

Section 280G Payments................................................................................................................	61

Securities Act................................................................................................................................	86

Share Issuance..............................................................................................................................	3

Significant Parent Subsidiary.......................................................................................................	30

Signing Date Company Ancillary Agreements............................................................................	86

Signing Date Parent Ancillary Agreements..................................................................................	86

Sole Stockholder...........................................................................................................................	1

Sole Stockholder Financial Statements........................................................................................	28

Sole Stockholder Member Parties.................................................................................................	1

Sole Stockholder Members...........................................................................................................	2

Specified Affiliated Person Contracts and Obligations................................................................	66

Stockholders Agreement...............................................................................................................	86

subsidiary......................................................................................................................................	86

Superior Parent Proposal..............................................................................................................	60

Surviving Corporation..................................................................................................................	2

Surviving LLC..............................................................................................................................	3

Takeover Laws..............................................................................................................................	9

Tax Return.....................................................................................................................................	15

Taxes.............................................................................................................................................	15

Termination Fee............................................................................................................................	67

Third Party....................................................................................................................................	86

Transaction Expenses...................................................................................................................	86

Transactions..................................................................................................................................	3

Transfer.........................................................................................................................................	87

Transfer Taxes...............................................................................................................................	68

Voting Company Debt...................................................................................................................	7

Voting Parent Debt........................................................................................................................	31

AGREEMENT AND PLAN OF MERGER
AGREEMENT AND PLAN OF MERGER, dated as of August 17, 2016 (this “Agreement”), by and among United Insurance Holdings Corp., a Delaware corporation (“Parent”), Kilimanjaro Corp., a North Carolina corporation and a direct wholly-owned subsidiary of Parent (“Merger Sub”), Kili LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Parent (“Merger LLC”), RDX Holding, LLC, a Delaware limited liability company (the “Sole Stockholder”), the members of the Sole Stockholder party to this agreement (the “Sole Stockholder Member Parties”), and AmCo Holding Company, a North Carolina corporation (the “Company” and, together with the Sole Stockholder and the Sole Stockholder Member Parties, the “Company Parties”).
W I T N E S S E T H:
WHEREAS, the Boards of Directors of Parent, Merger Sub and the Company and the managing member of Merger LLC have each determined that the transactions described herein are advisable and in the best interests of their respective companies and stockholders;
WHEREAS, in furtherance thereof, the respective Boards of Directors of Parent, Merger Sub and the Company, and the managing member of Merger LLC, have approved and declared advisable this Agreement, the merger of Merger Sub with and into the Company (the “First Merger”) in accordance with the applicable provisions of the North Carolina Business Corporation Act (the “NCBCA”) and upon the terms and subject to the conditions set forth in this Agreement, and, following the First Merger in accordance with Section 1.01(d), as part of an integrated plan including the First Merger, the merger of the surviving corporation with and into Merger LLC (the “Second Merger” and together with the First Merger, the “Mergers”) in accordance with the applicable provisions of the NCBCA and Delaware Limited Liability Company Act (the “DLLCA”) and upon the terms and subject to the conditions set forth in this Agreement;
WHEREAS, it is the intention of the parties hereto that, for U.S. federal income tax purposes: (a) the Mergers, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, (b) no gain or loss will be recognized as a result of such transactions for U.S. federal income tax purposes, and (c) this Agreement constitutes a “plan of reorganization” within the meaning of Section 1.368-2(g) and 1.368-3(a) of the Treasury Regulations;
WHEREAS, Parent, Merger Sub, Merger LLC and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Mergers and also to prescribe various conditions to the Mergers;
WHEREAS, immediately following the execution and delivery of this Agreement, and as a condition and inducement to Parent, Merger Sub and Merger LLC to enter into this Agreement, the Company shall obtain and deliver to Parent a true, correct and complete copy of an executed action by written consent evidencing the approval of the First Merger, this Agreement and the other Transactions in the form attached hereto as Exhibit A signed by the Sole Stockholder, which written consent shall be executed pursuant to and in accordance with the applicable provisions of the NCBCA and the organizational documents of the Company (such action by written consent, the “Company Stockholder Consent”);
WHEREAS, as a material inducement for Parent to execute and deliver this Agreement, the members of the Sole Stockholder who are not party to this Agreement (together with the Sole Stockholder Member Parties, the “Sole Stockholder Members”), have each signed a letter agreement with Parent (collectively, the “Member Side Letters”); and
WHEREAS, as a material inducement for Parent to execute and deliver this Agreement, simultaneously with the execution and delivery of this Agreement, (a) Parent, the Sole Stockholder and the Sole Stockholder Member Parties are entering into the Stockholders Agreement, (b) Parent, the Sole Stockholder, ACIC, the Company, AmRisc, BB&T and Mr. R. Daniel Peed (“Peed”) are executing and delivering a consent agreement (the “Consent Agreement”) pursuant to which AmRisc and BB&T acknowledge and agree (i) that Peed, Peed FLP1, Ltd., L.L.P., the Company and ACIC may serve in certain capacities, and take certain actions on behalf of, Parent and its Subsidiaries, and (ii) subject to the terms and conditions of the Consent Letter, to cause the term of the MGA to be extended to five (5) years following the consummation of the First Merger, and (c) the Company, Parent, ACIC and Peed Management, LLC are executing and delivering the Peed Termination Agreement.
NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
ARTICLE I
The Mergers
SECTION 1.01.    The Mergers.
(a)    Immediately prior to the First Effective Time, the issued and outstanding capital stock of Merger Sub shall consist solely of shares of common stock, par value $0.01 per share, all of which shall be owned as of such time directly by Parent free and clear of any Lien.
(b)    On the terms and subject to the conditions set forth in this Agreement, and in accordance with the NCBCA, Merger Sub shall be merged with and into the Company at the First Effective Time. At the First Effective Time, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation (the “Surviving Corporation”).
(c)    Immediately prior to the Second Effective Time, the issued and outstanding membership interests of Merger LLC shall consist solely of membership interests owned as of such time directly by Parent free and clear of any Lien.

(d)    Immediately following the receipt by the parties hereto of a copy of the file-stamped First Articles of Merger (as hereinafter defined), as part of an integrated plan including the First Merger, on the terms and subject to the conditions set forth in this Agreement, and in accordance with the NCBCA and DLLCA, the Surviving Corporation shall be merged with and into Merger LLC at the Second Effective Time. At the Second Effective Time, the separate corporate existence of the Surviving Corporation shall cease and Merger LLC shall continue as the surviving limited liability company (the “Surviving LLC”). The Mergers, the issuance by Parent of Parent Common Stock in connection with the First Merger (the “Share Issuance”) and the other transactions contemplated by this Agreement, are referred to herein as the “Transactions”.
SECTION 1.02.    Closing. The closing of the Mergers (the “Closing”) shall take place at the offices of Sidley Austin LLP, One South Dearborn Street, Chicago, Illinois, at 10:00 a.m. local time, beginning no later than the third Business Day following the date on which each of the conditions set forth in Article VIII is satisfied or, to the extent permitted by Law, waived by the party entitled to waive such condition (except for any conditions that by their nature can only be satisfied on the Closing Date, but subject to the satisfaction of such conditions or waiver by the party entitled to waive such conditions), or at such other time and place as Parent and the Company shall agree in writing. The date on which the Closing begins is referred to herein as the “Closing Date”.
SECTION 1.03.    Effective Times. On the Closing Date, the Company and Merger Sub shall file with the Secretary of State of the State of North Carolina articles of merger or other appropriate documents (in any such case, the “First Articles of Merger”) duly executed in accordance with, and containing such information as is required by, Section 55-11-05 of the NCBCA and shall make all other filings or recordings required under the NCBCA to effectuate the First Merger. The First Merger shall become effective at such time as the First Articles of Merger are duly filed with such Secretary of State, or at such other time as Parent and the Company shall agree and specify in the First Articles of Merger (the time the First Merger becomes effective being the “First Effective Time”). Immediately following the receipt by the parties hereto of a copy of the file-stamped First Articles of Merger, the Surviving Corporation and Merger LLC shall file with the Secretary of State of the State of Delaware articles of merger or other appropriate documents (in any such case, the “DE Articles of Merger”) duly executed in accordance with, and containing such information as is required by, Section 18-209 of the DLLCA and shall make all other filings or recordings required under the DLLCA to effectuate the Second Merger. Immediately following the receipt by the parties hereto of a copy of the file-stamped DE Articles of Merger, the Surviving Corporation and Merger LLC shall file with the Secretary of State of the State of North Carolina articles of merger or other appropriate documents (in any such case and together with the DE Articles of Merger, the “Second Articles of Merger ” and, together with the First Articles of Merger, the “Articles of Merger”) duly executed in accordance with, and containing such information as is required by, Section 55-11-05 of the NCBCA and shall make all other filings or recordings required under the NCBCA to effectuate the Second Merger. The Second Merger shall become effective at such time as the Second Articles of Merger are duly filed with such Secretaries of State, or at such other time as

Parent and the Company shall agree and specify in the Second Articles of Merger (the time the Second Merger becomes effective being the “Second Effective Time”).
SECTION 1.04.    Effects. The Mergers shall have the effects set forth in this Agreement, the Articles of Merger and the applicable provisions of the NCBCA and DLLCA.
SECTION 1.05.    Articles of Incorporation; By‑laws; Etc.
(a)    At the First Effective Time, the articles of incorporation of the Company, as in effect immediately prior to the First Effective Time, shall be the articles of incorporation of the Surviving Corporation until thereafter amended in accordance with the provisions thereof and applicable Law. At the Second Effective Time, the certificate of formation and limited liability company agreement of Merger LLC, as in effect immediately prior to the Second Effective Time, shall be the certificate of formation and limited liability company agreement, respectively, of the Surviving LLC following the Second Merger until thereafter amended in accordance with the provisions thereof and applicable Law.
(b)    At the First Effective Time, the By‑laws of Merger Sub as in effect immediately prior to the First Effective Time shall be the By‑laws of the Surviving Corporation until thereafter changed or amended as provided therein or by Law.
SECTION 1.06.    Directors. The Company and the Sole Stockholder shall take all necessary actions so that the directors of Merger Sub immediately prior to the First Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.
SECTION 1.07.    Officers. The Company and the Sole Stockholder shall take all necessary actions so that (a) the officers of Merger Sub immediately prior to the First Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be, and (b) the officers of Merger LLC immediately prior to the Second Effective Time shall be the officers of the Surviving LLC, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.
SECTION 1.08.    Plan of Merger. This Article I and Article II and, solely to the extent necessary under the NCBCA, the other provisions of this Agreement shall constitute a “plan of merger” for the purposes of the NCBCA.
ARTICLE II

Effect on the Capital Stock of the
Constituent Corporations; Exchange of Certificates
SECTION 2.01.    Effect on Capital Stock. At the First Effective Time, by virtue of the First Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Merger Sub:

(a)    Each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation.
(b)    Each share of Company Common Stock that is owned by the Company, Parent, Merger Sub or any of their respective wholly-owned subsidiaries shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and no Parent Common Stock or other consideration shall be delivered or deliverable in exchange therefor.
(c)    Subject to Sections 2.01(b) and Section 2.01(d), at the First Effective Time each issued and outstanding share (other than shares to be cancelled in accordance with Section 2.01(b)) of Company Common Stock shall automatically be converted into and shall thereafter represent a number of validly issued, fully paid and nonassessable shares of Parent Common Stock equal to the Per Share Stock Consideration (subject to adjustment as provided in Section 2.01(d), the “Exchange Ratio”).
(d)    Notwithstanding anything in this Agreement to the contrary, if, from the date of this Agreement until the First Effective Time, the outstanding shares of Parent Common Stock or Company Common Stock or the securities convertible into or exercisable for shares of Parent Common Stock or Company Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, stock split (including a reverse stock split), recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within said period, the Exchange Ratio, the Per Share Stock Consideration and the Merger Consideration and any other similarly dependent items shall be appropriately adjusted to provide the Sole Stockholder the same economic effect as contemplated by this Agreement prior to such event.
(e)    The shares of Parent Common Stock to be issued upon the conversion of shares of Company Common Stock pursuant to Section 2.01(c) are referred to collectively as “Merger Consideration”. As of the First Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock (each, a “Certificate”) shall cease to have any rights with respect thereto, except the right to receive, in accordance with Section 2.02, the Merger Consideration upon surrender of such Certificate.
SECTION 2.02.    Exchange of Certificates.
(a)    At the First Effective Time, Parent (on behalf of Merger Sub) shall issue to the Sole Stockholder the shares of Parent Common Stock (which shall be in non-certificated book entry form unless a physical certificate is requested) issuable pursuant to Section 2.01 in exchange for outstanding shares of Company Common Stock.
(b)    The Merger Consideration issued in accordance with the terms of this Article II upon conversion of any shares of Company Common Stock shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock. After the First Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the First Effective Time. If, after the First Effective Time, any certificates formerly representing shares of Company Common Stock are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article II.
(c)    Parent (on behalf of Merger Sub) shall be entitled to deduct and withhold from the consideration otherwise payable in respect of the Transactions such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of state, federal, provincial, territorial, local or foreign Tax Law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority, such amounts shall be treated as paid to the Persons otherwise entitled to such amounts. If the amount withheld and paid over is in respect of consideration other than cash, the Surviving Corporation or other payor will be treated as though it withheld an appropriate amount of the type of consideration otherwise payable to the Person entitled to such amount, sold such consideration on behalf of such Person for an amount of cash equal to the fair market value of such consideration at the time of such deemed sale and paid such cash proceeds to the appropriate taxing authority.
ARTICLE III

Representations and Warranties of the Company
Except as disclosed in the disclosure letter delivered by the Company to Parent immediately prior to the execution of this Agreement (the “Company Disclosure Letter”), which shall be arranged in numbered and lettered sections corresponding to the numbered and lettered sections contained in this Article III and Article IV, and the disclosure of any item in any section or subsection of the Company Disclosure Letter shall be deemed to qualify other sections in this Article III and Article IV to the extent (and only to the extent) that it is reasonably apparent on the face of such disclosure that such disclosure also qualifies or applies to such other sections, the Company represents and warrants to Parent, Merger Sub and Merger LLC as follows:
SECTION 3.01.    Organization, Standing and Power.
(a)    Each of the Company and the Company’s subsidiaries (the “Company Subsidiaries”) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has all requisite corporate, limited liability, partnership or other entity power and authority to conduct its businesses as presently conducted. Section 3.01(a) of the Company Disclosure Letter lists each Company Subsidiary and its jurisdiction of organization. Each of the Company and the Company Subsidiaries is duly qualified and in good standing to do business in each jurisdiction in which the conduct or nature of its business or the ownership, leasing or holding of its properties make such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.
(b)    The Company has made available to Parent true and complete copies of the articles of incorporation of the Company, as amended to the date of this Agreement (as so amended, the “Company Charter”), and the by-laws of the Company, as amended to the date of this Agreement (as so amended, the “Company By‑laws‑”), and the comparable charter and organizational documents of each Company Subsidiary, in each case as amended through the date of this Agreement. The stock certificate and transfer books and the minute books of the Company and each material Company Subsidiary, all of which have been made available to Parent before the date hereof, are true and complete. At the Closing, all such books will be in the possession of the Company or the applicable material Company Subsidiary.
SECTION 3.02.    Capital Stock.
(a)    The authorized capital stock of the Company consists of 100,000 shares of Company Common Stock. There are (i) 100 shares of Company Common Stock issued and outstanding, all of which are owned beneficially and of record by the Sole Stockholder and (ii) no shares of Company Common Stock held by the Company in its treasury. All of the outstanding equity securities and other securities of each Company Subsidiary are owned of record and beneficially by the Company or one or more Company Subsidiaries, free and clear of all Liens. Except as set forth above, as of the date of this Agreement, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. All outstanding shares of Company Common Stock and all the outstanding shares of capital stock of each Company Subsidiary are, and all such shares that may be issued prior to the First Effective Time will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of Law (including the NCBCA), the Company Charter, the Company By‑laws, the certificate or articles of incorporation or by-laws (or comparable charter and organizational documents) of any Company Subsidiary or any contract, lease, license, indenture, bond, note, mortgage, guarantee, agreement, instrument, obligation, understanding, permit, franchise, commitment or other legally binding arrangement, whether written or oral (“Contract”), to which the Company or any Company Subsidiary is a party or otherwise bound. There are not any bonds, debentures, notes or other Indebtedness of the Company or any Company Subsidiary having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) on any matters on which the Sole Stockholder or the holders of common stock of any Company Subsidiary may vote (“Voting Company Debt”). Except as set forth above, there are not any options, warrants, calls, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Company or any Company Subsidiary is a party or by which any of them is bound (A) obligating the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible into or exercisable or exchangeable for any capital stock of or other equity interest in, the Company or of any Company Subsidiary or any Voting

Company Debt or (B) obligating the Company or any Company Subsidiary to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking (collectively, “Company Convertible Securities”). There are not any outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock, membership interests, partnership interests, joint venture interests or other equity interests of the Company or any Company Subsidiary.
(b)    Section 3.02(b) of the Company Disclosure Letter sets forth the persons who will own beneficially and of record the shares of Parent Common Stock issued in the First Merger and the number of shares of Parent Common Stock to be owned by such persons immediately following the First Merger and immediately following the Distribution, and no other person has, or immediately following the First Merger and Distribution will have, any direct or indirect economic or voting rights with respect to such shares of Parent Common Stock.
(c)    Section 3.02(c) of the Company Disclosure Letter sets forth a true and complete list of all capital stock, membership interests, partnership interests, joint venture interests and other equity interests with a fair market value as of the date hereof in excess of $500,000 in any Person (other than a Company Subsidiary) owned as of the date hereof, directly or indirectly, by the Company or any Company Subsidiary.
SECTION 3.03.    Authority; Execution and Delivery; Enforceability; State Takeover Statutes.
(a)    The Company has full power and authority to execute and deliver this Agreement and the Company Ancillary Agreements to which it is a party, to perform and comply with each of its obligations under this Agreement and such Company Ancillary Agreements and to consummate the Transactions. The execution and delivery by the Company hereof and thereof, the performance and compliance by the Company with each of its obligations herein and therein and the consummation by the Company of the Transactions have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the First Merger, to receipt of the Company Stockholder Approval. The Company has duly executed and delivered this Agreement and the Signing Date Company Ancillary Agreements and, (i) assuming the due authorization, execution and delivery by Parent, Merger Sub and Merger LLC of this Agreement, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms and (ii) assuming the due authorization, execution and delivery by Parent of such Signing Date Company Ancillary Agreements to which Parent is a party, such Signing Date Company Ancillary Agreements constitute legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, except in the case of clauses (i) and (ii) as limited by Laws affecting the enforcement of creditors’ rights generally, by general equitable principles or by the discretion of any Governmental Entity before which any Proceeding seeking enforcement may be brought.
(b)    The Board of Directors of the Company (the “Company Board”), at a meeting duly called and held, duly and unanimously adopted resolutions (i) approving this

Agreement, the Mergers and the other Transactions, (ii) determining that the terms of the Mergers and the other Transactions are fair to and in the best interests of the Company and the Sole Stockholder (the “Company Determination”), (iii) directing that this Agreement, the Mergers and the other Transactions be submitted to the Sole Stockholder for approval, (iv) recommending that the Sole Stockholder approve this Agreement, the Mergers and the other Transactions (the “Company Recommendation”) and (v) declaring that this Agreement and the Mergers are advisable. Such resolutions remain in full force and effect and have not been modified, rescinded, amended or withdrawn. The Company is not subject to the prohibitions on certain business combinations set forth in Article 9 or Article 9A of the NCBCA. Assuming that the representations and warranties of Parent, Merger Sub and Merger LLC contained in Section 5.02(c) are true and correct, no other “business combination,” “control share acquisition,” “fair price,” “moratorium” or other antitakeover Laws (collectively, “Takeover Laws”) apply or purport to apply to this Agreement or any other Transaction.
(c)    The only vote of holders of any class or series of capital stock of the Company or of any other securities of the Company Parties necessary to approve this Agreement, the Company Ancillary Agreements, the Mergers and the other Transactions is the approval of this Agreement by the Sole Stockholder. The affirmative vote of the holders of any other securities of the Company Parties is not necessary to consummate any Transaction other than the First Merger.
SECTION 3.04.    No Conflicts; Consents.
(a)    The execution and delivery by the Company of this Agreement does not, and the execution and delivery by the Company of the Company Ancillary Agreements to which it is a party and the consummation of the Mergers and the other Transactions and compliance with and performance of the terms hereof and thereof will not result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of consent or any right of termination, cancellation, acceleration or material modification of any obligation or right, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary under, any provision of (i) the Company Charter, the Company By‑laws or the comparable charter and organizational documents of any Company Subsidiary, (ii) any Contract or Company Benefit Plan to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 3.04(b), any Judgment or Law applicable to the Company or any Company Subsidiary or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect or materially impair the ability of the Company Parties to perform their respective obligations hereunder or prevent or unreasonably delay the consummation of any of the Transactions.
(b)    No consent, approval, waiver, license, permit, franchise, authorization or Judgment (“Consent”) of, or registration, declaration, notice, report, submission or other filing (“Filing”) with, any Governmental Entity is required to be obtained or made by or with respect to the Company or any Company Subsidiary in connection with the execution, delivery of this

Agreement or any of the Company Ancillary Agreements, the performance hereof or thereof or the consummation of the Transactions or the ownership by Parent of the Surviving LLC following the Closing, other than (i) compliance with, and Filings under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) and any Filings required under other applicable Regulatory Laws, (ii) the filing of the Articles of Merger with the Secretaries of State of the States of North Carolina and Delaware, (iii) filings or approvals under all applicable Insurance Laws as set forth in Section 3.04(b) of the Company Disclosure Letter (the “Company Insurance Approvals”), and (iv) such other Consents and Filings the failure of which to obtain or make has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or materially impair the ability of the Sole Stockholder or the Company to perform their respective obligations hereunder or prevent or unreasonably delay the consummation of any of the Transactions.
SECTION 3.05.    Financial Statements; Undisclosed Liabilities.
(a)    The consolidated financial statements of the Company attached to Section 3.05(a) to the Company Disclosure Letter (including, in each case, any notes or schedules thereto) and all related compilations, reviews and other reports issued by the Company’s accountants with respect thereto (the “Company Financial Statements”), comply as to form in all material respects with applicable accounting requirements. The Company Financial Statements fairly present in all material respects the financial condition and the results of operations, cash flows and changes in stockholders’ equity of the Company (on a consolidated basis) as of the respective dates of and for the periods referred to in the Company Financial Statements, and were prepared in accordance with GAAP, subject, in the case of interim Company Financial Statements, to normal year-end adjustments and the absence of notes. No financial statements of any Person other than the Company and the Company Subsidiaries are required by GAAP to be included in the consolidated financial statements of the Company. Except as required by GAAP, the Company has not, between December 31, 2015 and the date of this Agreement, made or adopted any material change in its accounting methods, practices or policies in effect on December 31, 2015.
(b)    The Company and the Company Subsidiaries maintain internal accounting controls sufficient, in light of their size, operations and industry, to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) accounts, notes and other receivables and inventory are recorded accurately.
(c)    The Company and the Company Subsidiaries do not have any liabilities or obligations of any nature (whether absolute or contingent, asserted or unasserted, known or unknown, primary or secondary, direct or indirect, and whether or not accrued) that are required by GAAP to be reflected on a consolidated balance sheet of the Company or in the notes thereto that would reasonably be expected to have, individually or in the aggregate, a Company Material

Adverse Effect, except (i) as disclosed, reflected or reserved against in the most recent audited balance sheet included in the Company Financial Statements or the notes thereto, (ii) for liabilities and obligations incurred in the Ordinary Course of Business since the date of the most recent audited balance sheet included in the Company Financial Statements and not in violation hereof and (iii) for liabilities and obligations arising out of or in connection with this Agreement or the Transactions.
(d)    Section 3.05(d) of the Company Disclosure Letter sets forth the following statutory statements, in each case together with the exhibits, schedules and notes thereto (collectively, the “Company Statutory Financial Statements”): (i) the annual statement of each Company Insurance Subsidiary as of and for the annual periods ended December 31, 2015 and December 31, 2014, in each case as filed with the Insurance Regulator of the jurisdiction of domicile of such Company Insurance Subsidiary, and (ii) the quarterly statements of each Company Insurance Subsidiary as of and for the quarterly periods ended March 31, 2016 and June 30, 2016, in each case, as filed with the Insurance Regulator of the jurisdiction of domicile of such Company Insurance Subsidiary. The Company Statutory Financial Statements have been prepared in accordance with the statutory accounting practices prescribed or permitted by the Insurance Regulator of the jurisdiction in which the applicable Company Insurance Subsidiary is domiciled (“SAP”) and present fairly, in all material respects, in accordance with SAP, the statutory financial position, results of operations, assets, liabilities, capital and surplus, changes in statutory surplus and cash flows of the Company Insurance Subsidiaries as at the respective dates of, and for the periods referred to therein.
SECTION 3.06.    Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to Parent’s stockholders or at the time of the Parent Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.
SECTION 3.07.    Absence of Certain Changes or Events.
(a)    Since December 31, 2015, there has not occurred any Company Material Adverse Effect.
(b)    From December 31, 2015 to the date hereof, (i) the business of the Company and the Company Subsidiaries has been conducted in the Ordinary Course of Business and (ii) neither the Company nor any Company Subsidiary has taken any action that, if taken after the date hereof, would constitute a breach of or require a consent under Section 6.01(a). The Company has not waived the benefits of, provided any consent under, permitted any noncompliance with, knowingly failed to enforce, or agreed to modify in any manner, any confidentiality, standstill or similar agreement to which the Company or any Company Subsidiary is a party. No confidentiality, standstill or similar agreement to which the Company or any Company Subsidiary is a party, or any covenant or other provision contained therein, has or will be terminated as a result of the execution and delivery hereof.

SECTION 3.08.    Properties. The Company or one of the Company Subsidiaries has good and valid title to, or in the case of leased property and leased tangible assets, a valid leasehold interest in, all of the Company’s material real properties and tangible assets, free and clear of all Liens other than (a) Liens for current taxes and assessments not yet past due or the amount or validity of which is being contested in good faith by appropriate proceedings, (b) mechanics’, workmen’s, repairmen’s, warehousemen’s and carriers’ Liens arising in the Ordinary Course of Business of the Company or such Company Subsidiary consistent with past practice and (c) any such matters of record, Liens and other imperfections of title that do not, individually or in the aggregate, materially impair the continued ownership, use and operation of the assets to which they relate in the business of the Company and the Company Subsidiaries as currently conducted (such Liens described in clauses (a)–(c), “Permitted Liens”) . This Section 3.08 does not relate to Company Intellectual Property, which is the subject of Section 3.09.
SECTION 3.09.    Intellectual Property. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, either the Company or a Company Subsidiary owns, or is licensed or otherwise possesses adequate rights to use (in the manner and to the extent it has used the same), all of the Company Intellectual Property and Company Technology. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) there are no pending or, to the Knowledge of the Company, threatened claims by any Person alleging infringement, misappropriation or dilution by the Company or any of the Company Subsidiaries of the intellectual property rights of any Person, (b) to the Knowledge of the Company, the conduct of the businesses of the Company and the Company Subsidiaries has not infringed, misappropriated or diluted, and does not infringe, misappropriate or dilute, any intellectual property rights of any Person and (c) to the Knowledge of the Company, no Person is infringing, misappropriating or diluting any Company Intellectual Property or Company Technology. The Company and the Company Subsidiaries have taken reasonable steps to protect the confidentiality of their trade secrets and the security of their computer systems and networks.
SECTION 3.10.    Information Technology; Security and Privacy. Except as has not had, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) since January 1, 2014, (i) there have been, to the Knowledge of the Company, no security breaches in the Company’s or any of the Company Subsidiaries’ information technology systems, and (ii) there have been no disruptions in any of the Company’s or the Company Subsidiaries’ information technology systems that adversely affected the Company’s or any of the Company Subsidiaries’ business or operations; and (b) the Company has established and is in compliance with a written information security program or programs covering the Company and the Company Subsidiaries that (i) includes safeguards for the security, confidentiality, and integrity of transactions and confidential or proprietary Company Data and (ii) is designed to protect against unauthorized access to the Company IT Systems, Company Data, and the systems of any Third Party service providers that have access to (A) Company Data or (B) Company IT Systems.

SECTION 3.11.    Contracts.
(a)    Section 3.11(a) of the Company Disclosure Letter sets forth a true and complete list, as of the date hereof, of (i) each of the Contracts to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or any of their assets or businesses are bound (and any amendments, supplements and modifications thereto) and (ii) to the Knowledge of the Company, each of the Contracts which AmRisc or any of its Affiliates has entered into on behalf of, or in respect of, business written on behalf of the Company or any Company Subsidiary, in each case, excluding insurance contracts or policies which AmRisc or any of its subsidiaries entered into on behalf of, or in respect of, business written on behalf of the Company or any Company Subsidiary in the Ordinary Course of Business.
(b)    To the Knowledge of the Company, all Contracts set forth or required to be set forth in Section 3.11(a) of the Company Disclosure Letter (collectively, the “Company Contracts”) are valid, binding and in full force and effect and are enforceable by the Company or the applicable Company Subsidiary (or in the case of Contracts described in Section 3.11(a)(ii), AmRisc) in accordance with their terms, except as limited by Laws affecting the enforcement of creditors’ rights generally, by general equitable principles or by the discretion of any Governmental Entity before which any Proceeding seeking enforcement may be brought and except for such failures to be valid, binding, in full force and effect or enforceable that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. The Company or the applicable Company Subsidiary has (or, to the Knowledge of the Company, in the case of Contracts described in Section 3.11(a)(ii), AmRisc and its Affiliates have) performed all material obligations required to be performed by it (or them, as applicable) under the Company Contracts, and it is (or, to the Knowledge of the Company, in the case of Contracts described in Section 3.11(a)(ii), AmRisc and its Affiliates are) not (with or without notice or lapse of time, or both) in breach or default in any material respect thereunder and, to the Knowledge of the Company, no other party to any Company Contract is (with or without notice or lapse of time, or both) in breach or default in any material respect thereunder. Since January 1, 2015, none of the Company or any of the Company Subsidiaries (or, to the Knowledge of the Company, AmRisc or any of its Affiliates) has received written notice of any actual or alleged violation of, or failure to comply with, any term or requirement of any Company Contract. As of the date of this Agreement, none of the Company or any of the Company Subsidiaries (or, to the Knowledge of the Company, AmRisc or any of its Affiliates) has received any written notice of a threatened or actual termination, cancellation, material limitation of, or material adverse modification or change in, any Company Contract or the business relationship of the Company, any of the Company Subsidiaries, AmRisc or any of its Affiliates with any one or more of the counterparties thereto. True and complete copies of all Company Contracts, together with all amendments, supplements and modifications thereto have been made available to Parent before the date hereof.
SECTION 3.12.    Permits. Section 3.12 of the Company Disclosure Letter sets forth a true and complete list of all material Permits held by the Company and the Company Subsidiaries (the “Company Permits”), and the Company has delivered to Parent accurate and complete copies of all Company Permits. All Company Permits are valid and in full force and effect, and collectively constitute all Permits necessary for the Company and each Company Subsidiary to own, lease or operate their properties and assets and to carry on their businesses and operations as now conducted, except where the failure to maintain as valid and in full force and effect, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, none of the Company Permits will be subject to revocation, withdrawal, suspension, termination, nonrenewal or modification as a result of the execution and delivery hereof or the execution and delivery of the Ancillary Agreements, the performance of the terms hereof or thereof or the consummation of the Transactions.
SECTION 3.13.    Insurance. Section 3.13 of the Company Disclosure Letter sets forth a true and complete list of all material errors & omissions insurance, directors & officers liability insurance, comprehensive general liability insurance and fiduciary insurance policies, as well as any such historic occurrence-based policies still in force (collectively, “Insurance Policies”) issued in favor of the Company or any of the Company Subsidiaries, or pursuant to which the Company or any of the Company Subsidiaries is a named insured or otherwise a beneficiary (the “Company Insurance Policies”). All Company Insurance Policies are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any period ending before the Closing Date) and provide insurance in such amounts and against such risks as are reasonable in accordance with industry practices or as is required by Law. Neither the Company nor any of the Company Subsidiaries is in material breach or default, and neither the Company nor any of the Company Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time or both, would constitute such a breach or default, or permit termination or modification, of any Company Insurance Policy. Since January 1, 2015, no notice of cancellation or termination has been received by the Company or any Company Subsidiary with respect to any Company Insurance Policy, nor will any such cancellation or termination result from the consummation of the Transactions. The Company and the Company Subsidiaries have given notice to each such insurer of all material claims that have arisen since January 1, 2015 and may be insured thereby.
SECTION 3.14.    Taxes.
(a)    The Company and each Company Subsidiary have timely filed, or have caused to be timely filed, all federal and state income Tax Returns and material state, local and foreign Tax Returns, in each case required to be filed by them (giving effect to all extensions), and all such Tax Returns are true, complete and accurate in all material respects.
(b)    All Taxes shown to be due on such Tax Returns, or otherwise owed by the Company or any Company Subsidiary, whether or not shown on any Tax Return, have been timely paid.
(c)    The Company and each Company Subsidiary has complied in all material respects with all rules and regulations relating to the withholding of Taxes.

(d)    Any Tax Returns referred to in clause (a) relating to federal or material state income Taxes have been examined by and settled with the United States Internal Revenue Service (“IRS”), or relevant state taxing authority, or have been closed by virtue of the expiration of the relevant statute of limitations, for all taxable periods ending on or before December 31, 2015.
(e)    No material issues that have been raised in writing, or proposed or threatened in writing, by the IRS or other relevant taxing authority in connection with the examination of the Tax Returns referred to in clause (a) are currently pending.
(f)    All material deficiencies asserted in writing or assessments made in writing relating to Taxes of the Company or any Company Subsidiary have been fully paid.
(g)    During the past three years, neither the Company nor any Company Subsidiary has been a distributing or controlled corporation in a transaction intended to qualify under Section 355 of the Code.
(h)    During the last five years, neither the Company nor any Company Subsidiary has participated in any “listed transaction” (as defined in U.S. Treasury Regulations §1.6011-4(b)(2)) that the Company or any Company Subsidiary is or was required to disclose to the IRS.
(i)    No requests for waivers of the time to assess any material Taxes of the Company or any Company Subsidiary are pending, and no extension or waiver of the applicable limitations period for the assessment or collection of any Taxes of the Company or any Company Subsidiary is in effect, and no extension of time within which to file any Tax Return of the Company or any Company Subsidiary is in effect.
(j)    There are no material Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of the Company or any Company Subsidiary.
(k)    Neither the Company nor any Company Subsidiary (i) has been a member of an affiliated, combined, consolidated, unitary or similar group filing a consolidated, combined, unitary or similar income Tax Return (other than a group the common parent of which is the Company) or (ii) has any material liability (including as a result of any agreement or obligation to reimburse or indemnify) for the Taxes of any other Person (other than the Company or any Company Subsidiary) under U.S. Treasury Regulation § 1.1502-6 (or any similar provision of state, local or foreign Tax Law), or as a transferee or successor.
(l)    For purposes of this Agreement:
“Taxes” means (i) any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or added minimum, ad valorem, value-added, transfer or excise tax, or other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty imposed by any Governmental Entity, and (ii) liability for amounts described in (i) as a result of being or having been a member of any group of corporations that files, will file, or has filed Tax Returns on a combined, consolidated or unitary basis, or as a result of being a transferee or successor, or otherwise.
“Tax Return” means any return, declaration, statement, report, schedule, form, information return or similar statement required to be filed with respect to any Tax, including any amended Tax return, claim for refund, or declaration of estimated Tax.
SECTION 3.15.    Tax Treatment. Neither the Company nor any Company Subsidiary has taken any action or failed to take any action or knows of any fact, agreement, plan or other circumstance, in each case that would, to the Knowledge of the Company, jeopardize the qualification of the Mergers, taken together, as a “reorganization” within the meaning of Section 368(a) of the Code, if they would otherwise so qualify.
SECTION 3.16.    Proceedings. Except for Proceedings of the type described in the second sentence of this Section 3.16 (irrespective of whether any such action, claim or Proceeding existed prior to or after the date hereof), there is no action, claim or Proceeding pending or, to the Knowledge of the Company, threatened against or affecting the Company, any Company Subsidiary any of their respective properties or assets, or any present or former officer, director or employee (in their capacity as an employee) of the Company or any Company Subsidiary, nor is there any Judgment outstanding against the Company, any Company Subsidiary any of their respective properties or assets, or any present or former officer, director or employee (in their capacity as an employee) of the Company or any Company Subsidiary that (a) relates to or involves more than $500,000, (b) seeks or imposes any material injunctive relief, (c) was commenced by a Governmental Entity or (d) has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. As of the date of this Agreement, there is no action, claim or Proceeding pending, or to the Knowledge of the Company, threatened against the Company or any Company Subsidiary that seeks to prevent, hinder, modify, delay or challenge the Transactions.
SECTION 3.17.    Compliance with Laws; Environmental Laws.
(a)    The Company and the Company Subsidiaries and their respective businesses are and have been since January 1, 2013 in compliance in all respects with all Laws and all Judgments applicable to the Company, any Company Subsidiary or any assets owned or used by any of them, except where the failure to be in compliance, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary has received any written communication during the past three years from a Governmental Entity that alleges that the Company or a Company Subsidiary or any of their respective businesses is not in compliance in any material respect with any Law that remains unresolved.
(b)    The Company and the Company Subsidiaries and their respective businesses are in compliance in all respects with applicable Environmental Laws, except where the failure to be in compliance, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. There are no material claims pursuant to any Environmental Law pending or, to the Knowledge of the Company, threatened against the Company or any Company Subsidiary.
(c)    To the Knowledge of the Company, (i) the Company, the Company Subsidiaries and their respective businesses are and have been since January 1, 2013 in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977 (the “Foreign Corrupt Practices Act”) and any other United States and foreign Laws concerning corrupting payments; (ii) since January 1, 2013, the Company and the Company Subsidiaries have not been investigated by any Governmental Entity with respect to, or been given notice by a Governmental Entity of, any violation by the Company of the Foreign Corrupt Practices Act or any other United States or foreign Laws concerning corrupting payments; and (iii) the Company and the Company Subsidiaries have an operational and effective Foreign Corrupt Practices Act/anti-corruption compliance program that includes, at a minimum, policies, procedures and training intended to enhance awareness of and compliance by the Company and the Company Subsidiaries with the Foreign Corrupt Practices Act and any other applicable Laws concerning corrupting payments.
SECTION 3.18.    Insurance Matters.
(a)    Section 3.18(a)(i) of the Company Disclosure Letter contains a true and complete list of each of the Company Subsidiaries which, by virtue of its operations and activities, is required to be licensed as an insurance company or reinsurance company (collectively, the “Company Insurance Subsidiaries”), together with the jurisdiction of domicile thereof and each jurisdiction in which each such Insurance Subsidiary is licensed to conduct the business of insurance or reinsurance. Except as set forth in Section 3.18(a) of the Company Disclosure Letter, none of the Company Insurance Subsidiaries is “commercially domiciled” (as such term is used in such jurisdiction’s insurance holding company statutes) in any other jurisdiction or is otherwise treated as domiciled under applicable Insurance Laws in a jurisdiction other than its jurisdiction of domicile set forth in its articles of incorporation or applicable organizational documents. Without limiting the generality of Section 3.12, each of the Company Insurance Subsidiaries and each of the Company Insurance Producers is licensed or authorized, to the extent required by Insurance Law, in each jurisdiction where it engages in business and where applicable, for each line of business written, marketed, sold or administered therein, except where the failure to be so licensed or authorized would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
(b)    Except as set forth in Section 3.18(b) of the Company Disclosure Letter or as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, all benefits due and payable under an insurance contract issued by or on behalf of any of the Company Insurance Subsidiaries have been paid in accordance with the terms of such insurance contract, except for such benefits for which a Company Insurance Subsidiary in its reasonable good faith discretion believes there is a basis to contest payment.
(c)    As of the date hereof, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, there are no unpaid claims or assessments made against any Company Insurance Subsidiary, whether or not due, by any insurance guaranty association (in connection with that association’s fund relating to insolvent insurers), risk sharing plan, joint underwriting association, residual market facility, assigned risk pool or similar arrangement, in each case that are not reflected in the Company Financial Statements.
(d)    Except as set forth in Section 3.18(d) of the Company Disclosure Letter or as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, all policies, binders, slips, certificates and other agreements of insurance in effect as of the date hereof (including all applications, endorsements, supplements, riders and ancillary agreements in connection therewith) issued by any Company Insurance Subsidiary, and any and all marketing materials, agent agreements, broker agreements, service contracts, and managing general agent agreements to which the Company or any of the Company Subsidiaries is a party, are, to the extent required under applicable Laws, on forms approved by the applicable Insurance Regulators or have been filed with and not objected to by such Insurance Regulators within the period provided for objection, and all of such forms comply with the Insurance Laws except for such failures to comply with Law that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. As to premium rates established by any Company Insurance Subsidiary, which are required to be filed with or approved by any Insurance Regulators, the rates have been so filed or approved, the premiums charged conform thereto, and such premiums comply with the Insurance Laws except for such failures to comply that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
(e)    Since January 1, 2013, each of the Company Insurance Subsidiaries and each of the Company Insurance Producers has duly and timely filed all reports or other filings required to be filed with any Insurance Regulator in the manner prescribed therefor under applicable Insurance Laws, and no Insurance Regulator has asserted in writing to the Company or any Company Insurance Subsidiary any material deficiency or violation with respect thereto, except as has been cured or resolved to the satisfaction of such Insurance Regulator, or except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Without limiting the foregoing, each of the transactions between or among Company Insurance Subsidiaries and their affiliates, and all Contracts and transactions in effect between any Company Insurance Subsidiary and any affiliate that are required to be filed with, and approved or non-disapproved by, an Insurance Regulator under the applicable insurance holding company statutes or other applicable Insurance Laws, have been filed with such applicable Insurance Regulator, and the applicable Company Insurance Subsidiary has obtained any required approvals or deemed approvals of Insurance Regulators with respect thereto, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
(f)    Neither the Company nor any of the Company Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar written undertaking to, or is subject to any order or directive by, or is a recipient of any supervisory letter from, or has adopted any board resolutions at the request of any Governmental

Entity (each, a “Regulatory Agreement”), that materially restricts the conduct of its business or that in any other manner relates to its capital adequacy or its underwriting policies, nor has the Company or any of the Company Subsidiaries been advised in writing by any Governmental Entity that it is considering issuing or requesting any Regulatory Agreement.
(g)    From January 1, 2013 through the date hereof, the Company has not received written notice from any reinsurer party to a Company Reinsurance Agreement of any anticipated default under the terms of the applicable Company Reinsurance Agreement that would, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect. Except as set forth in Section 3.18(g) of the Company Disclosure Letter, as of the date hereof there are no disputes under any Company Reinsurance Agreement except for such disputes that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. All Company Insurance Subsidiaries are entitled under SAP to take full credit in their Company Statutory Financial Statements for all amounts reflected therein that are recoverable by them under any Company Reinsurance Agreements pursuant to which they are cedants.
(h)    Prior to the date hereof, the Company has delivered or made available to Parent a true and complete copy of any material actuarial reports in the Company’s possession and prepared by actuaries, independent or otherwise, with respect to any Company Insurance Subsidiary for all periods beginning on or after January 1, 2013 through the date hereof, and all material attachments, addenda, supplements and modifications thereto to the extent in the Company’s possession (the “Company Actuarial Analyses”). The information and data furnished by the Company or any Company Subsidiary to their independent actuaries in connection with the preparation of the Company Actuarial Analyses were accurate in all material respects for the periods covered in such reports. The aggregate insurance policy reserves for claims, losses (including incurred but not reported losses), loss adjustment expenses (whether allocated or unallocated), and unearned premium for each Company Insurance Subsidiary, as reflected in the Company Statutory Financial Statements (collectively, the “Company Insurance Reserves”), (i) were determined in all material respects in accordance with generally accepted actuarial standards (except as otherwise noted in the Company Statutory Financial Statements and notes thereto included in such Company Statutory Financial Statements); (ii) were computed on the basis of methodologies consistent in all material respects with those used in computing the corresponding reserves in the prior fiscal years (except as otherwise noted in the Company Statutory Financial Statements and notes thereto included in such Company Statutory Financial Statements) and (iii) satisfied the requirements of Insurance Law in all material respects. Notwithstanding the foregoing or anything else contained in this Agreement, the Company and its representatives are not making any representation or warranty in this Agreement in respect of the adequacy or sufficiency of the Company Insurance Reserves of the Company or the Company Insurance Subsidiaries or of the collectability of reinsurance.
(i)    The Company has provided Parent with a complete list of all bonds, structured securities, stocks and other investments that were carried on the books and records of the Company and the Company Subsidiaries as of April 30, 2016 (such bonds, structured securities, stocks and other investments, together with all bonds, structured securities, stocks and other investments acquired by the Company and the Company Subsidiaries between such date and the date hereof, the “Company Investment Assets”). Except for Company Investment Assets sold in the Ordinary Course of Business, in compliance with the Company Investment Guidelines or as permitted or otherwise contemplated by this Agreement, each of the Company and the Company Subsidiaries, as applicable, has good and marketable title to all of the material Company Investment Assets it purports to own, free and clear of all Liens other than Permitted Liens. The Company has made available to Parent prior to the execution of this Agreement a true and complete copy of the investment guidelines of the Company and the Company Subsidiaries in place as of the date hereof with respect to the investment of the Investment Assets (the “Company Investment Guidelines”). To the Knowledge of the Company, the composition of the Company Investment Assets complies in all material respects with applicable Law and the Company Investment Guidelines.
(j)    The Company has made available to Parent true and complete copies of all written analyses and reports submitted by any Company Insurance Subsidiary to any Insurance Regulator during the past thirty-six (36) months relating to risk-based capital calculations and Insurance Regulatory Information System ratios as determined by the National Association of Insurance Commissioners, and no Insurance Regulator has asserted to the Company or any of the Company Subsidiaries in writing any deficiency or violation with respect thereto, except as has been cured or resolved to the satisfaction of such Insurance Regulator, or except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. As of the date hereof, neither the Company nor any of the Company Insurance Subsidiaries has been notified by any Company Specified Producer or Insurance Regulator in writing of any material non-compliance by any Company Specified Producer with applicable Insurance Laws (including laws, regulations, directives and opinions of Insurance Regulators relating to the soliciting, marketing, administering, negotiating sale or production of the Company’s and the Company Insurance Subsidiaries’ products) in connection with the distribution of insurance policies or contracts issued by a Company Insurance Subsidiary.
(k)    To the Knowledge of the Company, each insurance agent, general agent, agency, producer, broker, reinsurance intermediary, program manager, managing general agent, third party administrator, marketer, wholesaler and managing general underwriter that wrote, sold, produced or managed a material amount of insurance business since January 1, 2014 for one or more of the Company Insurance Subsidiaries (each, a “Company Producer”) was, to the extent required by applicable Law, duly licensed for the type of activity and business conducted or written, sold, produced, underwritten or managed for or on behalf of the Company Insurance Subsidiaries. To the Knowledge of the Company, since January 1, 2014, no Company Producer has materially violated or is currently in violation in any material respect of any term or provision of any Law applicable to the writing, sale, production or underwriting of business for the Company Insurance Subsidiaries, except for such failures or such violations that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
(l)    Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, each Company Producer was appointed and compensated by the Company or the Company Subsidiaries in compliance in all respects with applicable Insurance Law. None of the Company or any of the Company Insurance Subsidiaries has received written notice of any material disputes with any current or former Company Producer concerning commissions, except for such disputes that (i) have been settled or otherwise fully resolved, or (ii) if resolved fully in the Company Producer’s favor, would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. As of the date hereof, no Company Producer accounting individually for 10% or more of the total gross premiums of all of the Company Insurance Subsidiaries for the year ended December 31, 2015, has indicated to the Company or the Company Insurance Subsidiaries in writing or, to the Knowledge of the Company, orally that such Company Producer will be unable or unwilling to continue its relationship as a Company Producer with any Company Insurance Subsidiary.
SECTION 3.19.    Absence of Changes in Benefit Plans and Agreements. Since December 31, 2015 through the date hereof, there has not been (i) any adoption or amendment by the Company or any Company Subsidiary of any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, equity or equity-based incentive, phantom stock, retirement, directors’ compensation, holiday pay, vacation, severance, sick leave, disability, death benefit, hospitalization, medical, fringe benefit, insurance or other plan, arrangement or understanding (whether or not legally binding), in each case established or maintained by the Company, any Company Subsidiary or any of their respective ERISA Affiliates or as to which the Company, any Company Subsidiary or any of their respective ERISA Affiliates has contributed or otherwise may have any liability (collectively, “Company Benefit Plans”) or (ii) any entering into or amendment of any employment, incentive compensation, retention, consulting, indemnification, severance or termination, or other similar Contract between the Company or any Company Subsidiary and any current or former employee, executive officer, director or consultant of the Company or any Company Subsidiary (collectively, the “Company Benefit Agreements”). Neither the Company nor any Company Subsidiary maintains or has any obligation or liability under any general severance plan or policy.
SECTION 3.20.    ERISA Compliance; Excess Parachute Payments.
(a)    Section 3.20(a) of the Company Disclosure Letter contains a list of all Company Benefit Plans and Company Benefit Agreements, including any “employee pension benefit plans” (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974 (“ERISA”)) (“Company Pension Plans”) and “employee welfare benefit plans” (as defined in Section 3(1) of ERISA). Each Company Benefit Plan and Company Benefit Agreement has been administered in material compliance with its terms and with the requirements of Law, including ERISA and the Code. No action, claim or Proceeding is pending or, to the Knowledge of the Company, threatened with respect to any Company Benefit Plan or Company Benefit Agreement that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. All contributions required to be made to each Company Benefit Plan and Company Benefit Agreement have been timely made and all obligations in respect of each Company Benefit Plan and Company Benefit Agreement have been properly accrued and reflected on the Company’s financial statements that would not result in a material liability to the Company. The Company has made available to Parent true, complete and correct copies of (i) each Company Benefit Plan and Company Benefit Agreement and all amendments thereto (or, in the case of any unwritten Company Benefit Plan or Company Benefit Agreement, a description thereof), (ii) with respect to each Company Benefit Plan, to the extent applicable, for the two most recent plan years (A) the annual report on Form 5500 and attached schedules, (B) audited financial statements of such Company Benefit Plan and (C) actuarial valuation reports, (iii) the most recent summary plan description for each Company Benefit Plan (or other written explanation provided to employees in the case of a Company Benefit Plan for which such summary plan description is not required), (iv) the most recent determination or opinion letter, if any, issued by the IRS with respect to any Company Benefit Plan intended to be qualified under Section 401(a) of the Code, (v) any request for a determination currently pending before the IRS, (vi) all correspondence with the IRS, the Department of Labor, the SEC, Pension Benefit Guaranty Corporation or other Governmental Entity relating to any outstanding controversy or audit relating to a Company Benefit Plan or Company Benefit Agreement, and (vii) each trust, insurance, administrative or group annuity contract relating to any Company Benefit Plan.
(b)    All Company Pension Plans that are intended to be qualified under Section 401(a) of the Code are so qualified and have been the subject of determination or opinion letters from the IRS to the effect that such Company Pension Plans are so qualified and all related trusts that are intended to be exempt from federal income taxes under Section 501(a) of the Code have been the subject of determination or opinion letters from the IRS to the effect that such trusts are so exempt, and no such determination or opinion letter has been revoked nor, to the Knowledge of the Company, has revocation been threatened or any fact or event occurred that would reasonably be expected to adversely affect the qualified status of any such Company Pension Plan or the exempt status of any such trust, nor has any such Company Pension Plan been amended since the date of its most recent determination or opinion letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs. Neither the Company nor any Company Subsidiary has any liability or obligation under any Company Benefit Plan or Company Benefit Agreement to provide benefits after termination of employment to any current or former employee (including retirees) or dependent other than as required by Section 4980B of the Code. None of the Company, any Company Subsidiary or any of their respective ERISA Affiliates has any liability for a failure to comply with Section 4980B of the Code or Part 6 of Subtitle B of Title I of ERISA.
(c)    None of the Company, any Company Subsidiary or any of their respective ERISA Affiliates currently maintains, contributes to or has any liability under or, at any time during the past six (6) years has maintained or contributed to, any plan which is subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA. None of the Company, any Company Subsidiary or any of their respective ERISA Affiliates currently maintains, contributes to or has any liability under or, at any time during the past six (6) years has maintained or contributed to, any multiemployer plan (as defined in Section 4001(a)(3) of ERISA) or multiple employer plan (as described in Section 413 of the Code). None of the Company, any Company Subsidiary, any officer of the Company, or any Company Subsidiary, any of the Company Benefit Plans which are subject to ERISA, including the Company Pension

Plans, any trusts created thereunder or any trustee or administrator thereof, has engaged in a “prohibited transaction” (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility. No Company Benefit Plan is or has been funded by, associated with or related to a voluntary employees’ beneficiary association (within the meaning of Section 501(c)(9) of the Code). No Company Benefit Plan holds the stock of the Company or any Company Subsidiary as a plan asset.
(d)    Neither AmRisc nor any other Person that is not a Company Subsidiary is an ERISA Affiliate with respect to the Company or any Company Subsidiary.
(e)    No Company Benefit Plan or Company Benefit Agreement is subject to or governed by the Laws of any jurisdiction other than the United States.
(f)    With respect to any arrangement of the Company or any Company Subsidiary that is subject to Section 409A of the Code, (i) the written terms of such arrangement has at all times since January 1, 2013 been in material compliance with, and (ii) such arrangement has, at all times while subject to Section 409A of the Code, been operated in material compliance with, Section 409A of the Code and all applicable guidance thereunder. Neither the Company nor any Company Subsidiary has any obligation to provide any gross-up payment to any individual with respect to any income tax, additional tax or interest charge imposed pursuant to Section 409A of the Code.
(g)    With respect to any Company Benefit Plan that is an employee welfare benefit plan, (i) no such Company Benefit Plan is unfunded or funded through a “welfare benefits fund” (as such term is defined in Section 419(e) of the Code) and (ii) each such Company Benefit Plan that is a “group health plan” (as such term is defined in Section 5000(b)(1) of the Code) complies with the applicable requirements of Section 4980B(f) of the Code.
(h)    No amount that could be received (whether in cash or property or the vesting of property) as a result of the Mergers and any other Transactions by any employee, officer or director of the Company or any of its Affiliates who is a “disqualified individual” (as such term is defined in U.S. Treasury Regulation Section 1.280G-1), either alone or together with any other event, would be characterized as a “parachute payment” (as defined in Section 280G of the Code). Neither the Company nor any Company Subsidiary has any obligation to provide any gross-up payment to any individual with respect to any income tax, additional tax or interest charge imposed pursuant to Section 4999 of the Code.
(i)    The execution, delivery and performance by the Company of this Agreement do not, and the consummation of the Mergers and the other Transactions and compliance with the terms hereof and thereof will not (i) entitle any employee, officer or director of the Company or any Company Subsidiary to any severance, transaction bonus, retention or other payment, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any Company Benefit Plan or Company Benefit Agreement or (iii) result in any breach or violation of, or a default under, any Company Benefit Plan or Company Benefit Agreement.

SECTION 3.21.    Employee and Labor Matters. Neither the Company nor any Company Subsidiary is a party to any collective bargaining Contract or any labor Contract. Neither the Company nor any Company Subsidiary has engaged in any unfair labor practice or violation of state or local labor, wage and hour, or employment laws with respect to any Persons employed by or otherwise performing services primarily for the Company or any Company Subsidiary (the “Company Business Personnel”), and there is no material unfair labor practice complaint or grievance or other administrative or judicial complaint, action or investigation pending or, to the Knowledge of the Company, threatened in writing against the Company or any of the Company Subsidiaries by the National Labor Relations Board, any comparable state or federal agency, or any other Third Party with respect to the Company Business Personnel. There is no labor strike, dispute, slowdown or stoppage pending or, to the Knowledge of the Company, threatened against or affecting the Company or any Company Subsidiary which may interfere with the respective business activities of the Company or any Company Subsidiary. Section 3.21 of the Company Disclosure Letter sets forth as of the date hereof each employee of the Company or any Company Subsidiary.
SECTION 3.22.    Affiliated Persons. Except as set forth in Section 3.22 of the Company Disclosure Letter and except pursuant to the AmRisc Agreements, (a) the Company Contracts do not include any obligation or commitment between the Company or any Company Subsidiary, on the one hand, and any Affiliated Person, on the other hand, (b) the assets of the Company and the Company Subsidiaries do not include any receivable or other obligation or commitment from an Affiliated Person to the Company or any Company Subsidiary and (c) the liabilities of the Company and the Company Subsidiaries do not include any payable or other obligation or commitment from the Company or any Company Subsidiary to any Affiliated Person. Section 3.22 of the Company Disclosure Letter sets forth each Contract between the Company or any Company Subsidiary, on the one hand, and an Affiliated Person, on the other hand (each, an “Affiliated Person Contract”). For purposes of this Agreement, the term “Affiliated Person” means (i) any record or beneficial owner of capital stock or other equity securities of the Company, the Sole Stockholder, any member of the Sole Stockholder, (ii) any director or officer of the Company, the Sole Stockholder, any member of the Sole Stockholder, (iii) other than the Company Subsidiaries and AmRisc, any Person that directly or indirectly controls, is controlled by or is under common control with the Company, the Sole Stockholder or (iv) any member of the immediate family of any of such Persons. For the avoidance of doubt, neither AmRisc and its subsidiaries nor BB&T and its subsidiaries shall be considered an Affiliated Person.
SECTION 3.23.    Brokers. No broker, investment banker, financial advisor or other Person, other than TigerRisk Partners, LLC and Willis Towers Watson and their respective affiliates, the fees and expenses of which will be paid by the Company, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Mergers or the other Transactions based upon arrangements made by or on behalf of the Company.

SECTION 3.24.    AmRisc. To the Knowledge of the Company:
(a)    AmRisc has, and will continue to have, the financial, operational and other capabilities to perform its obligations under the AmRisc Agreements as performed during the six month period prior to the date hereof in all material respects;
(b)    AmRisc owns or has valid licenses to use the assets necessary to perform its obligations under the AmRisc Agreements as performed during the six month period prior to the date hereof in all material respects;
(c)    AmRisc and its subsidiaries are and have been since January 1, 2013 in compliance in all respects with all Laws and all Judgments applicable to any of them or any assets owned or used by any of them, except where the failure to be in compliance, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect;
(d)    neither AmRisc nor any of its subsidiaries has received any written communication during the past three years from a Governmental Entity that alleges that AmRisc or any of its subsidiaries is not in compliance in any material respect with any Law; and
(e)    there is no action, claim or Proceeding pending or threatened, against or affecting AmRisc or any of its subsidiaries or any of its or their respective properties or assets, or any present or former officer, director or employee (in their capacity as an employee) of AmRisc or any of its subsidiaries, nor is there any Judgment outstanding against AmRisc, any of its subsidiaries, any of its or their respective properties or assets, or any present or former officer, director or employee (in their capacity as an employee) of AmRisc or any of its subsidiaries that (i) relates to or involves more than $500,000, (ii) seeks or imposes any material injunctive relief, (iii) was commenced by a Governmental Entity or (iv) has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(f)    All services provided by AmRisc or any of its Subsidiaries to the Company or any of its Subsidiaries are provided under the MGA and are paid for by the Company pursuant to the terms of the MGA and no other services have been provided to the Company or any of its Subsidiaries by AmRisc or any of its Subsidiaries.

ARTICLE IV

Representations and Warranties of the
Sole Stockholder and Sole Stockholder Member Parties
Except as disclosed in the Company Disclosure Letter, which shall be arranged in numbered and lettered sections corresponding to the numbered and lettered sections contained in Article III and this Article IV, and the disclosure of any item in any section or subsection of the Company Disclosure Letter shall be deemed to qualify other sections in Article III and this

Article IV to the extent (and only to the extent) that it is reasonably apparent on the face of such disclosure that such disclosure also qualifies or applies to such other sections, the Sole Stockholder and Sole Stockholder Member Parties severally, and not jointly, represent and warrant to Parent, Merger Sub and Merger LLC as follows (it being understood that no Sole Stockholder Member Party is making any representation or warranty with respect to the Sole Stockholder, including the representations and warranties in Section 4.01, Section 4.02(a) or Section 4.05, or any other Sole Stockholder Member, and the Sole Stockholder is not making any of the representations and warranties with respect to any Sole Stockholder Member, including the representations and warranties in Section 4.02(b)):
SECTION 4.01.    Organization, Standing and Power. The Sole Stockholder is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has all requisite limited liability company power and authority to conduct its businesses as presently conducted. The Sole Stockholder is duly qualified and in good standing to do business in each jurisdiction in which the conduct or nature of its business or the ownership, leasing or holding of its properties make such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.
SECTION 4.02.    Capital Stock.
(a)    Section 4.02(a) of the Company Disclosure Letter sets forth each record and beneficial owner of any outstanding membership interests, units and other securities of the Sole Stockholder and the number of interests, units and securities owned by such person as of the date hereof. As of the date hereof, all of the outstanding equity securities and other securities of the Sole Stockholder are owned of record and beneficially by the Sole Stockholder Members free and clear of all Liens. Except as set forth above, no membership interests, units or other securities of the Sole Stockholder, are reserved for issuance or outstanding. All securities of the Sole Stockholder of Company are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of Law or the organizational documents of, or any Contract to which the Sole Stockholder or any member of the Sole Stockholder is a party to or otherwise bound. Except as set forth above, there are not any options, warrants, calls, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Sole Stockholder or any member of the Sole Stockholder is a party or by which any of them is bound (A) obligating the Sole Stockholder to issue, deliver or sell, or cause to be issued, delivered or sold, equity securities or other equity interests in, or any security convertible into or exercisable or exchangeable for any capital stock of or other equity interest in, the Sole Stockholder, (B) obligating the Sole Stockholder to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (C) obligating any Sole Stockholder Member to transfer, pledge or otherwise dispose of any of its securities in the Sole Stockholder, other than issuances that constitute Transfers to Permitted Transferees or are in connection with the exercise of options granted by the Sole Stockholder prior to the date hereof. Except as set forth on Section 4.02(a) of the Company Disclosure Letter, the Sole Stockholder is not party to, and none of the Sole Stockholder Members with respect to the Sole Stockholder is party to, any partnership, joint venture, stockholder, proxy or voting agreement. Copies of all such agreements and proxies in effect as of the date hereof, and all operating agreements, trust agreements and similar instruments of the Sole Stockholder have been provided to Parent prior to the date hereof.
(b)    Section 4.02(b) of the Company Disclosure Letter sets forth each record and beneficial owner of any outstanding membership interests, units and other securities of such Sole Stockholder Member Party as of the date hereof. As of the date hereof, all of the outstanding equity securities and other securities of such Sole Stockholder Member Party are owned of record and beneficially by the natural persons set forth on Section 4.02(b) of the Company Disclosure Letter free and clear of all Liens. As of the date hereof, except as set forth above, no membership interests, units or other securities of such Sole Stockholder Member Party are reserved for issuance or outstanding. As of the date hereof, all securities of such Sole Stockholder Member Party are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of Law or the organizational documents of, or any Contract to which such Sole Stockholder Member Party or, to the knowledge of such Sole Stockholder Member Party, any person set forth on Section 4.02(b) of the Company Disclosure Letter is a party to or otherwise bound. Except as set forth above, there are not any options, warrants, calls, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which such Sole Stockholder Member Party is a party or by which any of them is bound (A) obligating such Sole Stockholder Member Party to issue, deliver or sell, or cause to be issued, delivered or sold, equity securities or other equity interests in, or any security convertible into or exercisable or exchangeable for any capital stock of or other equity interest in, such Sole Stockholder Member Party, (B) obligating such Sole Stockholder Member Party to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (C) obligating any person set forth on Section 4.02(b) of the Company Disclosure Letter to transfer, pledge or otherwise dispose of any of its securities in the Sole Stockholder. Except as set forth on Section 4.02(b) of the Company Disclosure Letter, such Sole Stockholder Member Party is not party to any partnership, joint venture, stockholder, proxy or voting agreement. Copies of all such agreements and proxies, and all operating agreements, trust agreements and similar instruments of such Sole Stockholder Member Party, have been provided to Parent prior to the date hereof.
SECTION 4.03.    Authority; Execution and Delivery; Enforceability. Such Company Party has full power and authority to execute and deliver this Agreement and the Company Ancillary Agreements to which it, he or she is a party, to perform and comply with each of their respective obligations under this Agreement and such Company Ancillary Agreements and to consummate the Transactions, and no vote of holders of any securities of the Sole Stockholder or any Sole Stockholder Member Party (in each case, other than Peed, who has provided such approval) is necessary to approve this Agreement, the Company Ancillary Agreements, the

Mergers or the other Transactions. The execution and delivery by such Company Party hereof and thereof, the performance and compliance by such Company Party with each of its obligations herein and therein and the consummation by such Company Party of the Transactions have been duly authorized by all necessary action on the part of such Company Party, subject, in the case of the First Merger, to receipt of the Company Stockholder Approval. Such Company Party has duly executed and delivered this Agreement and the Signing Date Company Ancillary Agreements and, (i) assuming the due authorization, execution and delivery by Parent, Merger Sub and Merger LLC of this Agreement, this Agreement constitutes a legal, valid and binding obligation of such Company Party, enforceable against it, him or her in accordance with its terms and (ii) assuming the due authorization, execution and delivery by Parent of such Signing Date Company Ancillary Agreements to which Parent is a party, such Signing Date Company Ancillary Agreements constitutes a legal, valid and binding obligation of such Company Party, enforceable against it, him or her in accordance with their respective terms, except in the case of clause (i) and (ii) as limited by Laws affecting the enforcement of creditors’ rights generally, by general equitable principles or by the discretion of any Governmental Entity before which any Proceeding seeking enforcement may be brought.
SECTION 4.04.    No Conflicts; Consents.
(a)    The execution and delivery by such Company Party of this Agreement does not, and the execution and delivery by such Company Party of the Company Ancillary Agreements to which it is a party and the consummation of the Mergers and the other Transactions and compliance with and performance of the terms hereof and thereof will not result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of consent or any right of termination, cancellation, acceleration or material modification of any obligation or right, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary under, any provision of (i) the organizational documents of the Sole Stockholder, (ii) any Contract or Company Benefit Plan to which the Sole Stockholder is a party or by which any of its properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 3.04(b), any Judgment or Law applicable to the Sole Stockholder or its properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect or materially impair the ability of such Company Party to perform its, his or her obligations hereunder or prevent or unreasonably delay the consummation of any of the Transactions.
(b)    No consent, approval, waiver, license, permit, franchise, authorization or Judgment (“Consent”) of, or registration, declaration, notice, report, submission or other filing (“Filing”) with, any Governmental Entity is required to be obtained or made by or with respect to such Company Party in connection with the execution, delivery of this Agreement or any of the Company Ancillary Agreements to which such Company Party is a party or the performance hereof or thereof or the consummation of the Transactions by such Person, other than the filings and other matters referred to in Section 3.04(b) and such other Consents and Filings the failure of which to obtain or make has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or materially impair the ability of such

Company Party to perform its, his or her obligations hereunder or prevent or unreasonably delay the consummation of any of the Transactions.
SECTION 4.05.    Financial Statements; Undisclosed Liabilities.
(a)    The consolidated financial statements of the Sole Stockholder attached to Section 4.05(a) to the Company Disclosure Letter (including, in each case, any notes or schedules thereto) and all related compilations, reviews and other reports issued by the Sole Stockholder’s accountants with respect thereto (the “Sole Stockholder Financial Statements”), comply as to form in all material respects with applicable accounting requirements. The Sole Stockholder Financial Statements fairly present in all material respects the financial condition and the results of operations, cash flows and changes in stockholders’ equity of the Sole Stockholder (on a consolidated basis) as of the respective dates of and for the periods referred to in the Sole Stockholder Financial Statements, and were prepared in accordance with GAAP, subject, in the case of interim Sole Stockholder Financial Statements, to normal year-end adjustments and the absence of notes.
(b)    The Sole Stockholder maintains internal accounting controls sufficient, in light of its size, operations and industry, to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) accounts, notes and other receivables and inventory are recorded accurately.
(c)    The Sole Stockholder does not have any liabilities or obligations of any nature (whether absolute or contingent, asserted or unasserted, known or unknown, primary or secondary, direct or indirect, and whether or not accrued) that are required by GAAP to be reflected on a consolidated balance sheet of the Sole Stockholder or in the notes thereto that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, except (i) as disclosed, reflected or reserved against in the most recent audited balance sheet included in the Sole Stockholder Financial Statements or the notes thereto, (ii) for liabilities and obligations incurred in the Ordinary Course of Business since the date of the most recent audited balance sheet included in the Sole Stockholder Financial Statements and not in violation hereof and (iii) for liabilities and obligations arising out of or in connection with this Agreement or the Transactions.
SECTION 4.06.    Investment Intent; Investment Experience; Ownership of Parent Common Stock.
(a)    The Sole Stockholder and each Sole Stockholder Member Party will acquire shares of Parent Common Stock as set forth in this Agreement for the purpose of investment and not with a view to, or for resale in connection with, the distribution thereof in violation of applicable federal or state securities laws. The Sole Stockholder and each Sole Stockholder Member Party acknowledges that the acquisition of the shares of Parent Common Stock hereunder has not been registered under the Securities Act or any state securities laws, and that such Parent Common Stock may not be sold, transferred, offered for sale, pledged, hypothecated, or otherwise disposed of without registration under the Securities Act, pursuant to an exemption from the Securities Act or in a transaction not subject thereto. In this regard, the Sole Stockholder and each Sole Stockholder Member Party is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. The Sole Stockholder and each Sole Stockholder Member Party further understands that the resale of shares of Parent Common Stock to be issued pursuant to this Agreement will be subject to the terms and provisions of the Stockholders Agreement. The Sole Stockholder and each Sole Stockholder Member Party is an “Accredited Investor” as that term is defined in Rule 501 of Regulation D of the Securities Act. The Sole Stockholder and each Sole Stockholder Member Party (i) has such knowledge and experience in financial and business matters as are necessary to evaluate the risks and merits of an investment in Parent Common Stock, and is capable of bearing the entire loss of its investment in Parent Common Stock, (ii) confirms that Parent has made available to the Sole Stockholder and each Sole Stockholder Member Party all materials relating to the business, finances and operations of Parent and materials relating to the offer and sale of the Parent Common Stock which have been requested by the Sole Stockholder or any Sole Stockholder Member Party and (iii) has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its investment in Parent Common Stock.
(b)    None of the Sole Stockholder, the Sole Stockholder Member Parties or any Affiliate thereof owns beneficially or of record any shares of Parent Common Stock or has any right to vote or control the vote of any shares of Parent Common Stock.
ARTICLE V

Representations and Warranties of Parent, Merger Sub and Merger LLC
Except as disclosed (i) in the Parent SEC Documents filed with the SEC and publicly available on the SEC’s EDGAR website prior to the date of this Agreement (excluding any risk factor disclosures contained under the heading “Risk Factors,” any disclosure of risks included in any “forward-looking statements” disclaimer or any other disclosure of risks or any other statements that are predictive or forward-looking in nature); provided, however, that any disclosures in such Parent SEC Documents that are the subject of this clause (i) shall be deemed to qualify a representation or warranty only if the relevance of such disclosure to such representation or warranty is reasonably apparent on the face of such disclosure; provided, further, that the disclosures in the Parent SEC Documents shall not be deemed to qualify any representations or warranties made in Section 5.02(a), Section 5.03, Section 5.22 or Section 5.23 or (ii) in the disclosure letter delivered by Parent to the Company and the Sole Stockholder immediately prior to the execution of this Agreement (the “Parent Disclosure Letter”), which shall be arranged in numbered and lettered sections corresponding to the numbered and lettered sections contained in this Article V, and the disclosure of any item in any section or subsection of the Parent Disclosure Letter shall be deemed to qualify other sections in this Article V to the extent (and only to the extent) that it is reasonably apparent on the face of such disclosure that such disclosure also qualifies or applies to such other sections, Parent, Merger Sub and Merger LLC jointly and severally represent and warrant to the Company Parties as follows:
SECTION 5.01.    Organization, Standing and Power.
(a)    Each of Parent and its Parent Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has all requisite corporate, limited liability, partnership or other entity power and authority to conduct its businesses as presently conducted. Section 5.01(a) of the Parent Disclosure Letter lists each Parent Subsidiary and its jurisdiction of organization. Each of Parent and the Parent Subsidiaries is duly qualified and in good standing to do business in each jurisdiction in which the conduct or nature of its business or the ownership, leasing or holding of its properties make such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect. For purposes of this Agreement, “Parent Subsidiary” means any subsidiary of Parent and “Significant Parent Subsidiary” means any Parent Subsidiary that constitutes a “significant subsidiary” within the meaning of Rule 1-02 of Regulation S‑X of the SEC.
(b)    Parent has made available to the Company true and complete copies of the articles of continuance of Parent (the “Parent Charter”), the by-laws of Parent, as amended to the date of this Agreement (as so amended, the “Parent By‑laws‑”), the articles of incorporation and by-laws of Merger Sub, and the limited liability company agreement (or other organizational documents) of Merger LLC, in each case as amended to the date of this Agreement, and the comparable charter and organizational documents of each other Significant Parent Subsidiary, in each case as amended to the date of this Agreement.
SECTION 5.02.    Capital Stock of Parent and the Parent Subsidiaries.
(a)    The authorized capital stock of Parent consists of 50,000,000 shares of Parent Common Stock and 1,000,000 shares of Parent Preferred Stock. At the close of business on August 15, 2016, (i) 21,812,916 shares of Parent Common Stock were issued and outstanding (including 169,202 restricted shares subject to forfeiture), (ii) 212,083 shares of Parent Common Stock are held in the treasury of Parent, (iii) 691,137 additional shares of Parent Common Stock were reserved for issuance under the Parent Stock Plans, (vi) 125,000 shares of Parent Preferred Stock, designated as “Series A Junior Participating Preferred Stock”, were reserved for issuance under the Parent Rights Agreement, and (vii) no shares of Parent Preferred Stock were issued and outstanding. The Parent Common Stock to be issued in connection with the First Merger will, when issued pursuant to the First Merger, be duly and validly issued as fully paid and non-assessable common shares in the capital of Parent and be free and clear of any Liens applicable to Parent. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share, all of which have been validly issued, are fully paid and nonassessable and are owned by Parent free and clear of any Lien. Except as set forth above, as of the date of this Agreement, no shares of capital stock or other voting securities of Parent were issued, reserved for issuance or outstanding. The issued and outstanding membership interests of Merger LLC consist solely of membership interests owned as of such time directly by Parent free and clear of any Lien. All outstanding shares of Parent Common Stock and all the outstanding shares of capital stock of each Significant Parent Subsidiary are, and all such shares that may be issued prior to the First Effective Time will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of Law, the Parent Charter, the Parent By‑laws, the certificate or articles of incorporation or by-laws (or comparable charter and organizational documents) of any such Significant Parent Subsidiary or any Contract to which Parent or any Significant Parent Subsidiary is a party or otherwise bound. There are not any bonds, debentures, notes or other Indebtedness of Parent or any Significant Parent Subsidiary having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) on any matters on which holders of common stock of Parent or any Significant Parent Subsidiary may vote (“Voting Parent Debt”). Except as set forth above, there are not any options, warrants, calls, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which Parent or any Significant Parent Subsidiary is a party or by which any of them is bound (A) obligating Parent or any Significant Parent Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible into or exercisable or exchangeable for any capital stock of or other equity interest in, Parent or of any Significant Parent Subsidiary or any Voting Parent Debt or (B) obligating Parent or any Significant Parent Subsidiary to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking (collectively, “Parent Convertible Securities”). There are not any outstanding contractual obligations of Parent or any Significant Parent Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock, membership interests, partnership interests, joint venture interests or other equity interests of Parent or any Significant Parent Subsidiary.
(b)    Section 5.02(b) of the Parent Disclosure Letter sets forth a true and complete list of all capital stock, membership interests, partnership interests, joint venture interests and other equity interests with a fair market value as of the date hereof in excess of $500,000 in any Person (other than a Parent Subsidiary) owned as of the date hereof, directly or indirectly, by Parent or any Significant Parent Subsidiary.
(c)    None of Parent, Merger Sub or Merger LLC “beneficially owns” (as such term is defined for purposes of each of Section 13(d) of the Exchange Act) a number of shares equal to or greater than five percent (5%) of the number of issued and outstanding shares of Company Common Stock.
SECTION 5.03.    Authority; Execution and Delivery; Enforceability.
(a)    Each of Parent, Merger Sub and Merger LLC has full power and authority to execute and deliver this Agreement and the Parent Ancillary Agreements to which it is a party, to perform and comply with each of its obligations under this Agreement and such Parent Ancillary Agreements and to consummate the Transactions. The execution and delivery by each of Parent, Merger Sub and Merger LLC of this Agreement and such Parent Ancillary

Agreements, the performance and compliance by Parent, Merger Sub and Merger LLC with each of its respective obligations herein and therein and the consummation by it of the Transactions have been duly authorized by all necessary corporate or limited liability company action on the part of Parent, Merger Sub and Merger LLC subject, in the case of the Share Issuance, to receipt of the Parent Stockholder Approval. Parent, as sole stockholder of Merger Sub and sole member of Merger LLC, has adopted this Agreement. Each of Parent, Merger Sub and Merger LLC has duly executed and delivered this Agreement and the Signing Date Parent Ancillary Agreements and, (i) assuming the due authorization, execution and delivery by the Company Parties of this Agreement, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms and (ii) assuming the due authorization, execution and delivery by the Company Parties of the Signing Date Parent Ancillary Agreements, such Signing Date Parent Ancillary Agreements constitute legal, valid and binding obligations of Parent enforceable against it in accordance with their respective terms, except in the case of clauses (i) and (ii) as limited by Laws affecting the enforcement of creditors’ rights generally, by general equitable principles or by the discretion of any Governmental Entity before which any Proceeding seeking enforcement may be brought.
(b)    The Board of Directors of Parent (the “Parent Board”), at a meeting duly called and held duly and unanimously adopted resolutions approving this Agreement, the Mergers, the Share Issuance and the other Transactions, determining that the terms of the Mergers, the Share Issuance and the other Transactions are fair to and in the best interests of Parent and its stockholders (the “Parent Determination”) and (iii) recommending that Parent’s stockholders approve the Share Issuance. Unless a Parent Adverse Recommendation Change has occurred in accordance with Section 6.03(e) or 6.03(f), such resolutions remain in full force and effect and have not been modified, rescinded, amended or withdrawn.
(c)    The only vote of holders of any class or series of Parent’s capital stock or of any other securities of Parent necessary to approve this Agreement, the Parent Ancillary Agreements, the Mergers, the Share Issuance and the other Transactions is the approval of the Share Issuance by the holders of a majority of the shares of Parent Common Stock entitled to vote and present in person or represented by proxy at the Parent Stockholders Meeting (the “Parent Stockholder Approval”). The affirmative vote of the holders of Parent Common Stock or of any other securities of Parent is not necessary to consummate any Transaction other than the Share Issuance.
SECTION 5.04.    No Conflicts; Consents.
(a)    The execution and delivery by each of Parent, Merger Sub and Merger LLC of this Agreement do not, and the execution and delivery by Parent of the Parent Ancillary Agreements and the consummation of the Mergers, the Share Issuance, the other Transactions and compliance with and performance of the terms hereof and thereof will not result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of consent or any right of termination, cancellation, acceleration or material modification of any obligation or right, or result in the creation of any Lien upon any of the properties or assets of Parent or any Parent Subsidiary under, any provision of (i) the Parent Charter, Parent By‑laws or the comparable charter and organizational documents of any Parent Subsidiary, (ii) any material Contract to which Parent or any Parent Subsidiary is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 5.04(b), any material Judgment or material Law applicable to Parent or any Parent Subsidiary or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect or materially impair the ability of Parent to perform its obligations hereunder or prevent or unreasonably delay the consummation of any of the Transactions.
(b)    No Consent of, or Filing with, any Governmental Entity is required to be obtained or made by or with respect to Parent or any Parent Subsidiary in connection with the execution, delivery of this Agreement or any of the Parent Ancillary Agreements, the performance hereof or thereof or the consummation of the Transactions, other than (i) compliance with and Filings under the HSR Act and any Filings required under other applicable Regulatory Laws, (ii) the filing with the SEC of (A) the Proxy Statement and (B) such reports under the Exchange Act as may be required in connection with this Agreement, the Mergers and the other Transactions, (iii) such Filings as are required by Nasdaq or under US state securities or “blue sky” Laws or securities Laws of jurisdictions other than the United States, (iv) the filing of the Articles of Merger with the Secretaries of State of the States of North Carolina and Delaware, (v) filings or approvals under all applicable Insurance Laws as set forth in Section 5.04(b) of the Parent Disclosure Letter (the “Parent Insurance Approvals”), and (vi) such other Consents and Filings the failure of which to obtain or make has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect or materially impair the ability of Parent to perform its obligations hereunder or prevent or unreasonably delay the consummation of any of the Transactions.
SECTION 5.05.    SEC Documents; Statutory Financial Statements; Undisclosed Liabilities.
(a)    Parent has filed or furnished all reports, schedules, forms, statements and other documents required to be filed or furnished by Parent with the SEC under the Securities Act or the Exchange Act (the “Parent SEC Documents”) since December 31, 2014. All Contracts required to be filed as exhibits to the Parent SEC Documents have been so filed in a timely manner.
(b)    As of its respective filing date, or, if amended, as of the date of the last amendment prior to the date of this Agreement, each Parent SEC Document complied in all material respects with the requirements of the Exchange Act or the Securities Act and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Document, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
(c)    The consolidated financial statements of Parent included in the Parent SEC Documents (including, in each case, any notes or schedules thereto) and all related compilations, reviews and other reports issued by Parent’s accountants with respect thereto (the “Parent Financial Statements”), comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. The Parent Financial Statements fairly present in all material respects the financial condition and the results of operations, cash flows and changes in stockholders’ equity of Parent (on a consolidated basis) as of the respective dates of and for the periods referred to in the Parent Financial Statements, and were prepared in accordance with GAAP, subject, in the case of interim Parent Financial Statements, to normal year-end adjustments and the absence of notes. No financial statements of any Person other than Parent and the Parent Subsidiaries are required by GAAP to be included in the consolidated financial statements of Parent. Except as required by GAAP, Parent has not, between December 31, 2015 and the date of this Agreement, made or adopted any material change in its accounting methods, practices or policies in effect on December 31, 2015.
(d)    Parent has made available to the Company true and complete copies of all written comment letters from the staff of the SEC received since January 1, 2012 relating to the Parent SEC Documents and all written responses of Parent thereto other than with respect to requests for confidential treatment. There are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to any Parent SEC Documents and, to the Knowledge of Parent, none of the Parent SEC Documents (other than confidential treatment requests) is the subject of ongoing SEC review. There are no internal investigations, or to the Knowledge of Parent, SEC inquiries or investigations or other governmental inquiries or investigations pending or threatened, in each case regarding any accounting practices of Parent.
(e)    Parent has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 and paragraph (e) of Rule 15d-15 under the Exchange Act) as required by Rules 13a-15 and 15d-15 under the Exchange Act. Parent’s disclosure controls and procedures are designed to ensure that all information (both financial and non-financial) required to be disclosed by Parent in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to Parent’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Parent’s management has completed an assessment of the effectiveness of Parent’s disclosure controls and procedures and, to the extent required by applicable Law, presented in any applicable Parent SEC Document that is a report on Form 10‑K or Form 10-Q, or any amendment thereto, its conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by such report or amendment based on such evaluation. Based on Parent’s management’s most recently completed evaluation of Parent’s internal control over financial reporting prior to the date of this Agreement, (i) Parent had no significant deficiencies or material weaknesses in the design or operation of its internal control over financial reporting that would reasonably be expected to adversely affect Parent’s ability to record, process, summarize and report financial information and (ii) Parent does not have knowledge of any fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s internal control over financial reporting.
(f)    Parent and the Parent Subsidiaries do not have any liabilities or obligations of any nature (whether absolute or contingent, asserted or unasserted, known or unknown, primary or secondary, direct or indirect, and whether or not accrued) that are required by GAAP to be reflected on a consolidated balance sheet of Parent or in the notes thereto that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, except (i) as disclosed, reflected or reserved against in the most recent audited balance sheet included in the Parent Financial Statements or the notes thereto included in a Parent SEC Document filed with the SEC prior to the date hereof, (ii) for liabilities and obligations incurred in the Ordinary Course of Business since the date of the most recent audited balance sheet included in the Parent Financial Statements and not in violation hereof and (iii) for liabilities and obligations arising out of or in connection with this Agreement or the Transactions.
(g)    Section 5.05(g) of the Parent Disclosure Letter sets forth the following statutory statements, in each case together with the exhibits, schedules and notes thereto (collectively, the “Parent Statutory Financial Statements”): (i) the annual statement of each Parent Insurance Subsidiary as of and for the annual periods ended December 31, 2014 and December 31, 2015, in each case as filed with the Insurance Regulator of the jurisdiction of domicile of such Parent Insurance Subsidiary, and (ii) the quarterly statements of each Parent Insurance Subsidiary as of and for the quarterly periods ended March 31, 2016 and June 30, 2016, in each case, as filed with the Insurance Regulator of the jurisdiction of domicile of such Parent Insurance Subsidiary. The Parent Statutory Financial Statements have been prepared in accordance with SAP and present fairly, in all material respects, in accordance with SAP, the statutory financial position, results of operations, assets, liabilities, capital and surplus, changes in statutory surplus and cash flows of the Parent Insurance Subsidiaries as at the respective dates of, and for the periods referred to therein.
SECTION 5.06.    Information Supplied. None of the information supplied or to be supplied by Parent, Merger Sub or Merger LLC for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to Parent’s stockholders or at the time of the Parent Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Securities Act or the Exchange Act, and the rules and regulations thereunder, and the General Corporation Law of the State of Delaware, except that no representation is made by Parent, Merger Sub or Merger LLC with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference therein.
SECTION 5.07.    Absence of Certain Changes or Events.
(a)    Since December 31, 2015, there has not occurred any Parent Material Adverse Effect.

(b)    From December 31, 2015 to the date hereof, (i) the business of Parent and the Parent Subsidiaries has been conducted in the Ordinary Course of Business and (ii) neither Parent nor any Parent Subsidiary has taken any action that, if taken after the date hereof, would constitute a breach of or require a consent under Section 6.01(b). Since the date of its incorporation, neither Merger Sub nor Merger LLC has carried on any business or conducted any operations other than the execution of this Agreement, the performance of its obligations hereunder and thereunder and matters ancillary thereto.
SECTION 5.08.    Properties. Parent or one of the Parent Subsidiaries has good and valid title to, or in the case of leased property and leased tangible assets, a valid leasehold interest in all of Parent’s material real properties and tangible assets, free and clear of all Liens other than (a) Liens for current taxes and assessments not yet past due or the amount or validity of which is being contested in good faith by appropriate proceedings, (b) mechanics’, workmen’s, repairmen’s, warehousemen’s and carriers’ Liens arising in the Ordinary Course of Business of Parent or such Parent Subsidiary consistent with past practice and (c) any such matters of record, Liens and other imperfections of title that do not, individually or in the aggregate, materially impair the continued ownership, use and operation of the assets to which they relate in the business of Parent and the Parent Subsidiaries as currently conducted. This Section 5.08 does not relate to Parent Intellectual Property, which is the subject of Section 5.09.
SECTION 5.09.    Intellectual Property. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, either Parent or a Parent Subsidiary owns, or is licensed or otherwise possesses adequate rights to use (in the manner and to the extent it has used the same), all of the Parent Intellectual Property and Parent Technology. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (a) there are no pending or, to the Knowledge of Parent, threatened claims by any Person alleging infringement, misappropriation or dilution by Parent or any of the Parent Subsidiaries of the intellectual property rights of any Person, (b) to the Knowledge of Parent, the conduct of the businesses of Parent and the Parent Subsidiaries has not infringed, misappropriated or diluted, and does not infringe, misappropriate or dilute, any intellectual property rights of any Person and (c) to the Knowledge of Parent, no Person is infringing, misappropriating or diluting any Parent Intellectual Property or Parent Technology. Parent and the Parent Subsidiaries have taken reasonable steps to protect the confidentiality of their trade secrets and the security of their computer systems and networks.
SECTION 5.10.    Information Technology; Security and Privacy. Except as has not had, or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (a) since January 1, 2013, (i) there have been, to the Knowledge of Parent, no security breaches in Parent’s or any of the Parent Subsidiaries’ information technology systems, and (ii) there have been no disruptions in any of Parent or the Parent Subsidiaries’ information technology systems that adversely affected Parent’s or any of the Parent Subsidiaries’ business or operations; and (b) Parent has established and is in compliance with a written information security program or programs covering Parent and the Parent Subsidiaries that (i) includes safeguards for the security, confidentiality, and integrity of transactions and confidential or proprietary Parent Data and (ii) is designed to protect against unauthorized access to the Parent IT Systems, Parent Data, and the systems of any Third Party service providers that have access to (A) Parent Data or (B) Parent IT Systems.
SECTION 5.11.    Contracts.
(a)    Section 5.11(a) of the Parent Disclosure Letter sets forth a true and complete list of each of the following Contracts to which Parent or any Parent Subsidiary is a party or by which Parent or any Parent Subsidiary or any of their assets or businesses are bound (and any amendments, supplements and modifications thereto):
(1)    any Contract that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Exchange Act);
(2)    any employment Contract that requires aggregate payments with respect to salary and target bonus in excess of $400,000 on an annual basis, or is not terminable without cause by the Parent or a Parent Subsidiary by notice of not more than thirty (30) days or without any termination payment or penalty, or any severance Contract;
(3)    any collective bargaining agreement or other Contract with any labor organization, union or association;
(4)    any Contract that limits in any material respect the ability of Parent or any Parent Subsidiary (or, following the consummation of the Transactions, would limit in any material respect the ability of Parent or any Parent Subsidiary, including the Surviving Corporation) to (i) compete or engage in any line of business or with any Person or in any geographic area or market segment or (ii) solicit the customers of any Third Party;
(5)    any Contract that is required to be disclosed by Parent pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act;
(6)    any Contract or series of related Contracts relating to Indebtedness that is in excess of $500,000;
(7)    any Contract under which Parent or a Parent Subsidiary has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, or guaranteed any obligations of, any Person (other than Parent or a Parent Subsidiary) (in each case other than extensions of credit to customers or vendors in the Ordinary Course of Business), in any such case that is in excess of $1,000,000;
(8)    is a material reinsurance treaty or agreement, including retrocessional agreements, to which any Parent Insurance Subsidiary is a party or under which any Parent Insurance Subsidiary has any existing rights, obligations or liabilities (collectively, the “Parent Reinsurance Agreements”), or any trust agreement or similar credit support agreement ancillary thereto;

(9)    is a material Contract with any Parent Producer that, in the twelve (12) month period ended December 31, 2015, produced insurance policies or contracts issued by a Parent Insurance Subsidiary which resulted in greater than five percent (5%) of the Parent Insurance Subsidiaries’ gross written premiums for such twelve (12) month period ended on December 31, 2015 (each such Parent Producer, a “Parent Specified Producer”);
(10)    any material third party administration agreements, administrative services or investment arrangement agreements;
(11)    any Contract involving a sale or disposition of a business with ongoing obligations or any Contract for any joint venture, partnership or similar arrangement, or any Contract involving a sharing of revenues, profits, losses, costs, or liabilities by Parent or any Parent Subsidiary with any other Person involving a potential combined commitment or payment by Parent and any Parent Subsidiary in excess of $1,000,000 annually; or
(12)    any Contract that is material to the business of Parent and the Parent Subsidiaries, taken as a whole, that requires a consent to, or otherwise contains a provision relating to a “change of control,” or that would or would reasonably be expected to prevent, materially delay or impair the consummation of the Transactions or which consent or other provision, if not obtained, would result, individually or in the aggregate, in a Parent Material Adverse Effect.
(b)    To the Knowledge of Parent, all Contracts set forth or required to be set forth in Section 5.11(a) of the Parent Disclosure Letter (collectively, the “Parent Contracts”) are valid, binding and in full force and effect and are enforceable by Parent or the applicable Parent Subsidiary in accordance with their terms, except as limited by Laws affecting the enforcement of creditors’ rights generally, by general equitable principles or by the discretion of any Governmental Entity before which any Proceeding seeking enforcement may be brought and except for such failures to be valid, binding, in full force and effect or enforceable that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect. Parent or the applicable Parent Subsidiary has performed all material obligations required to be performed by it under the Parent Contracts, and it is not (with or without notice or lapse of time, or both) in breach or default in any material respect thereunder and, to the Knowledge of Parent, no other party to any Parent Contract is (with or without notice or lapse of time, or both) in breach or default in any material respect thereunder. Since January 1, 2015, neither Parent nor any of the Parent Subsidiaries has received written notice of any actual or alleged violation of, or failure to comply with, any term or requirement of any Parent Contract. As of the date of this Agreement, neither Parent nor any of the Parent Subsidiaries has received any written notice of a threatened or actual termination, cancellation, material limitation of, or material adverse modification or change in, any Parent Contract or the business relationship of Parent or any of the Parent Subsidiaries with any one or more of the counterparties thereto. True and complete copies of all Parent Contracts, together with all amendments, supplements and modifications thereto, have been made available to the Company before the date hereof.
SECTION 5.12.    Permits. All material Permits held by Parent and the Parent Subsidiaries (the “Parent Permits”) are valid and in full force and effect, and collectively constitute all Permits necessary for Parent and each Parent Subsidiary to own, lease or operate their properties and assets and to carry on their businesses and operations as now conducted, except where the failure to maintain as valid and in full force and effect, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect. To the Knowledge of Parent, none of the Parent Permits will be subject to revocation, withdrawal, suspension, termination, nonrenewal or modification as a result of the execution and delivery hereof or the execution and delivery of the Ancillary Agreements, the performance of the terms hereof or thereof or the consummation of the Transactions.
SECTION 5.13.    Insurance. All Insurance Policies issued in favor of Parent or any of the Parent Subsidiaries, or pursuant to which Parent or any of the Parent Subsidiaries is a named insured or otherwise a beneficiary (the “Parent Insurance Policies”), are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any period ending before the Closing Date) and provide insurance in such amounts and against such risks as are reasonable in accordance with industry practices or as is required by Law. Neither Parent nor any of the Parent Subsidiaries is in material breach or default, and neither Parent nor any of the Parent Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time or both, would constitute such a breach or default, or permit termination or modification, of any of the Parent Insurance Policies. Since January 1, 2015, no notice of cancellation or termination has been received by Parent or any Parent Subsidiary with respect to any Parent Insurance Policy, nor will any such cancellation or termination result from the consummation of the Transactions. Parent and the Parent Subsidiaries have given notice to each such insurer of all material claims that have arisen since January 1, 2015 and may be insured thereby.
SECTION 5.14.    Taxes.
(a)    Parent and each Parent Subsidiary have timely filed, or have caused to be timely filed, all federal and state income Tax Returns and material state, local and foreign Tax Returns, in each case required to be filed by them (giving effect to all extensions), and all such Tax Returns are true, complete and accurate in all material respects.
(b)    All Taxes shown to be due on such Tax Returns, or otherwise owed by Parent or any Parent Subsidiary, whether or not shown on any Tax Return, have been timely paid.
(c)    Parent and each Parent Subsidiary has complied in all material respects with all rules and regulations relating to the withholding of Taxes.
(d)    Any Tax Returns referred to in clause (a) relating to US federal or material state income Taxes have been examined by and settled with the IRS or relevant state taxing authority, or have been closed by virtue of the expiration of the relevant statute of limitations, for all taxable periods ending on or before December 31, 2015.
(e)    No material issues that have been raised in writing, or proposed or threatened in writing, by the IRS or other relevant taxing authority in connection with the examination of the Tax Returns referred to in clause (a) are currently pending.
(f)    All material deficiencies asserted in writing or assessments made in writing relating to Taxes of Parent or any Parent Subsidiary have been fully paid.
(g)    During the past three years, neither Parent nor any Parent Subsidiary has been a distributing or controlled corporation in a transaction intended to qualify under Section 355 of the Code.
(h)    During the last five years, neither Parent nor any Parent Subsidiary has participated in any “listed transaction” (as defined in U.S. Treasury Regulations § 1.6011-4(b)(2)) that Parent or any Parent Subsidiary is or was required to disclose to the IRS.
(i)    No requests for waivers of the time to assess any material Taxes of Parent or any Parent Subsidiary are pending, and no extension or waiver of the applicable limitations period for the assessment or collection of any Taxes of Parent or any Parent Subsidiary is in effect, and no extension of time within which to file any Tax Return of Parent or any Parent Subsidiary is in effect.
(j)    There are no material Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of Parent or any Parent Subsidiary.
(k)    Neither Parent nor any Parent Subsidiary (i) has been a member of an affiliated, combined, consolidated, unitary or similar group filing a consolidated, combined, unitary or similar income Tax Return (other than a group the common parent of which is Parent or one of the Parent Subsidiaries) or (ii) has any material liability (including as a result of any agreement or obligation to reimburse or indemnify) for the Taxes of any other Person (other than Parent or any Parent Subsidiary) under U.S. Treasury Regulation § 1.1502-6 (or any similar provision of state, local or foreign Tax Law), or as a transferee or successor.
SECTION 5.15.    Tax Treatment. Neither Parent nor any Parent Subsidiary has taken any action or failed to take any action or knows of any fact, agreement, plan or other circumstance, in each case that would, to the Knowledge of Parent, jeopardize the qualification of the Mergers, taken together, as a “reorganization” within the meaning of Section 368(a) of the Code, if they would otherwise so qualify.
SECTION 5.16.    Proceedings. Except for Proceedings of the type described in the second sentence of this Section 5.16 (irrespective of whether any such action, claim or Proceeding existed prior to or after the date hereof), there is no action, claim or Proceeding pending or, to the Knowledge of Parent, threatened against or affecting Parent, any Parent Subsidiary any of their respective properties or assets, or any present or former officer, director or employee (in their capacity as an employee) of Parent or any Parent Subsidiary, nor is there any Judgment outstanding against Parent, any Parent Subsidiary any of their respective properties or assets, or any present or former officer, director or employee (in their capacity as an employee) of Parent or any Parent Subsidiary that (i) relates to or involves more than $500,000, (ii) seeks or imposes any material injunctive relief, (iii) was commenced by a Governmental Entity or (iv) has had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. As of the date of this Agreement, there is no action, claim or Proceeding pending, or to the Knowledge of Parent, threatened against Parent or any Parent Subsidiary that seeks to prevent, hinder, modify, delay or challenge the Transactions.
SECTION 5.17.    Compliance with Laws; Environmental Laws.
(a)    Parent and the Parent Subsidiaries and their respective businesses are and have been since January 1, 2013 in compliance in all respects with all Laws and all Judgments applicable to Parent, any Parent Subsidiary or any assets owned or used by any of them, except where the failure to be in compliance, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect. Neither Parent nor any Parent Subsidiary has received any written communication during the past three years from a Governmental Entity that alleges that Parent or a Parent Subsidiary or any of their respective businesses is not in compliance in any material respect with any Law that remains unresolved.
(b)    Parent and the Parent Subsidiaries and their respective businesses are in compliance in all respects with applicable Environmental Laws, except where the failure to be in compliance, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect. There are no material claims pursuant to any Environmental Law pending or, to the Knowledge of Parent, threatened against Parent or any Parent Subsidiary.
(c)    To the Knowledge of Parent, (i) it and the Parent Subsidiaries and their respective businesses are and have been since January 1, 2013 in compliance in all material respects with the Foreign Corrupt Practices Act and any other United States and foreign Laws concerning corrupting payments; (ii) since January 1, 2013, Parent and the Parent Subsidiaries have not been investigated by any Governmental Entity with respect to, or been given notice by a Governmental Entity of, any violation by Parent of the Foreign Corrupt Practices Act or any other United States or foreign Laws concerning corrupting payments; and (iii) Parent and the Parent Subsidiaries have an operational and effective Foreign Corrupt Practices Act/anti-corruption compliance program that includes, at a minimum, policies, procedures and training intended to enhance awareness of and compliance by Parent and the Parent Subsidiaries with the Foreign Corrupt Practices Act and any other applicable Laws concerning corrupting payments.
SECTION 5.18.    Insurance Matters.
(a)    Section 5.18(a) of the Parent Disclosure Letter contains a true and complete list of each of the Parent Subsidiaries which, by virtue of its operations and activities, is required to be licensed as an insurance company or reinsurance company (collectively, the “Parent Insurance Subsidiaries”), together with the jurisdiction of domicile thereof and each jurisdiction in which each such Insurance Subsidiary is licensed to conduct the business of insurance or reinsurance. Except as set forth in Section 5.18(a) of the Parent Disclosure Letter, none of the Parent Insurance Subsidiaries is “commercially domiciled” (as such term is used in such jurisdiction’s insurance holding company statutes) in any other jurisdiction or is otherwise treated as domiciled under applicable Insurance Laws in a jurisdiction other than its jurisdiction of domicile set forth in its articles of incorporation or applicable organizational documents. Without limiting the generality of Section 5.12, each of the Parent Insurance Subsidiaries and each of the Parent Insurance Producers is licensed or authorized, to the extent required by Insurance Law, in each jurisdiction where it engages in business and where applicable, for each line of business written, marketed, sold or administered therein, except where the failure to be so licensed or authorized would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.
(b)    Except as set forth in Section 5.18(b) of the Parent Disclosure Letter or as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, all benefits due and payable under an insurance contract issued by or on behalf of any of the Parent Insurance Subsidiaries have been paid in accordance with the terms of such insurance contract, except for such benefits for which a Parent Insurance Subsidiary in its reasonable good faith discretion believes there is a basis to contest payment.
(c)    As of the date hereof, except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, there are no unpaid claims or assessments made against any Parent Insurance Subsidiary, whether or not due, by any insurance guaranty association (in connection with that association’s fund relating to insolvent insurers), risk sharing plan, joint underwriting association, residual market facility, assigned risk pool or similar arrangement, in each case that are not reflected in the Parent Financial Statements.
(d)    Except as set forth in Section 5.18(d) of the Parent Disclosure Letter or as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, all policies, binders, slips, certificates and other agreements of insurance in effect as of the date hereof (including all applications, endorsements, supplements, riders and ancillary agreements in connection therewith) issued by any Parent Insurance Subsidiary, and any and all marketing materials, agent agreements, broker agreements, service contracts, and managing general agent agreements to which the Parent or any of the Parent Subsidiaries is a party, are, to the extent required under applicable Laws, on forms approved by the applicable Insurance Regulators or have been filed with and not objected to by such Insurance Regulators within the period provided for objection, and all of such forms comply with the Insurance Laws except for such failures to comply with Law that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. As to premium rates established by any Parent Insurance Subsidiary, which are required to be filed with or approved by any Insurance Regulators, the rates have been so filed or approved, the premiums charged conform thereto, and such premiums comply with the Insurance Laws except for such failures to comply that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

(e)    Since January 1, 2013, each of the Parent Insurance Subsidiaries and each of the Parent Insurance Producers has duly and timely filed all reports or other filings required to be filed with any Insurance Regulator in the manner prescribed therefor under applicable Insurance Laws, and no Insurance Regulator has asserted in writing to the Parent or any Parent Insurance Subsidiary any material deficiency or violation with respect thereto, except as has been cured or resolved to the satisfaction of such Insurance Regulator, or except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Without limiting the foregoing, each of the transactions between or among Parent Insurance Subsidiaries and their affiliates, and all Contracts and transactions in effect between any Parent Insurance Subsidiary and any affiliate that are required to be filed with, and approved or non-disapproved by, an Insurance Regulator under the applicable insurance holding company statutes or other applicable Insurance Laws, have been filed with such applicable Insurance Regulator, and the applicable Parent Insurance Subsidiary has obtained any required approvals or deemed approvals of Insurance Regulators with respect thereto, except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.
(f)    Neither Parent nor any of Parent Subsidiaries is subject to any Regulatory Agreement, that materially restricts the conduct of its business or that in any other manner relates to its capital adequacy or its underwriting policies, nor has Parent or any of Parent Subsidiaries been advised in writing by any Governmental Entity that it is considering issuing or requesting any Regulatory Agreement.
(g)    From January 1, 2013 through the date hereof, Parent has not received written notice from any reinsurer party to a Parent Reinsurance Agreement of any anticipated default under the terms of the applicable Parent Reinsurance Agreement that would, individually or in the aggregate, be reasonably likely to have a Parent Material Adverse Effect. Except as set forth in Section 5.18(g) of the Parent Disclosure Letter, as of the date hereof there are no disputes under any Parent Reinsurance Agreement except for such disputes that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. All Parent Insurance Subsidiaries are entitled under SAP to take full credit in their Parent Statutory Financial Statements for all amounts reflected therein that are recoverable by them under any Parent Reinsurance Agreements pursuant to which they are cedants.
(h)    Prior to the date hereof, Parent has delivered or made available to the Company a true and complete copy of any material actuarial reports in Parent’s possession and prepared by actuaries, independent or otherwise, with respect to any Parent Insurance Subsidiary for all periods beginning on or after January 1, 2013 through the date hereof, and all material attachments, addenda, supplements and modifications thereto to the extent in Parent’s possession (the “Parent Actuarial Analyses”). The information and data furnished by Parent or any Parent Subsidiary to their independent actuaries in connection with the preparation of the Parent Actuarial Analyses were accurate in all material respects for the periods covered in such reports. The aggregate insurance policy reserves for claims, losses (including incurred but not reported losses), loss adjustment expenses (whether allocated or unallocated), and unearned premium for each Parent Insurance Subsidiary, as reflected in the Parent Statutory Financial Statements (collectively, the “Parent Insurance Reserves”), (i) were determined in all material respects in accordance with generally accepted actuarial standards (except as otherwise noted in the Parent Statutory Financial Statements and notes thereto included in such Parent Statutory Financial Statements); (ii) were computed on the basis of methodologies consistent in all material respects with those used in computing the corresponding reserves in the prior fiscal years (except as otherwise noted in the Parent Statutory Financial Statements and notes thereto included in such Parent Statutory Financial Statements) and (iii) satisfied the requirements of Insurance Law in all material respects; Notwithstanding the foregoing or anything else contained in this Agreement, Parent and its representatives are not making any representation or warranty in this Agreement in respect of the adequacy or sufficiency of the Parent Insurance Reserves of Parent or the Parent Insurance Subsidiaries or of the collectability of reinsurance.
(i)    Parent has provided the Company with a complete list of all bonds, structured securities, stocks and other investments that were carried on the books and records of Parent and Parent Subsidiaries as of April 30, 2016 (such bonds, structured securities, stocks and other investments, together with all bonds, structured securities, stocks and other investments acquired by Parent and Parent Subsidiaries between such date and the date hereof, the “Parent Investment Assets”). Except for Parent Investment Assets sold in the Ordinary Course of Business, in compliance with the Parent Investment Guidelines or as permitted or otherwise contemplated by this Agreement, each of Parent and Parent Subsidiaries, as applicable, has good and marketable title to all of the material Parent Investment Assets it purports to own, free and clear of all Liens other than Permitted Liens. Parent has made available to the Company prior to the execution of this Agreement a true and complete copy of the investment guidelines of Parent and Parent Subsidiaries in place as of the date hereof with respect to the investment of the Investment Assets (the “Parent Investment Guidelines”). To the Knowledge of Parent, the composition of the Parent Investment Assets complies in all material respects with applicable Law and the Parent Investment Guidelines.
(j)    Parent has made available to the Company true and complete copies of all written analyses and reports submitted by any Parent Insurance Subsidiary to any Insurance Regulator during the past thirty-six (36) months relating to risk-based capital calculations and Insurance Regulatory Information System ratios as determined by the National Association of Insurance Commissioners, and no Insurance Regulator has asserted to Parent or any of Parent Subsidiaries in writing any deficiency or violation with respect thereto, except as has been cured or resolved to the satisfaction of such Insurance Regulator, or except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. As of the date hereof, neither Parent nor any of the Parent Insurance Subsidiaries has been notified by any Parent Specified Producer or Insurance Regulator in writing of any material non-compliance by any Parent Specified Producer with applicable Insurance Laws (including laws, regulations, directives and opinions of Insurance Regulators relating to the soliciting, marketing, administering, negotiating sale or production of Parent’s and the Parent Insurance Subsidiaries’ products) in connection with the distribution of insurance policies or contracts issued by a Parent Insurance Subsidiary.
(k)    To the Knowledge of Parent, each insurance agent, general agent, agency, producer, broker, reinsurance intermediary, program manager, managing general agent, third party administrator, marketer, wholesaler and managing general underwriter that wrote, sold, produced or managed a material amount of insurance business since January 1, 2014 for one or more of the Parent Insurance Subsidiaries (each, a “Parent Producer”) was, to the extent required by applicable Law, duly licensed for the type of activity and business conducted or written, sold, produced, underwritten or managed for or on behalf of the Parent Insurance Subsidiaries. To the Knowledge of Parent, since January 1, 2014, no Parent Producer has materially violated or is currently in violation in any material respect of any term or provision of any Law applicable to the writing, sale, production or underwriting of business for the Parent Insurance Subsidiaries, except for such failures or such violations that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.
(l)    Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, each Parent Producer was appointed and compensated by Parent or Parent Subsidiaries in compliance in all respects with applicable Insurance Law. None of Parent or any of the Parent Insurance Subsidiaries has received written notice of any material disputes with any current or former Parent Producer concerning commissions, except for such disputes that (i) have been settled or otherwise fully resolved, or (ii) if resolved fully in the Parent Producer’s favor, would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. As of the date hereof, no Parent Producer accounting individually for 10% or more of the total gross premiums of all of the Parent Insurance Subsidiaries for the year ended December 31, 2015, has indicated to Parent or the Parent Insurance Subsidiaries in writing or, to the Knowledge of Parent, orally that such Parent Producer will be unable or unwilling to continue its relationship as a Parent Producer with any Parent Insurance Subsidiary.
SECTION 5.19.    Absence of Changes in Benefit Plans and Agreements. Since December 31, 2015 through the date hereof, there has not been (i) any adoption or amendment in any material respect by Parent or any Parent Subsidiary of any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, equity or equity-based incentive, phantom stock, retirement, directors’ compensation, holiday pay, vacation, severance, sick leave, disability, death benefit, hospitalization, medical, fringe benefit, insurance or other plan, arrangement or understanding (whether or not legally binding), in each case established or maintained by Parent, any Parent Subsidiary or any of their respective ERISA Affiliates or as to which Parent, any Parent Subsidiary or any of their respective ERISA Affiliates has contributed or otherwise may have any liability (collectively, “Parent Benefit Plans”) or (ii) any entering into or amendment of any employment, incentive compensation, retention, consulting, indemnification, severance or termination, or other similar Contract between Parent or any Parent Subsidiary and any current or former employee, executive officer, director or consultant of Parent or any Parent Subsidiary (collectively, the “Parent Benefit Agreements”). Neither Parent nor any Parent Subsidiary maintains or has any obligation or liability under any general severance plan or policy.

SECTION 5.20.    ERISA Compliance; Excess Parachute Payments.
(a)    Each Parent Benefit Plan and Parent Benefit Agreement has been administered in material compliance with its terms and with the requirements of Law, including ERISA and the Code. No action, claim or Proceeding is pending or, to the Knowledge of Parent, threatened, with respect to any Parent Benefit Plan or Parent Benefit Agreement that would, individually or in the aggregate, be reasonably likely to have a Parent Material Adverse Effect. All contributions required to be made to each Parent Benefit Plan and Parent Benefit Agreement have been timely made and all obligations in respect of each Parent Benefit Plan and Parent Benefit Agreement have been properly accrued and reflected on Parent’s financial statements except that would not result in material liability to Parent.
(b)    All Parent Pension Plans that are intended to be qualified under Section 401(a) of the Code are so qualified and have been the subject of determination or opinion letters from the IRS to the effect that such Parent Pension Plans are so qualified and all related trusts that are intended to be exempt from federal income taxes under Section 501(a) of the Code have been the subject of determination or opinion letters from the IRS to the effect that such trusts are so exempt, and no such determination or opinion letter has been revoked nor, to the Knowledge of Parent, has revocation been threatened or any fact or event occurred that would reasonably be expected to adversely affect the qualified status of any such Parent Pension Plan or the exempt status of any such trust, nor has any such Parent Pension Plan been amended since the date of its most recent determination or opinion letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs. Neither Parent nor any Parent Subsidiary has any liability or obligation under any Parent Benefit Plan or Parent Benefit Agreement to provide benefits after termination of employment to any current or former employee (including retirees) or dependent other than as required by Section 4980B of the Code. None of Parent, any Parent Subsidiary or any of their respective ERISA Affiliates has any liability for a failure to comply with Section 4980B of the Code or Part 6 of Subtitle B of Title I of ERISA.
(c)    None of Parent, any Parent Subsidiary or any of their respective ERISA Affiliates currently maintains, contributes to or has any liability under or, at any time during the past six (6) years has maintained or contributed to, any plan which is subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA. None of Parent, any Parent Subsidiary or any of their respective ERISA Affiliates currently maintains, contributes to or has any liability under or, at any time during the past six (6) years has maintained or contributed to, any multiemployer plan (as defined in Section 4001 (a)(3) of ERISA) or multiple employer plan (as described in Section 413 of the Code). None of Parent, any Parent Subsidiary, any officer of Parent or of any Parent Subsidiary or any of the Parent Benefit Plans which are subject to ERISA, including the Parent Pension Plans, any trusts created thereunder or any trustee or administrator thereof, has engaged in a “prohibited transaction” (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility. No Parent Benefit Plan is or has been funded by, associated with or related to a voluntary employees’ beneficiary association (within the meaning of Section 501(c)(9) of the

Code). No Parent Benefit Plan holds the stock of the Parent or any Parent Subsidiary as a plan asset.
(d)    With respect to Parent Pension Plans that are subject to or governed by the Laws of any jurisdiction other than the United States (the “Non-US Parent Pension Plans”), except as would not be material individually or in the aggregate, (i) the fair market value of the assets of each funded Non-US Parent Pension Plan, the liability of each insurer for any Non-US Parent Pension Plan funded through insurance or the reserve shown on Parent’s financial statements for any unfunded Non-US Parent Pension Plan, together with any accrued contributions, is sufficient to procure or provide for the projected benefit obligations, as of the First Effective Time, with respect to all current and former participants in such plan based on reasonable, country specific actuarial assumptions and valuations and no transaction contemplated by this Agreement shall cause such assets or insurance obligations or book reserve to be less than such projected benefit obligations and (ii) each Non-US Parent Pension Plan required to be registered with a Governmental Entity has been registered, has been maintained in good standing with the appropriate Governmental Entities and has been maintained and operated in all respects in accordance with its terms and is in compliance with all applicable Law.
(e)    With respect to any arrangement of Parent or any Parent Subsidiary that is subject to Section 409A of the Code, (i) the written terms of such arrangement has at all times since January 1, 2013 been in material compliance with, and (ii) such arrangement has, at all times while subject to Section 409A of the Code, been operated in material compliance with, Section 409A of the Code and all applicable guidance thereunder. Neither Parent nor any Parent Subsidiary has any obligation to provide any gross-up payment to any individual with respect to any income tax, additional tax or interest charge imposed pursuant to Section 409A of the Code.
(f)    With respect to any Parent Benefit Plan that is an employee welfare benefit plan, (i) no such Parent Benefit Plan is unfunded or funded through a “welfare benefits fund” (as such term is defined in Section 419(e) of the Code) and (ii) each such Parent Benefit Plan that is a “group health plan” (as such term is defined in Section 5000(b)(1) of the Code) complies with the applicable requirements of Section 4980B(f) of the Code.
(g)    No amount that could be received (whether in cash or property or the vesting of property) as a result of the Mergers or any other Transactions by any employee, officer or director of Parent or any of its Affiliates who is a “disqualified individual” (as such term is defined in U.S. Treasury Regulation Section 1.280G-1), either alone or together with any other event, would be characterized as a “parachute payment” (as defined in Section 280G of the Code). Neither Parent nor any Parent Subsidiary has any obligation to provide any gross-up payment to any individual with respect to any income tax, additional tax or interest charge imposed pursuant to Section 4999 of the Code.
(h)    The execution, delivery and performance by Parent of this Agreement do not, and the consummation of the Mergers and the other Transactions and compliance with the terms hereof and thereof will not (i) entitle any employee, officer or director of Parent or any Parent Subsidiary to any severance, transaction bonus, retention or other payment, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any Parent Benefit Plan or Parent Benefit Agreement or (iii) result in any breach or violation of, or a default under, any Parent Benefit Plan or Parent Benefit Agreement.
(i)    For purposes of this Agreement, “Parent Pension Plans” means all “employee pension benefit plans” (as defined in Section 3(2) of ERISA) established or maintained by Parent or any Parent Subsidiary.
SECTION 5.21.    Employee and Labor Matters. Neither Parent nor any Parent Subsidiary is a party to any collective bargaining Contract or any labor Contract. Neither Parent nor any Parent Subsidiary has engaged in any unfair labor practice or violation of state or local labor, wage and hour, or employment laws with respect to any Persons employed by or otherwise performing services primarily for Parent or any Parent Subsidiary (the “Parent Business Personnel”), and there is no material unfair labor practice complaint or grievance or other administrative or judicial complaint, action or investigation pending or, to the Knowledge of Parent, threatened in writing against Parent or any of Parent Subsidiaries by the National Labor Relations Board, any comparable state or federal agency, or any other Third Party with respect to Parent Business Personnel. There is no labor strike, dispute, slowdown or stoppage pending or, to the Knowledge of Parent, threatened against or affecting Parent or any Parent Subsidiary which may interfere with the respective business activities of Parent or any Parent Subsidiary.
SECTION 5.22.    Opinions of Financial Advisors. The Parent Board has received the oral opinion of Raymond James & Associates, Inc., to be confirmed in writing (with a copy provided solely for informational purposes to the Company promptly after Parent receiving such confirmation), to the effect that, as of such date, the Exchange Ratio applicable to the shares of Parent Common Stock to be issued in the First Merger by Parent is fair to Parent from a financial point of view.
SECTION 5.23.    Brokers. No broker, investment banker, financial advisor or other Person, other than Raymond James & Associates, Inc. and their respective affiliates, the fees and expenses of which will be paid by Parent, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Mergers or the other Transactions based upon arrangements made by or on behalf of Parent.
SECTION 5.24.    Rights Plan. Parent has taken all action necessary (a) to render the Rights Agreement, dated July 20, 2012 (the “Parent Rights Agreement”), between Parent and Continental Stock Transfer & Trust Company, as Rights Agent, inapplicable to the Mergers, the other Transactions, this Agreement and the Stockholders Agreement, and (b) to ensure that (i) neither the Sole Stockholder nor any Sole Stockholder Member will become an “Acquiring Person” or “Adverse Person” (as such terms are defined in the Parent Rights Agreement) by reason of the approval, execution, announcement or consummation of this Agreement, the Stockholders Agreement or the Transactions, and (ii) neither a “Share Acquisition Date” nor a “Distribution Date” (each as defined in the Parent Rights Agreement) shall occur, in each case, by reason of the approval, execution, announcement or consummation of this Agreement, the Stockholders Agreement or the Transactions.

ARTICLE VI

Interim Covenants
SECTION 6.01.    Conduct of Business.
(a)    Except for matters set forth in Section 6.01(a) of the Company Disclosure Letter or otherwise expressly required by this Agreement or by Law, from the date of this Agreement to the First Effective Time, the Company shall, and shall cause each Company Subsidiary to, conduct its business in the usual, regular and ordinary course in substantially the same manner as previously conducted and, to the extent consistent therewith, use commercially reasonable efforts to preserve intact its current business organization, maintain in effect all material Permits, keep available the services of its current officers and key employees and preserve intact its goodwill and ongoing business relationships with policyholders, suppliers, reinsurers, licensors, licensees, distributors and others having business dealings with them. In addition, and without limiting the generality of the foregoing, except for matters set forth in Section 6.01(a) of the Company Disclosure Letter or otherwise expressly required by this Agreement or by Law, from the date of this Agreement to the First Effective Time, the Company shall not, and shall not permit any Company Subsidiary to (or permit any other person to on behalf of the Company or any Company Subsidiary), do any of the following without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed, except that such consent may be withheld in Parent’s sole discretion with respect to Section 6.01(a)(i)(A)):
(i)    (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by a direct or indirect wholly-owned subsidiary of the Company to its parent or, after June 30, 2016, quarterly dividends not to exceed the aggregate quarterly dividend paid by Parent to its stockholders in such quarter, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;
(ii)    issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien (A) any shares of its capital stock, (B) any Voting Company Debt or other voting securities or (C) any Company Convertible Securities, in each case, as applicable;
(iii)    amend, authorize or propose to amend its certificate or articles of incorporation, by-laws, limited liability company operating agreement or other comparable charter or organizational documents;
(iv)    acquire or agree to acquire (A) by merging or consolidating with, or by purchasing a substantial portion of the assets of or any equity interest in, or by reinsurance or any other manner, any business or any corporation, partnership, joint venture, limited liability company or other company, association or other business organization or division thereof or (B) any assets that are material, individually or in the aggregate, to the Company and the Company Subsidiaries, taken as a whole;
(v)    except (1) to the extent required by applicable Law or as required by existing plans and arrangements as of the date of this Agreement set forth in Section 6.01(a)(v)(1) of the Company Disclosure Letter, or (2) as set forth on Section 6.01(a)(v)(2) of the Company Disclosure Letter, (A) grant to any executive officer or director of the Company or any Company Subsidiary any increase in compensation, (B) grant to any employee who is not an executive officer or director of the Company or any Company Subsidiary any increase in compensation other than in the Ordinary Course of Business, (C) grant to any employee, officer or director of the Company or any Company Subsidiary any increase in severance or termination pay, except to the extent required under any agreement included in or as described in the Company Disclosure Letter, (D) enter into any employment, consulting, indemnification, severance or termination agreement with any executive officer or director (except as contemplated by this Agreement), (E) establish, adopt, extend, renew, enter into or amend in any material respect any collective bargaining agreement, Company Benefit Agreement or Company Benefit Plan or (F) take any action to accelerate any rights or benefits, or make any material determinations, under any collective bargaining agreement, Company Benefit Agreement or Company Benefit Plan;
(vi)    make any change in accounting methods, principles or practices materially affecting the reported consolidated assets, liabilities or results of operations of the Company, except insofar as may have been required by a change in GAAP or SAP or as advised by the Company’s regular public independent accountant is required by GAAP or SAP;
(vii)    sell, lease (as lessor), license or otherwise dispose of, or subject to any material Lien, any of its properties or assets, other than (A) the transfer of properties or assets from one wholly-owned Company Subsidiary to another pursuant to internal reorganizations or consolidations involving existing wholly-owned Company Subsidiaries that would not present a substantial risk of the failure to receive or any material delay in the receipt of the approvals required under Section 8.01(c), (B) sales of properties or assets with a sale price that does not exceed $1,000,000 in the aggregate, or (C) dispositions of obsolete or worthless assets;
(viii)    (A) incur, create, assume or otherwise become liable for, or prepay, any Indebtedness owed to a Third Party (excluding, for the avoidance of doubt, ordinary course trade payables or performance bonds entered into or provided in the Ordinary Course of Business), or guarantee any such Indebtedness of any Third Party, issue or sell any debt securities, options, calls, warrants or other rights to acquire any debt securities of the Company or any Company Subsidiary, guarantee any debt securities of any Third Party, enter into any “keep well” or other agreement to maintain any financial statement condition of any Third Party or enter into any arrangement having the economic effect of any of the foregoing, or amend, modify or refinance any such Indebtedness other than in the Ordinary Course of Business or (B) other than in the Ordinary Course of Business in an amount not to exceed $100,000 in the aggregate, make any loans, advances or capital contributions to, or investments in, any other Person, other than to or in the Company or any Company Subsidiary;
(ix)    make or agree to make any new capital expenditure or expenditures that, individually or in the aggregate, is in excess of $250,000 in any fiscal quarter;
(x)    (A) settle or compromise any liability for Taxes, enter into any closing agreement or similar agreement relating to Taxes or otherwise settle any dispute relating to Taxes, (B) make any material Tax election, (C) prepare or file any Tax Return inconsistent with past practice, (D) take any material position on any material Tax Return filed on or after the date of this Agreement that is inconsistent with positions taken in prior periods, (E) file any amended material Tax Return, (F) make any change in any method of accounting for Tax purposes or (G) request any ruling or similar guidance with respect to Taxes;
(xi)    adopt or enter into a plan of complete or partial liquidation or dissolution of the Company or any of the Company Subsidiaries;
(xii)    settle any material action, claim or Proceeding relating to claims made under any insurance Contracts, policies, binders, slips or certificates issued by the Company or any Company Subsidiary, except in the Ordinary Course of Business;
(xiii)    other than in the case of an action, claim or Proceeding described in clause (xii), compromise, settle or agree to settle any action, claim or Proceeding (A) for an amount in excess of $1,000,000 individually or in the aggregate or (B) that would include any non-monetary relief that would materially affect the operations of the Company, the Company Subsidiaries or its Affiliates from and after the Closing Date;
(xiv)    (1) enter into, modify, amend, cancel, or terminate any Contract or waive, release or assign any material rights or claims thereunder, which if so entered into, modified, amended, cancelled, renewed, terminated, waived, released or assigned would reasonably be expected to (A) prevent or materially delay or impair the ability of the Company and the Company Subsidiaries to consummate the Mergers or (B) materially impair the ability of the Company and the Company Subsidiaries, taken as a whole, to conduct their business in the Ordinary Course of Business, (2) modify, amend, terminate, cancel, extend or grant any material Consent or waiver under, any Company Contract; provided, however, that this clause (2) shall not prevent AmRisc from taking any such action on behalf of the Company with respect to Company Contracts in the Ordinary Course of Business and pursuant to and in accordance with the terms of the MGA or (3) enter into, amend, modify or waive any term under any Contract with BB&T or any of its Subsidiaries, AmRisc or any of its Subsidiaries or any Affiliated Person;

(xv)    make any material change in internal accounting controls or disclosure controls and procedures;
(xvi)    change its fiscal year;
(xvii)    waive, extend, renew or enter into any non-compete, exclusivity, non-solicitation or similar Contract that would restrict or limit, in any material respect, the operations of the Company or the Company Subsidiaries, as the case may be, or any of their respective subsidiaries or Affiliates (whether before or after the Closing);
(xviii)    enter into (including via any acquisition) any new line of business that represents a material change in its operations and which is material to it and the Company Subsidiaries taken as a whole, or make any material change to its or the Company Subsidiaries’ businesses, except as required by Law;
(xix)    other than in the Ordinary Course of Business, make any material change in its investment, underwriting, claims management or reinsurance practices, policies and procedures; or
(xx)    authorize any of, or resolve, commit or agree to take any of, the foregoing actions.
(b)    Except for matters set forth in Section 6.01(b) of the Parent Disclosure Letter or otherwise expressly required by this Agreement or by Law, from the date of this Agreement to the Second Effective Time, Parent shall, and shall cause each Parent Subsidiary to, conduct its business in the usual, regular and ordinary course in substantially the same manner as previously conducted and, to the extent consistent therewith, use commercially reasonable efforts to preserve intact its current business organization, maintain in effect all material Permits, keep available the services of its current officers and key employees and preserve intact its goodwill and ongoing business relationships with policyholders, suppliers, reinsurers, licensors, licensees, distributors and others having business dealings with them. In addition, and without limiting the generality of the foregoing, except for matters set forth in Section 6.01(b) of the Parent Disclosure Letter or otherwise expressly required by this Agreement or by Law, from the date of this Agreement to the Second Effective Time, Parent shall not, and shall not permit any Parent Subsidiary to (or permit any other person to on behalf of Parent or any Parent Subsidiary), do any of the following without the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed):
(i)    (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by a direct or indirect wholly-owned subsidiary of Parent to its parent or quarterly dividends consistent with past practice, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (C) purchase, redeem or otherwise acquire any shares of capital stock of Parent or any non-wholly-owned Parent Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;
(ii)    issue, deliver, sell or grant (A) any shares of its capital stock, (B) any Voting Parent Debt or other voting securities or (C) any Parent Convertible Securities, in each case, as applicable, other than (x) the issuance of Parent Common Stock upon the exercise of Parent Convertible Securities in accordance with their present terms under the Parent Stock Plans or (y) pursuant to a Parent Stock Plan in accordance with its present terms;
(iii)    amend, authorize or propose to amend the certificate or articles of incorporation, by-laws or other comparable charter or organizational documents of Parent;
(iv)    adopt or enter into a plan of complete or partial liquidation or dissolution of Parent or any of the Significant Parent Subsidiaries;
(v)    enter into any agreement to acquire another business or effect any similar transaction that, at the time thereof, would reasonably be expected to prevent or delay the Closing beyond the Outside Date (as the same may be extended) or would reasonably be expected to materially increase the likelihood of a failure to satisfy the conditions set forth in Sections 8.01(c) or 8.01(d);
(vi)    make any change in accounting methods, principles or practices materially affecting the reported consolidated assets, liabilities or results of operations of Parent, except insofar as may have been required by a change in GAAP or SAP or as advised by Parent’s regular public independent accountant is required by GAAP or SAP ;
(vii)    acquire or agree to acquire (A) by merging or consolidating with, or by purchasing a substantial portion of the assets of or any equity interest in, or by reinsurance or any other manner, any business or any corporation, partnership, joint venture, limited liability company or other company, association or other business organization or division thereof or (B) any assets that are material, individually or in the aggregate, to Parent and the Parent Subsidiaries, taken as a whole; provided, however, that the foregoing shall not prohibit (x) internal reorganizations or consolidations involving existing wholly-owned Parent Subsidiaries that would not present a material risk of any delay in the receipt of any approval required to be obtained under Section 8.01(c) or (y) the creation of new wholly-owned Parent Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement;
(viii)    except to the extent required by applicable Law, as required by existing plans and arrangements as of the date of this Agreement or as permitted by Section 6.01(b)(ii), grant to any executive officer or director of the Parent or any Parent Subsidiary any increase in compensation other than in the Ordinary Course of Business not to exceed $1,000,000 in the aggregate;

(ix)    sell, lease (as lessor), license or otherwise dispose of, or subject to any material Lien, any of its properties or assets, other than (A) the transfer of properties or assets from one wholly-owned Parent Subsidiary to another pursuant to internal reorganizations or consolidations involving existing wholly-owned Parent Subsidiaries that would not present a substantial risk of the failure to receive or any material delay in the receipt of the approvals required under Section 8.01(c), (B) sales of properties or assets with a sale price that does not exceed $1,000,000 in the aggregate, or (C) dispositions of obsolete or worthless assets;
(x)    (A) incur, create, assume or otherwise become liable for, or prepay, any Indebtedness owed to a Third Party (excluding, for the avoidance of doubt, ordinary course trade payables or performance bonds entered into or provided in the Ordinary Course of Business), or guarantee any such Indebtedness of any Third Party, issue or sell any debt securities, options, calls, warrants or other rights to acquire any debt securities of Parent or any Parent Subsidiary, guarantee any debt securities of any Third Party, enter into any “keep well” or other agreement to maintain any financial statement condition of any Third Party or enter into any arrangement having the economic effect of any of the foregoing, or amend, modify or refinance any such Indebtedness other than in the Ordinary Course of Business or (B) other than in the Ordinary Course of Business in an amount not to exceed $50,000 in the aggregate, make any loans, advances or capital contributions to, or investments in, any other Person, other than to or in Parent or any Parent Subsidiary;
(xi)    enter into (including via any acquisition) any new line of business that represents a material change in its operations and which is material to Parent and the Parent Subsidiaries taken as a whole, or make any material change to Parent’s or Parent Subsidiaries’ businesses, except as required by Law;
(xii)    make or agree to make any new capital expenditure or expenditures that, individually or in the aggregate, is in excess of $2,500,000 in any fiscal quarter;
(xiii)    (A) settle or compromise any liability for Taxes, enter into any closing agreement or similar agreement relating to Taxes or otherwise settle any dispute relating to Taxes, (B) make any material Tax election, (C) prepare or file any Tax Return inconsistent with past practice, (D) take any material position on any material Tax Return filed on or after the date of this Agreement that is inconsistent with positions taken in prior periods, (E) file any amended material Tax Return, (F) make any change in any method of accounting for Tax purposes or (G) request any ruling or similar guidance with respect to Taxes;
(xiv)    other than in the Ordinary Course of Business, make any material change in its investment, underwriting, claims management or reinsurance practices, policies and procedures;

(xv)    settle any material action, claim or Proceeding relating to claims made under any insurance Contracts, policies, binders, slips or certificates issued by Parent or any Parent Subsidiary, except in the Ordinary Course of Business;
(xvi)    other than in the case of an action, claim or Proceeding described in clause (xv), compromise, settle or agree to settle any action, claim or Proceeding (A) for an amount in excess of $1,000,000 individually or in the aggregate or (B) that would include any non-monetary relief that would materially affect the operations of Parent, the Parent Subsidiaries or its Affiliates from and after the Closing Date;
(xvii)    make any material change in internal accounting controls or disclosure controls and procedures;
(xviii)    waive, extend, renew or enter into any non-compete, exclusivity, non-solicitation or similar Contract that would restrict or limit, in any material respect, the operations of Parent or the Parent Subsidiaries, as the case may be, or any of their respective subsidiaries or Affiliates (whether before or after the Closing); or
(xix)    authorize any of, or resolve, commit or agree to take any of, the foregoing actions.
(c)    The Company and Parent shall promptly advise the other orally and in writing if any of the following occur after the date of this Agreement: (i) receipt of any notice or other communication in writing from any Person alleging that the Consent of such Third Party is or may be required in connection with the Transactions; (ii) receipt of any notice or other communication from any Governmental Entity or Nasdaq (or any other securities market) in connection with the Transactions; or (iii) such party becoming aware of the occurrence of an event that could prevent or materially delay the consummation of the Transactions or that would reasonably be expected to result in any of the conditions set forth in Article VIII not being satisfied; provided, however, that the delivery of any notice pursuant to this Section 6.01(c) shall not limit or otherwise affect the remedies of the Company, Parent, Merger Sub or Merger LLC available hereunder and no information delivered pursuant to this Section 6.01(c) shall update any section of the Company Disclosure Letter or the Parent Disclosure Letter.
SECTION 6.02.    No Solicitation by the Company Parties.
(a)    From the date of this Agreement until the earlier of the First Effective Time or the date of termination of this Agreement, the Company Parties shall not, nor shall they permit any Company Subsidiary to, nor shall they authorize or knowingly permit any of their Representatives or the Representatives of the Company or any Company Subsidiary to, directly or indirectly, (i) solicit, initiate or knowingly facilitate, induce or encourage the submission of, any Company Takeover Proposal (as hereinafter defined) or any proposal or offer or inquiry that would reasonably be expected to lead to a Company Takeover Proposal; (ii) enter into any letter of intent or agreement in principle or any Contract providing for any Company Takeover Proposal or any proposal, offer or inquiry that would reasonably be expected to lead to a Company Takeover Proposal; or (iii) enter into, continue or otherwise participate in any discussions or negotiations with any Third Party with respect to any Company Takeover Proposal or any proposal or offer or inquiry that would reasonably be expected to lead to a Company Takeover Proposal.
(b)    Each Company Party shall promptly, and in any event no later than thirty-six (36) hours after it or any Company Subsidiary or any of its or their respective Representatives receives any Company Takeover Proposal, advise Parent orally and in writing of such Company Takeover Proposal, including providing the identity of the Third Party making or submitting such Company Takeover Proposal, and, (i) if it is in writing, a copy of such Company Takeover Proposal and any related draft agreements and other written material setting forth the material terms and conditions of such Company Takeover Proposal and (ii) if oral, a reasonably detailed summary thereof that is made or submitted by any Third Party during the period between the date hereof and the Closing. Each such Company Party shall keep Parent informed in all material respects on a prompt basis of any change to the material terms of any such Company Takeover Proposal.
(c)    Immediately following the execution of this Agreement, each Company Party shall, and shall cause the Company Subsidiaries and its and their respective Representatives to, immediately cease and terminate any activities, discussions or negotiations existing as of the date of this Agreement between the Company or any of the Company Subsidiaries or any of its or their respective Representatives, on the one hand, and any Third Party or any of its Representatives, on the other hand, with respect to any Company Takeover Proposal or any inquiry, proposal or offer that could reasonably be expected to lead to a Company Takeover Proposal and shall seek to have returned to it any confidential information that has been provided in connection with such activities, discussions or negotiations.
(d)    Neither the Company Board nor any committee thereof shall (A) withhold or withdraw (or modify in a manner adverse to Parent), or propose publicly to withhold or withdraw (or so modify) the Company Recommendation or the Company Determination, (B) recommend, endorse, adopt or approve, or publicly propose to recommend, endorse, adopt or approve, any Company Takeover Proposal or any letter of intent or agreement in principle or any Contract providing for any Company Takeover Proposal or (C) take any action to make the provisions of any Takeover Laws or any restrictive provision of any applicable antitakeover provision in the Company Charter or Company By-laws, inapplicable to any transactions contemplated by a Company Takeover Proposal (any action described in clause (A), (B) or (C) being referred to as a “Company Adverse Recommendation Change”).
(e)    Certain Definitions. For purposes of this Agreement:
“Company Acquisition Transaction” means any transaction or series of related transactions other than the Mergers involving: (i) any acquisition or purchase by any Third Party of more than 20% of the total outstanding voting securities of the Company or any of the Company Subsidiaries; (ii) any tender offer or exchange offer that if consummated would result in any Third Party beneficially owning more than 20% of the total outstanding voting securities of the Sole Stockholder, the Company or any of the Company Subsidiaries; (iii) any merger, amalgamation, plan of arrangement, consolidation, business combination, share exchange, recapitalization or similar transaction involving the Sole Stockholder, the Company or any Company Subsidiary pursuant to which the Sole Stockholder or the members of the Sole Stockholder as of the date hereof holds less than 80% of the equity interests in the surviving or resulting entity of such transaction; (iv) any direct or indirect acquisition of any business or businesses or of assets (including equity interests in any Company Subsidiary) that constitute or account for 20% or more of the consolidated net revenues, net income or assets (based on the fair market value thereof) of the Sole Stockholder, the Company and the Company Subsidiaries, taken as a whole; or (v) any liquidation or dissolution of the Company or any of the Company Subsidiaries.
“Company Takeover Proposal” means any offer or proposal by a Third Party relating to any Company Acquisition Transaction.
SECTION 6.03.    No Solicitation by Parent; Change in Recommendation.
(a)    From the date of this Agreement until the earlier of the Second Effective Time or the date of termination of this Agreement, Parent shall not, nor shall it permit any Parent Subsidiary to, nor shall it authorize or knowingly permit any Representatives of Parent or any Parent Subsidiary to, directly or indirectly, (i) solicit, initiate or knowingly facilitate, induce or encourage the submission of, any Parent Takeover Proposal (as hereinafter defined) or any proposal or offer or inquiry that would reasonably be expected to lead to a Parent Takeover Proposal; (ii) enter into any letter of intent or agreement in principle or any Contract (other than a confidentiality agreement in accordance with this Section 6.03(a)) providing for any Parent Takeover Proposal or any proposal, offer or inquiry that would reasonably be expected to lead to a Parent Takeover Proposal; or (iii) enter into, continue or otherwise participate in any discussions or negotiations with any Third Party with respect to any Parent Takeover Proposal or any proposal or offer or inquiry that would reasonably be expected to lead to a Parent Takeover Proposal; provided, however, that (A) nothing in this Agreement shall prevent Parent or any of its Representatives from contacting, prior to obtaining Parent Stockholder Approval, a Third Party that has made or submitted a Parent Takeover Proposal (or its advisors) solely for the purpose of clarifying the proposal and any material terms thereof and the conditions to consummation, so as to determine whether such Parent Takeover Proposal would reasonably be expected to result in a Superior Parent Proposal and (B) nothing contained in this Agreement shall prohibit Parent or the Parent Board, directly or indirectly through any of its Representatives, prior to obtaining Parent Stockholder Approval, from taking any of the actions described in clause (ii) or (iii) above in response to any Parent Takeover Proposal received by Parent after the date hereof that was not solicited in violation of Section 6.03(a)(i) if, in the case of this clause (B), (1) the Parent Board concludes in good faith, after consultation with its outside legal and financial advisors, that such Parent Takeover Proposal constitutes a Superior Parent Proposal or would reasonably be expected to lead to a Superior Parent Proposal and (2) prior to furnishing any non-public information to, or entering into discussions or negotiations with, such Third Party Parent receives from such Third Party an executed confidentiality agreement with provisions not less favorable in the aggregate to Parent than those contained in the Confidentiality Agreement. Parent agrees that it and the Parent Subsidiaries shall not enter into any Contract with any Person that prohibits Parent from providing information to the Company that is required to be provided to the Company under this Section 6.03.
(b)    Parent shall promptly, and in any event no later than thirty-six (36) hours after it or any Parent Subsidiary or any of its or their respective Representatives receives any Parent Takeover Proposal, advise the Company orally and in writing of such Parent Takeover Proposal, including providing the identity of the Third Party making or submitting such Parent Takeover Proposal, and, (i) if it is in writing, a copy of such Parent Takeover Proposal and any related draft agreements and other written material setting forth the material terms and conditions of such Parent Takeover Proposal and (ii) if oral, a reasonably detailed summary thereof that is made or submitted by any Third Party during the period between the date hereof and the Closing. Parent shall keep the Company informed in all material respects on a prompt basis of any change to the material terms of any such Parent Takeover Proposal. Parent agrees that it shall, prior to or concurrent with the time it is provided to any Third Parties, provide or make available to the Company any non-public information concerning Parent and the Parent Subsidiaries that Parent provides to any Third Party in connection with any Parent Takeover Proposal which was not previously provided to the Company.
(c)    Immediately following the execution of this Agreement, Parent shall, and shall cause the Parent Subsidiaries and its and their respective Representatives to, immediately cease and terminate any discussions or negotiations existing as of the date of this Agreement between Parent or any of the Parent Subsidiaries or any of its or their respective Representatives, on the one hand, and any Third Party or any of its Representatives, on the other hand, with respect to any Parent Takeover Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to a Parent Takeover Proposal and shall seek to have returned to it any confidential information that has been provided in connection with such activities, discussions or negotiations.
(d)    Except as otherwise provided in Section 6.03(e) or 6.03(f), neither the Parent Board nor any committee thereof shall (A) withhold or withdraw (or modify in a manner adverse to the Company), or propose publicly to withhold or withdraw (or so modify) the Parent Recommendation or the Parent Determination, (B) recommend, endorse, adopt or approve, or publicly propose to recommend, endorse, adopt or approve, any Parent Takeover Proposal or any letter of intent or agreement in principle or any Contract (other than a confidentiality agreement executed in accordance with Section 6.03(a)) providing for any Parent Takeover Proposal or (C) take any action to make the provisions of any Takeover Laws or any restrictive provision of any applicable anti-takeover provision in the Parent Charter or Parent By‑laws, inapplicable to any transactions contemplated by a Parent Takeover Proposal (any action described in clause (A), (B) or (C) being referred to as a “Parent Adverse Recommendation Change”).
(e)    Notwithstanding anything in this Agreement to the contrary, in response to a Parent Takeover Proposal, the Parent Board may at any time prior to receipt of Parent Stockholder Approval, effect a Parent Adverse Recommendation Change, and, subject to compliance with the requirements of this Section 6.03(e) and Section 7.07(c), terminate this Agreement in order to concurrently enter into a binding definitive agreement to effect a Superior

Parent Proposal, if (and only if): (i) such Parent Takeover Proposal was not solicited in violation of Section 6.03(a); (ii)  such Parent Takeover Proposal constitutes a Superior Parent Proposal; and (iii) Parent provides the Company at least three (3) Business Days’ prior written notice of the Parent Board’s intention to take such action, which notice shall include the information with respect to such Superior Parent Proposal that is specified in Section 6.03(b) (it being agreed that neither the delivery of such notice by Parent nor any public announcement thereof that Parent determines that it is required to make under applicable Law shall constitute a Parent Adverse Recommendation Change unless and until the Parent Board shall have failed to, within twenty-four (24) hours after such three (3) Business Day period, publicly announce that it is recommending the Transactions (taking into account any adjustment or modification of the terms of this Agreement and the Transactions agreed to by the parties hereto in writing)); (iv) during such three (3) Business Day period, Parent and its Representatives have negotiated in good faith with the Company regarding any revisions to the terms of this Agreement and the Transactions proposed by the Company in response to such Superior Parent Proposal; (v) at the end of the three (3) Business Day period described in the foregoing clause (iv) (and taking into account any adjustment or modification of the terms of this Agreement and the Transactions proposed by the Company) the Parent Board determines in good faith, after consultation with its outside legal and financial advisors, that the Parent Takeover Proposal continues to be a Superior Parent Proposal; (vi) concurrently with the termination of this Agreement, Parent pays to the Company the Termination Fee; and (vii) concurrently with the termination of this Agreement (or, if not determined at such time, as soon thereafter as the amount of Company Expenses is determined), Parent pays to the Company any Company Expenses due pursuant to Section 7.07(c)(iii). Any material amendment or modification to any Superior Parent Proposal (it being understood and agreed that any change in the consideration to be received is a material modification) will be deemed to be a new Parent Takeover Proposal for purposes of this Section 6.03; provided, however, that with respect to each and every material amendment or modification, the notice period and the period during which Parent and its Representatives are required to negotiate in good faith with the Company regarding any revisions to the terms of this Agreement and the Transactions pursuant to clause (v) above shall expire on the second (2nd) Business Day after the Parent Board provides written notice of such new Parent Takeover Proposal to the Company.
(f)    Nothing in this Agreement shall prohibit or restrict the Parent Board, in circumstances not involving or relating to a Parent Takeover Proposal, from effecting prior to obtaining the Parent Stockholder Approval a Parent Adverse Recommendation Change of the type described in clause (A) of the definition thereof, if (and only if): (i) the Parent Board concludes in good faith, after consultation with its outside legal counsel and financial advisors, that the failure to take such action would be reasonably likely to be inconsistent with the exercise of its fiduciary duties under applicable Laws; (ii) Parent provides the Company at least three (3) Business Days’ prior written notice advising the Company that the Parent Board intends to take such action and specifying the reasons therefor in reasonable detail (it being agreed that neither the delivery of such notice by Parent nor any public announcement thereof that the Parent Board determines that it is required to make under applicable Law shall constitute a Parent Adverse Recommendation Change unless and until the Parent Board shall have failed to, within twenty-four (24) hours after such three (3) Business Day period, publicly announce that it is recommending the Transactions (taking into account any adjustment or modification of the terms of this Agreement and the Transactions agreed to by the parties hereto in writing)); (iii) during such three (3) Business Day period, Parent and its Representatives have negotiated in good faith with the Company regarding any revisions to the terms of this Agreement and the Transactions proposed by the Company in response to such conclusion that the failure to take such action would be inconsistent with the exercise of its fiduciary duties to the stockholders of Parent under applicable Laws; and (iv) at the end of the three (3) Business Day period described in the foregoing clause (iii), the Parent Board again concludes in good faith, after consultation with its outside legal counsel and financial advisors (and taking into account any adjustment or modification of the terms of this Agreement and the Transactions proposed by the Company), that the failure to make a Parent Adverse Recommendation Change would be reasonably likely to be inconsistent with the exercise by the Parent Board of its fiduciary duties under applicable Laws.
(g)    During the period from the date of this Agreement through the earlier of the Second Effective Time and the date of termination of this Agreement, Parent shall not terminate, amend, modify or waive any provision of any confidentiality agreement relating to a Parent Takeover Proposal or standstill agreement to which Parent or any of the Parent Subsidiaries is a party (other than any involving the Company) except to the extent the Parent Board determines in good faith after consultation with its outside legal counsel that the failure to do so would be inconsistent with its fiduciary obligations under applicable Law.
(h)    Nothing contained in this Section 6.03 shall prohibit the Parent Board from (i) taking and disclosing to the stockholders of Parent a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or making a statement contemplated by Item 1012(a) of Regulation M-A or Rule 14d-9 promulgated under the Exchange Act or (ii) making any disclosure to the stockholders of Parent if the Parent Board determines in good faith, after consultation with its outside counsel, that such disclosure is required by applicable Law; provided, however, that (A) any disclosure of a position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act other than a “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act, an express rejection of any applicable Parent Takeover Proposal or an express reaffirmation of the Parent Recommendation, shall be deemed to be a Parent Adverse Recommendation Change and (B) neither Parent nor the Parent Board (nor any committee thereof) shall make any Parent Adverse Recommendation Change except in accordance with the other provisions of this Section 6.03.
(i)    Certain Definitions. For purposes of this Agreement:
“Parent Acquisition Transaction” means any transaction or series of related transactions other than the Mergers involving: (i) any acquisition or purchase by any Third Party of more than 20% of the total outstanding voting securities of Parent or any of the Significant Parent Subsidiaries; (ii) any tender offer or exchange offer that if consummated would result in any Third Party beneficially owning more than 20% of the total outstanding voting securities of Parent or any of the Parent Subsidiaries; (iii) any merger, amalgamation, plan of arrangement, consolidation, business combination, share exchange, recapitalization or similar transaction involving Parent or any Parent Subsidiary pursuant to which the stockholders of Parent immediately preceding such transaction hold less than 80% of the equity interests in the surviving or resulting entity of such transaction; (iv) any direct or indirect acquisition of any business or businesses or of assets (including equity interests in any Parent Subsidiary) that constitute or account for 20% or more of the consolidated net revenues, net income or assets (based on the fair market value thereof) of Parent and the Parent Subsidiaries, taken as a whole; or (v) any liquidation or dissolution of Parent or any of the Parent Subsidiaries.
“Parent Takeover Proposal” means any offer or proposal by a Third Party relating to any Parent Acquisition Transaction.
“Superior Parent Proposal” means a bona fide written Parent Takeover Proposal (with (1) references therein to “20%” changed to “50%”, except in the case of any Parent Acquisition Transaction by an individual Person or group of Persons (as described in Rule 13d-5(b)(1) under the Exchange Act), in which case references to “20%” shall be changed to “40%”, and (2) references therein to “80%” changed to “50%”, except in the case of any Parent Acquisition Transaction by an individual Person or group of Persons (as described in Rule 13d-5(b)(1) under the Exchange Act), in which case references to “80%” shall be changed to “60%”) that, in the good faith judgment of the Parent Board, after consultation with its outside financial advisors and its outside legal counsel, taking into account relevant legal, financial and regulatory aspects of the proposal, the identity of the Third Party making such proposal and the conditions for completion of such proposal (i) if consummated, would be more favorable to the stockholders of Parent than the Mergers, taken together, taking into account all of the terms and conditions of such proposal and this Agreement (including any changes to the terms of this Agreement proposed by the Company in response to such proposal or otherwise), and (ii) is reasonably likely to be consummated.
SECTION 6.04.    Section 280G. If the Company or Parent reasonably determines that any payment or benefit in connection with the transactions contemplated by this Agreement could be deemed a Section 280G Payment (as defined below) by more than a de minimis amount, prior to the Closing, the Sole Stockholder shall, in advance of the Closing Date, seek waivers of the right to receive such payments or benefits (“Section 280G Payments”) from “disqualified individuals” (as defined in Section 280G(c) of the Code), to the extent necessary and appropriate to avoid any loss of Tax deduction by reason of Section 280G of the Code and the regulations thereunder or any excise Tax under Section 4999 of the Code, and, if such waivers are received, deliver to its equityholders (whether direct or indirect to the extent required) a disclosure statement which is intended to satisfy, and which is intended to solicit approval by its equityholders, in each case in a manner that complies with Section 280G(b)(5)(B) of the Code and the regulations thereunder, of the right of any “disqualified individual” to receive or retain any payments or benefits that would reasonably be expected, in the absence of such approval by such equityholders, to constitute “excess parachute payments” (as defined in Section 280G(b)(1) of the Code). The Sole Stockholder shall provide Parent and its Representatives with a copy of such disclosure statement prior to delivery to the members of the Sole Stockholder and shall consider in good faith any reasonable comments timely made by Parent or its Representatives regarding the content of such disclosure statement.
ARTICLE VII

Additional Agreements
SECTION 7.01.    Preparation of the Proxy Statement; Stockholders Meetings.
(a)    As promptly as reasonably practicable following the date of this Agreement, Parent and the Company shall prepare, and Parent shall file with the SEC, the Proxy Statement. Each of Parent and the Company shall cooperate in the preparation and filing of the Proxy Statement (including by the Company providing Parent with the financial statements and financial data of the Company necessary for inclusion in the Proxy Statement as well as any other information necessary for Parent to prepare the pro forma financial statements required for the Proxy Statement). Parent shall provide the Company with the opportunity to review and comment on the Proxy Statement prior to its filing with the SEC. No filing of, or amendment or supplement to, the Proxy Statement will be made by Parent without providing the Company the opportunity to review and comment thereon. Parent will advise the Company promptly after it receives oral or written notice of any oral or written request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information, and will promptly provide the Company with copies of any written communication from the SEC or any state securities commission. If at any time prior to the First Effective Time any information relating to Parent or the Company, or any of their respective Affiliates, officers or directors, is discovered by Parent or the Company which should be set forth in an amendment or supplement to the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party and an appropriate amendment or supplement describing such information shall be promptly filed by Parent with the SEC, after the Company has had a reasonable opportunity to review and comment thereon, and, to the extent required by applicable Law, disseminated to the respective stockholders of Parent.
(b)    Subject to applicable Law, Parent shall, as soon as reasonably practicable following date of this Agreement, but in no event later than thirty (30) days after distribution of the Proxy Statement to Parent’s stockholders, duly call, give notice of, convene and hold a meeting of its stockholders (the “Parent Stockholders Meeting”) for the purpose of seeking the Parent Stockholder Approval. Subject to Section 6.03(e) and 6.03(f), Parent shall, through the Parent Board, recommend that its stockholders approve the Share Issuance (the “Parent Recommendation”), and shall use reasonable best efforts to solicit from its stockholders proxies in favor of the Share Issuance. Notwithstanding anything to the contrary in this Agreement, Parent may adjourn, recess or postpone the Parent Stockholders Meeting from time to time (a) with the prior written consent of the Company; (b) to the extent necessary to ensure that any supplement or amendment to the Proxy Statement required by applicable Law (as determined by

Parent in good faith after consultation with its outside legal counsel) is provided to the stockholders of Parent a reasonable amount of time in advance of the Parent Stockholders Meeting to permit such stockholders to review such supplement or amendment prior to the Parent Stockholders Meeting; (c) if as of the time at which the Parent Stockholders Meeting is to be held, (x) there is an absence of a quorum (either in person or by proxy) necessary to conduct the business of the Parent Stockholders Meeting, or (y) it is necessary to solicit additional proxies in order to obtain approval of the Share Issuance; or (d) if required by Law or any court of competent jurisdiction.
SECTION 7.02.    Access to Information; Confidentiality. Subject to contractual and legal restrictions applicable to Parent or the Company or any of their respective subsidiaries with respect to the exchange of information, each of the Company and Parent shall, and shall cause each of its respective subsidiaries to, afford to the other party and to the Representatives of such other party, reasonable access during normal business hours during the period prior to the First Effective Time or the termination of this Agreement to all their respective properties, books, contracts, commitments, personnel and records (including the work papers of independent accountants, if available, and subject to the consent of such independent accountants), including for purposes of Parent and its Representatives, to conduct audits from time to time of the Company’s and the Company Subsidiaries’ practices and procedures pursuant to applicable Insurance Laws and, during such period, each of the Company and Parent shall, and shall cause each of its respective subsidiaries to, furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities Laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request; provided, however, that (A) such access does not unreasonably disrupt the normal operations of the Company and the Company Subsidiaries, or Parent and the Parent Subsidiaries, as applicable, and (B) if either Parent or the Company requests detailed information on a per-insured basis contained in electronic databases, the other party shall be obligated only to provide such information to TigerRisk Partners, LLC for analysis. No investigation pursuant to this Section 7.02 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto. This Section 7.02 shall not require the Company or any Company Subsidiary, or Parent or any Parent Subsidiary, to permit any access, or to disclose any information, that in the reasonable judgment of such party, would reasonably be expected to result in (i) the disclosure of any trade secrets of Third Parties or a violation of any of its obligations with respect to confidentiality if such party shall have used its reasonable best efforts to obtain the consent of such Third Party to such inspection or disclosure, (ii) the loss of attorney-client privilege with respect to such information, (iii) in the case of documents or portions of documents relating to pricing or other matters that are highly sensitive, a Governmental Entity alleging that providing such information violates any Regulatory Law or (iv) a violation of applicable privacy Laws. If any material is withheld by such party pursuant to the preceding sentence, such party shall inform the other party as to the general nature of what is being withheld. All information exchanged pursuant to this Section 7.02 shall be subject to the Confidentiality Agreement.

SECTION 7.03.    Commercially Reasonable Efforts; Notification.
(a)    Subject to the terms and conditions set forth in this Agreement, each of the parties hereto shall use its commercially reasonable efforts (subject to, and in accordance with, applicable Law), to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable Laws to consummate and make effective the Mergers and the other Transactions, including (i) the obtaining of all necessary actions or nonactions and Consents from Governmental Entities and Nasdaq and the making of all necessary registrations and Filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid a Proceeding by, any Governmental Entity or Nasdaq, (ii) the obtaining of all necessary Consents from Third Parties, and (iii) the execution and delivery of any additional instruments necessary to consummate the Transactions; provided, however, that in no event shall Parent, Merger Sub, Merger LLC or the Company Parties or any of their respective subsidiaries be required to (and in no event shall the Company or any Company Subsidiary without the prior written consent of Parent, or Parent or any Parent Subsidiary without the prior written consent of the Company) pay any fee, penalty or other consideration to any Third Party or make any other concession to any Third Party for any Consent required for the consummation of the Transactions under any Contract.
(b)    Subject to the terms and conditions herein provided and without limiting the foregoing, the Company and Parent shall (i) to the extent required, (A) promptly, but in no event later than fifteen (15) Business Days after the date hereof, make their respective Filings under the HSR Act and (B) as promptly as reasonably practicable after the date hereof, make any other required submissions under the HSR Act (which submissions shall be in substantial compliance with the requirements of the HSR Act and any other applicable Law), (ii) promptly, but in no event later than thirty (30) calendar days after the date hereof, make, or cause their respective “ultimate controlling persons” to make, all filings necessary under the Insurance Laws, including the Company Insurance Approvals and Parent Insurance Approvals (including filings on Form A seeking approval of Parent’s acquisition of control of each applicable Company Insurance Subsidiary and Peed’s and the Sole Stockholder’s acquisition of control of each applicable Parent Insurance Subsidiary), with the Insurance Regulators in Florida, Hawaii and New York, as applicable, and promptly make any further filings pursuant thereto as may be necessary or advisable, (iii) use commercially reasonable efforts to cooperate with each other in (A) determining whether any Filings are required to be made with, or Consents are required to be obtained from, any Third Parties or other Governmental Entities in connection with the execution and delivery of this Agreement and the consummation of the Transactions and (B) timely making all such Filings (which Filings shall be in substantial compliance with the requirements of applicable Law) and timely seeking all such Consents and (iv) use commercially reasonable efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the Transactions, including taking all such further action as may be necessary to resolve such objections, if any, as the United States Federal Trade Commission, the Antitrust Division of the United States Department of Justice, state antitrust enforcement authorities or competition authorities of any other nation or other jurisdiction, any Insurance Regulator, or any other Governmental Entity may assert under

Regulatory Law with respect to the Transactions. Notwithstanding anything in this Agreement to the contrary, in no event shall Parent or any Company Party be required to (and in no event shall the Company or any Company Subsidiary agree to without the prior written consent of Parent, or Parent or any Parent Subsidiary agree to without the prior written consent of the Company) divest any assets, provide any guaranty, contribution of capital, keepwell agreement or capital maintenance arrangement, restrict dividends or distributions, or agree to divest any assets or consent to or take any other action or agree to any limitation or make any concession or other undertaking which would individually, or together with all other such divestitures, agreements, consents, actions, limitations or concessions, be reasonably likely to materially and adversely affect (x) the benefits expected to be derived by Parent or the Sole Stockholder and the Sole Stockholder Members, as applicable, as a result of the Mergers, (y) the business of Parent and the Parent Subsidiaries or of the Company and the Company Subsidiaries, in each case as currently conducted, or (z) the business of the Company and the Company Subsidiaries as contemplated to be conducted on a combined basis with Parent and the Parent Subsidiaries following the Mergers (any such requirement, individually or together with all other such requirements, a “Burdensome Regulatory Action”). Subject to applicable legal limitations and the instructions of any Governmental Entity, the Company and Parent shall keep each other apprised of the status of matters relating to the completion of the Transactions, including promptly furnishing the other with copies of notices or other communications received by the Company or Parent, as the case may be, or any of their respective subsidiaries, from any Third Party and/or any Governmental Entity with respect to such transactions. The Company and Parent shall permit counsel for the other party reasonable opportunity to review in advance, and consider in good faith, the views of the other party in connection with, any proposed written communication to any Governmental Entity. Each of the Company and Parent agrees, to the extent reasonably feasible, not to participate in any meeting or discussion (other than relating to non-substantive matters such as the scheduling of any meetings or of any discussions), either in person or by telephone, with any Governmental Entity in connection with the proposed transactions unless it consults with the other party in advance and, to the extent not prohibited by such Governmental Entity, gives the other party the opportunity to attend and participate. The Company and Parent shall furnish the other with such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of necessary Filings or submissions of information to any Governmental Entity. Subject to applicable Laws relating to the exchange of information, Parent or the Company shall have the right to direct all matters with any Governmental Entity consistent with its obligations hereunder. Either Parent or the Company may designate any competitively sensitive information provided to the other under this Agreement as “outside counsel only”. Such materials and the information contained therein shall be given only to outside legal counsel of the other and will not be disclosed by such outside counsel to employees, officers or directors of their client unless express written permission is obtained in advance from the disclosing party or its legal counsel.
(c)    In furtherance and not in limitation of the covenants of the parties contained in this Section 7.03, if any Proceeding, including any Proceeding by a private party, is instituted (or threatened to be instituted) challenging any Transaction as violative of any Regulatory Law, each of the Company and Parent shall cooperate in all respects with each other and shall use their respective commercially reasonable efforts to contest and resist any such

Proceeding and to have vacated, lifted, reversed or overturned any Judgment that is in effect and that prohibits, prevents or restricts consummation of the Transactions. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 7.03 shall limit a party’s right to terminate this Agreement pursuant to Section 9.01(b)(i) or 9.01(b)(ii).
SECTION 7.04.    AmRisc Agreements. Prior to the First Effective Time, the Company shall, and shall cause the Company Subsidiaries to, enforce all of the terms of the AmRisc Agreements. Prior to the First Effective Time, without the prior written consent of Parent, the Company shall not (or permit any of the Company Subsidiaries to), (a) amend, waive or modify any AmRisc Agreement in a manner adverse to the Company or (b) terminate any AmRisc Agreement. The Company shall, and shall cause the Company Subsidiaries to, comply with all AmRisc Agreements. The Company shall keep Parent informed on a reasonably current basis of any material changes in the relationship with or developments with respect to AmRisc or any of its subsidiaries, including delivering to Parent copies of all material notices the Company receives under the AmRisc Agreements, and shall furnish promptly to Parent such information concerning the status of the relationship with AmRisc and its subsidiaries as Parent may reasonably request.
SECTION 7.05.    Termination of Affiliated Person Contracts. Except as otherwise determined by Parent, the Company, the Sole Stockholder and the Sole Stockholder Member Parties shall cause all Affiliated Person Contracts and all obligations of the Company or any Company Subsidiary, if any, required to be listed on Section 3.22 of the Company Disclosure Letter (except those Affiliated Person Contracts and obligations set forth on Schedule 7.05), and any Affiliated Person Contracts or obligations arising between the date hereof and the Closing Date which would have been required to be included on Section 3.22 of the Company Disclosure Letter if they had existed as of the date hereof, to be terminated immediately prior to the Closing, in each case, without any recourse or liability to the Company or any Company Subsidiary or any of its or their respective officers, directors or employees (such Affiliated Person Contracts and obligations to be terminated, the “Specified Affiliated Person Contracts and Obligations”). The Sole Stockholder and the Company shall provide Parent with documentation reasonably satisfactory to Parent of the termination of such Affiliated Person Contracts and Obligations.
SECTION 7.06.    Releases; Director and Officer Indemnification.
(a)    In consideration of the benefits derived herefrom for the Sole Stockholder and the Sole Stockholder Member Parties, the Sole Stockholder and each Sole Stockholder Member Party, on behalf of itself, himself or herself and each of its, his or her Affiliates (collectively for purposes of this Section 7.06, the “Releasing Parties”) hereby consents to the transactions contemplated under this Agreement and each Ancillary Agreement. Effective as of the Closing, each of the Releasing Parties hereby irrevocably, unconditionally and completely forever releases, acquits and discharges each of the Releasees (as defined below) from and against any and all Claims (as defined below), whether at law or in equity, that such Releasing Party may have against any of the Releasees, directly or indirectly relating to or arising out of any events, matters, causes, things, acts, omissions or conduct occurring or existing at any time up to and including the Closing Date and relating directly or indirectly to such Releasing Party’s current or former employment or consulting relationship with the Company or any Company Subsidiary or current or former status as a manager, director, member, equity holder, option holder, warrant holder or debt holder of the Company or any Company Subsidiary, other than any Claim arising under this Agreement or any Ancillary Agreement. For purposes of this Agreement, (a) “Releasees” means the Company and each Company Subsidiary, and each of their respective officers, directors, employees, shareholders, members, Affiliates, agents, representatives, successors and assigns, and (b) “Claim” means all past, present and future disputes, claims, controversies, demands, rights, liabilities and Proceedings of every kind and nature, including: (i) any unknown, unripe, inchoate, unsuspected or undisclosed claim; and (ii) any claim, right or Proceeding based upon any breach of any express or implied Contract (excluding, in each case, all obligations in respect of such Releasee’s position as an employee, officer or director (or similar role) of the Company or any Company Subsidiary with respect to indemnification rights under any Contract or organizational document of the Company or any Company Subsidiary made available to Parent prior to the date of this Agreement.
(b)    Parent agrees that all rights to indemnification, advancement of expenses and exculpation by the Company or any Company Subsidiaries now existing in favor of each Person who is now, or has been prior to the date hereof, a Person eligible for such indemnification, advancement of expenses and exculpation as provided in the articles of incorporation, by-laws or indemnification agreements of the Company or any Company Subsidiary, in each case as in effect on the date hereof and in the forms made available to Parent prior to the date hereof, shall survive the Closing and shall continue in full force and effect in accordance with their respective terms to the fullest extent permissible under Delaware Law. For a period of six (6) years following the Closing Date, Parent and the Company shall not, and shall not permit any Parent Subsidiary or Company Subsidiary to, take any action to disaffirm or adversely affect the provisions of such organizational documents or other written agreements of the Company or such Company Subsidiary that provide indemnification of and expense reimbursement to such Persons.
SECTION 7.07.    Fees and Expenses.
(a)    Except as provided below, all fees and expenses incurred in connection with the Mergers and the other Transactions, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such fees or expenses, whether or not the Mergers are consummated.
(b)    Notwithstanding anything in this Agreement to the contrary, if this Agreement is terminated by the Company or Parent pursuant to Section 9.01(b)(iii) then the Parent shall reimburse the Company upon demand by wire transfer of immediately available funds to an account specified in writing by the Company for all Transaction Expenses of the Company and its Affiliates, not to exceed $1,500,000 (the “Company Expenses”), within two (2) Business Days after receipt of notice by the Company of all such Transaction Expenses.
(c)    Notwithstanding anything in this Agreement to the contrary, if (i)(A) this Agreement is terminated by the Company or Parent pursuant to Section 9.01(b)(iii), (B) (1) a Parent Takeover Proposal existed between the date hereof and the Parent Stockholders Meeting

(or the postponement or adjournment thereof) and had been publicly announced or otherwise publicly made known to the stockholders of Parent during such period and (2) such Parent Takeover Proposal was not publicly withdrawn prior to the Parent Stockholder Meeting, and (C) concurrently with, or within twelve (12) months after any such termination any Parent Acquisition Transaction is consummated or Parent or any of the Parent Subsidiaries enters into any definitive agreement to effect any Parent Acquisition Transaction (which, in either case, need not be pursuant to such Parent Takeover Proposal), (ii) this Agreement is terminated by the Company pursuant to Section 9.01(f) or (iii) this Agreement is terminated by Parent pursuant to Section 9.01(g) then, in each case, Parent shall pay to the Sole Stockholder a fee equal to $9,311,000.00 (the “Termination Fee”) by wire transfer of immediately available funds to an account specified in writing by the Company, plus, if not previously paid pursuant to Section 7.07(b), the aggregate amount of any Company Expenses and such payments to be made promptly, but in no event later than, in the case of clause (i), the earlier to occur of (A) the date on which such Parent Acquisition Transaction is consummated and (B) the date on which Parent enters into such definitive agreement to effect a Parent Acquisition Transaction or effects such Parent Acquisition Transaction or, in the case of clause (ii), two (2) Business Days after such termination or, in the case of clause (iii), concurrently with the termination of this Agreement; provided, however, that if Parent terminates this Agreement pursuant to Section 9.01(g) within forty-five (45) days of the date of this Agreement, the Termination Fee shall be $4,655,000.00.
(d)    Parent acknowledges that the agreements contained in this Section 7.07 are an integral part of the Transactions, and that, without these agreements the Company would not have entered into this Agreement; accordingly, if Parent fails to promptly pay the amounts due pursuant to Section 7.07(b) or 7.07(c), and, in order to obtain such payment the Company commences a suit which results in a Judgment against Parent for any of the amounts set forth in Section 7.07(b) or Section 7.07(c) then Parent shall pay to the Company its costs and expenses (including attorneys’ fees) in connection with such suit, together with interest on the amounts due pursuant to Section 7.07(b) or Section 7.07(c) at the prime rate of interest reported in The Wall Street Journal in effect on the date of payment plus 5% per annum from the date such amounts were required to be paid until the date actually received by such party.
(e)    For purposes of this Section 7.07, “Parent Acquisition Transaction” shall have the meaning ascribed thereto in Section 6.03(i), except that references in such definition to “20%” and “80%” shall be replaced by “50%” (including with respect to the definition of “Parent Takeover Proposal” for purposes of this Section 7.07).
SECTION 7.08.    Public Announcements. Parent, Merger Sub and Merger LLC, on the one hand, and the Company Parties, on the other hand, shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the Mergers and the other Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except to the extent required by Law, court process, by obligations pursuant to any listing agreement with any national securities exchange, or with respect to any Parent Adverse Recommendation Change or Parent Takeover Proposal in accordance with Section 6.03.

SECTION 7.09.    Transfer Taxes. All stock transfer, real estate transfer, documentary, stamp, recording and other similar Taxes imposed on Merger Sub, Merger LLC, the Company or the Surviving Corporation (including interest, penalties and additions to any such Taxes) (“Transfer Taxes”) incurred in connection with the Transactions shall be paid by any of Merger Sub, Merger LLC or the Surviving Corporation, and the Company shall cooperate with Merger Sub, Merger LLC and Parent in preparing, executing and filing any Tax Returns with respect to such Transfer Taxes.
SECTION 7.10.    Stock Exchange Listing. Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock to be issued in the First Merger and under the Company Stock Plans to be approved for listing on Nasdaq, subject to official notice of issuance, prior to the First Effective Time.
SECTION 7.11.    Tax Matters.
(a)    If there is a determination within the meaning of Section 1313(a) of the Code that the First Merger by itself or taken together with the Second Merger, does not qualify as a reorganization described in Section 368(a) of the Code, Parent, the Parent Subsidiaries, the Sole Stockholder, and the Sole Stockholder Member Parties shall take the position for federal income tax purposes that the First Merger was a qualified stock purchase within the meaning of Section 338 of the Code and the Second Merger qualified as a liquidation described in Section 332 of the Code.
(b)    Parent shall ensure that the continuity of business enterprise requirement of U.S. Treasury Regulations Section 1.368-1(d) is satisfied in connection with the transactions provided for herein.
(c)    Parent covenants that neither Parent, the Parent Subsidiaries, nor a “related person” (as defined for purposes of U.S. Treasury Regulations Section 1.368-1(e)(4)) with respect to Parent (a “Related Person”), nor any entity or arrangement that is treated as a partnership for federal income tax purposes and in which Parent, the Parent Subsidiaries, or a Related Person is treated for federal income tax purposes as owning a direct or indirect interest, will, in connection with the Mergers (as determined for purposes of Treasury Regulations Section 1.368-1(e)), redeem or otherwise acquire any of the shares of Parent Common Stock transferred in connection with the Mergers, such that the continuity of interest requirement of U.S. Treasury Regulations Section 1.368-1(e) is not satisfied.
(d)    Parent covenants that neither Parent, the Parent Subsidiaries, nor any of their Affiliates, nor a Related Person, nor any entity or arrangement that is treated as a partnership for federal income tax purposes and in which Parent, the Parent Subsidiaries, or a Related Person is treated for federal income tax purposes as owning a direct or indirect interest will take any action that would cause the First Merger, taken together with the Second Merger, to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.
(e)    Parent shall not undertake, and shall not permit the Parent Subsidiaries to undertake, any transaction in connection with or otherwise as part of a plan including the

Mergers, after the Second Effective Time, that would cause it directly to own less than 100% of the interests in Merger LLC.
(f)    Each of Parent, Merger Sub, Merger LLC and the Company hereby adopt this Agreement as a plan of reorganization within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the U.S. Treasury Regulations.
SECTION 7.12.    Control of Operations. Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company’s operations prior to the First Effective Time. Prior to the First Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.
SECTION 7.13.    Sole Stockholder Matters.
(a)    The Sole Stockholder shall not transfer, assign, pledge, encumber or dispose of any shares of capital stock of the Company. The Sole Stockholder shall not issue any securities or any rights or Contracts exercisable or exchangeable for, or convertible into, securities of the Sole Stockholder.
(b)    No Sole Stockholder Member Party shall Transfer any securities of the Sole Stockholder owned by such Sole Stockholder Member Party as of the time of the execution of this Agreement, other than Transfers to Permitted Transferees. No Sole Stockholder Member Party shall issue any securities or any rights or Contracts exercisable or exchangeable for, or convertible into, securities of the Sole Stockholder Member Party, other than issuances to Permitted Transferees of such Sole Stockholder Member Party or in connection with the exercise of options granted by the Sole Stockholder prior to the date hereof.
(c)    Immediately following the execution of this Agreement, the Sole Stockholder shall duly execute and deliver to the Company and Parent in accordance with the applicable provisions of the NCBCA and the organizational documents of the Company the Company Stockholder Consent. The Sole Stockholder shall not revoke the Company Stockholder Consent.
(d)    None of the Sole Stockholder Member Parties shall, nor shall any of them knowingly permit any of their Affiliates to, (i) acquire, directly or indirectly (of record or beneficially), any shares of capital stock of Parent or any securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of Parent, (ii) acquire, directly or indirectly any economic interest in, or voting control over, any shares of capital stock of Parent or (iii) attempt to manipulate the price per share of the capital stock of Parent.
(e)    Prior to the filing by Parent of the Proxy Statement the Stockholder Member Parties and the Company shall have caused L. Peed to deliver to R. Daniel Peed a duly executed irrevocable proxy to vote the shares of Parent Common Stock to be received by L. Peed and her Affiliates in the Distribution, which proxy shall be in form and substance reasonably acceptable to Parent.

SECTION 7.14.    Takeover Laws. Parent, the Company, the Parent Board and the Company Board shall (a) take no action to cause any Takeover Law to become applicable to this Agreement, the Mergers or any of the Transactions and (b) if any Takeover Law is or becomes applicable to this Agreement, the Mergers or any of the Transactions, use its reasonable best efforts to ensure that the Mergers and the other Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Takeover Law with respect to this Agreement, the Mergers and the other Transactions.
SECTION 7.15.    Section 16 Matters. Prior to the First Effective Time, Parent and the Company shall take all such steps as may be required to cause any acquisitions of Parent Common Stock (including derivative securities with respect to Parent Common Stock) resulting from the Transactions by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company or will become subject to such reporting requirements with respect to Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act. Parent and the Company shall provide to counsel to the other party copies of the resolutions to be adopted by their respective Boards of Directors to implement the foregoing.
SECTION 7.16.    Parent Board. Parent shall use its reasonable best efforts to take all actions as may be necessary to cause, as of the First Effective Time, (i) the Parent Board to be increased to ten (10) directors and (ii) be comprised of (A) the directors of the Parent Board as of immediately prior to the First Effective Time and (B) the natural persons set forth on Schedule 7.16.
SECTION 7.17.    Financial Statements and Other Information.
(a)    The Company shall promptly (and in no event later than seven (7) Business Days prior to the anticipated Closing Date) provide to Parent all financial statements and other information reasonably requested by Parent in order for Parent to determine whether the condition in Section 8.02(h) has been satisfied.
(b)    The Company shall (i) deliver to Parent no later than seven (7) Business Days prior to the anticipated Closing Date, the historical financial statements of the Company and the auditor consents necessary for Parent to satisfy the financial statement obligations requirements under Form 8-K promulgated under the Exchange Act (without giving effect to the grace period contemplated thereby) and (ii) use its reasonable best efforts to cause its independent auditors to provide all consent letters with respect to the financial statements of the Company or any of its Subsidiaries that are reasonably requested by Parent or required in order for Parent to file the Proxy Statement or comply with applicable Law.
SECTION 7.18.    Distribution of Merger Consideration. Immediately following the Closing, the Sole Stockholder will distribute the shares of Parent Common Stock issued in the First Merger to the members of the Sole Stockholder in accordance with Schedule 7.18 pursuant to instruments in form and substance reasonably acceptable to Parent (the “Distribution”).

ARTICLE VIII

Conditions Precedent
SECTION 8.01.    Conditions to Each Party’s Obligation To Effect The Merger. The respective obligation of each party to effect the Mergers is subject to the satisfaction or waiver on or prior to the Closing Date of each of the following conditions:
(a)    The Company shall have obtained the Company Stockholder Approval, and Parent shall have obtained the Parent Stockholder Approval.
(b)    The shares of Parent Common Stock issuable to the Sole Stockholder pursuant to this Agreement shall have been approved for listing on Nasdaq, subject to official notice of issuance.
(c)    Any applicable waiting period (and any extension thereof) applicable to the Mergers under the HSR Act shall have expired or been earlier terminated. Except as set forth in Section 8.02(e) and Section 8.03(d), all other Consents of or Filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity, including under applicable Regulatory Laws, which the failure to obtain, make or occur would have the effect of making the Mergers or any of the other Transactions illegal or would, individually or in the aggregate, have a Company Material Adverse Effect or a Parent Material Adverse Effect, shall have been obtained, shall have been made or shall have occurred, as applicable.
(d)    No temporary restraining order, preliminary or permanent injunction or other order issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition shall be in effect (i) preventing the consummation of the Mergers or the other Transactions or that constitutes or would require a Burdensome Regulatory Action or (ii) preventing, restraining or otherwise limiting the performance by any party thereto of any of the Ancillary Agreements. There shall not be any Proceeding pending or threatened seeking an order or injunction that would have the effect described in clause (ii).
(e)    The Sole Stockholder and the Sole Stockholder Members shall be ready, willing and able to effect the Distribution and Parent shall be reasonably satisfied that the Distribution shall occur immediately following the Second Effective Time.
SECTION 8.02.    Conditions to Obligations of Parent, Merger Sub and Merger LLC. The obligations of Parent, Merger Sub and Merger LLC to effect the Mergers are further subject to the satisfaction or waiver by Parent on or prior to the Closing Date of each of the following conditions:
(a)    Representations and Warranties. The representations and warranties set forth in (i) Section 3.02(a), Section 4.02(a), Section 3.07(a) and Section 4.06(b) shall be true and correct in all respects as of the date of this Agreement and on and as of the Closing Date as if made on and as of such date, (ii) Section 3.03, Section 3.06, Section 3.22, Section 3.23 and

Section 4.06(a) shall be true and correct in all material respects as of the date of this Agreement and on and as of the Closing Date as if made on and as of such date, and (iii) this Agreement (other than those contained in the preceding clauses (i) and (ii)), when read without any exception or qualification as to materiality or Company Material Adverse Effect, shall be true and correct as of the date of this Agreement and on and as of the Closing Date as if made on and as of such date, except where the failure to be so true and correct, individually or in the aggregate with respect to all such failures, has not had and would not reasonably be expected to have a Company Material Adverse Effect or would not reasonably be likely to materially adversely affect the ability of the Company to effect the Mergers in accordance with this Agreement; provided, however, that representations and warranties that are made as of a particular date or period shall be true and correct (in the manner set forth in clauses (i), (ii) or (iii), as applicable) only as of such date or period.
(b)    Performance of Obligations of the Company. The Company and the Sole Stockholder Member Parties shall have performed in all material respects all obligations required to be performed by any of them under this Agreement at or prior to the Closing Date.
(c)    Officer’s Certificate. Parent shall have received a certificate of an executive officer of the Company as to the satisfaction of the conditions set forth in Section 8.02(a), Section 8.02(b), Section 8.02(f) and Section 8.02(h).
(d)    FIRPTA Certificate. The Sole Stockholder shall have delivered to Parent a certification of non-foreign status, in form and substance reasonably satisfactory to Parent, in accordance with U.S. Treasury Regulations § 1.1445-2(b), with respect to which Parent shall not have actual knowledge that such certification is false and shall not have received a notice that such certification is false pursuant to U.S. Treasury Regulations § 1.1445-4.
(e)    Form A Approvals. The parties shall have obtained the approval without the imposition of a Burdensome Regulatory Action on Parent or any Parent Subsidiary of (i) Parent’s acquisition of control (filed on Form A) of each applicable Company Insurance Subsidiary from the Insurance Regulator of the State of Florida and (ii) Peed’s and the Sole Stockholder’s acquisition of control (filed on Form A) of each applicable Parent Insurance Subsidiary from the Insurance Regulators of the States of Florida, Hawaii and New York.
(f)    AmRisc Agreements. Each of the AmRisc Agreements shall be in full force and effect, no Company Party to any of the AmRisc Agreements shall have (with notice or lapse of time or both), and no other party to any of the AmRisc Agreements, shall have (with notice or lapse of time or both), materially breached the terms thereof or have the right (with notice or lapse of time or both) to terminate any of the AmRisc Agreements. No temporary restraining order, preliminary or permanent injunction or other order issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition preventing, restraining or otherwise limiting the performance by any Company Party thereto, or any other party thereto, of any of the AmRisc Agreements shall be in effect and there shall not be any Proceedings pending or threatened seeking any such an order or injunction.

(g)    Florida Approval of MGA Amendment. AmRisc and ACIC shall have obtained the approval from the Insurance Regulator of the State of Florida without imposition of a Burdensome Regulatory Action on AmRisc or ACIC of the amendment to the MGA contemplated by Section 2 of the Consent Agreement.
(h)    Company Minimum Tangible Net Worth. The Minimum Tangible Net Worth of the Company, measured as of immediately prior to the Closing, shall be no less than $154,500,000.
(i)    Specified Affiliated Person Contracts and Obligations. The Specified Affiliated Person Contracts and Obligations shall have been terminated in a manner reasonably acceptable to Parent and in accordance with Section 7.05.
(j)    Stockholders Agreement; Company Ancillary Agreements. The Signing Date Company Ancillary Agreements shall be in full force and effect and all of the representations therein of the parties thereto (other than Parent) shall be true and correct in all respects as of the Closing.
SECTION 8.03.    Conditions to Obligation of the Company. The obligation of the Company to effect the Mergers is further subject to the satisfaction or waiver by the Company on or prior to the Closing Date of each of the following conditions:
(a)    Representations and Warranties. The representations and warranties of Parent, Merger Sub and Merger LLC set forth in (i) Sections 5.02(a) and 5.07(a) shall be true and correct in all respects as of the date of this Agreement and on and as of the Closing Date as if made on and as of such date (other than, in case of Section 5.02(a), de minimis inaccuracies), (ii) Section 5.03, 5.06 and 5.23 shall be true and correct in all material respects as of the date of this Agreement and on and as of the Closing Date as if made on and as of such date, and (iii) this Agreement (other than those contained in the preceding clauses (i) and (ii)), when read without any exception or qualification as to materiality or Parent Material Adverse Effect, shall be true and correct as of the date of this Agreement and on and as of the Closing Date as if made on and as of such date, except where the failure to be so true and correct, individually or in the aggregate with respect to all such failures, has not had and would not reasonably be expected to have a Parent Material Adverse Effect or would not reasonably be likely to materially adversely affect the ability of Parent, Merger Sub and Merger LLC to effect the Mergers in accordance with this Agreement; provided, however, that representations and warranties that are made as of a particular date or period shall be true and correct (in the manner set forth in clauses (i), (ii) or (iii), as applicable) only as of such date or period.
(b)    Performance of Obligations of Parent, Merger Sub and Merger LLC. Parent, Merger Sub and Merger LLC shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.
(c)    Officer’s Certificate. The Company shall have received a certificate of an executive officer of Parent as to the satisfaction of the conditions set forth in Sections 8.03(a) and 8.03(b).

(d)    Form A Approvals. The parties shall have obtained the approval without the imposition of a Burdensome Regulatory Action on the Sole Stockholder, any Sole Stockholder Member or Parent of (i) Parent’s acquisition of control (filed on Form A) of each applicable Company Insurance Subsidiary from the Insurance Regulator of the State of Florida and (ii) Peed’s and the Sole Stockholder’s acquisition of control (filed on Form A) of each applicable Parent Insurance Subsidiary from the Insurance Regulators of the States of Florida, Hawaii and New York.
(e)    Parent Stock Price. The 30-Day Trailing VWAP of the Parent Common Stock at Closing shall be no less than $10.367.
(f)    Stockholders Agreement; Parent Ancillary Agreements. The Stockholders Agreement and Signing Date Parent Ancillary Agreements shall be in full force and effect and all of the representations of Parent therein shall be true and correct in all respects as of the Closing.
(g)    Tax Opinion. The Sole Stockholder shall have received an opinion from Debevoise & Plimpton LLP or another nationally recognized law firm selected by the Company, dated as of the Closing Date, to the effect that the Mergers, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.   In rendering such opinion, counsel for the Company shall be entitled to rely upon information, representations and assumptions provided by the Company, the Sole Stockholder and Parent substantially in the form of Exhibit C and Exhibit D (allowing for such amendments to the representations as counsel to the Company reasonably deems necessary).
ARTICLE IX

Termination, Amendment and Waiver
SECTION 9.01.    Termination. This Agreement may be terminated at any time prior to the First Effective Time, whether before or after receipt of the Company Stockholder Approval or the Parent Stockholder Approval:
(a)    by mutual written consent of Parent, Merger Sub and the Company;
(b)    by either Parent or the Company:
(i)    if the First Merger is not consummated on or before May 17, 2017 (as such date may be extended in accordance with the first proviso of this Section 9.01(b)(i), the “Outside Date”); provided, however, that if, by the fifth (5th) Business Day prior to May 17, 2017 all of the conditions set forth in Article VIII have been satisfied or, to the extent permitted by Law, waived by the party entitled to waive such condition (except for any conditions that by their nature can only be satisfied on the Closing Date, but subject to the satisfaction of such conditions or waiver by the party entitled to waive such conditions) other than the condition set forth in Section 8.01(c), 8.01(d), Section 8.02(e) or Section 8.03(d), either Parent or the Company may, by written notice delivered to the other party, extend the Outside Date from time to time to a date not later than the 180th day following May 17, 2017; provided, further, that neither Parent nor the Company shall be permitted to terminate this Agreement pursuant to this Section 9.01(b)(i) if the failure to consummate the First Merger by the Outside Date (as the same may be extended) results from a material breach by Parent, Merger Sub or Merger LLC (in the case of termination by Parent) or the Company (in the case of termination by the Company) of any of its representations, warranties, covenants or agreements contained herein;
(ii)    if any Governmental Entity issues an order, decree or ruling or takes any other action permanently enjoining, restraining or otherwise prohibiting the Mergers or the other Transactions or imposing, either individually or together with any other orders, decrees, rulings or actions, a Burdensome Regulatory Action and such order, decree, ruling or other action shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 9.01(b)(ii) shall not be available to any party (A) whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, any such order, decree, ruling or other action to have been enacted, issued, promulgated, enforced or entered or (B) that, subject to the terms and conditions of this Agreement, did not use reasonable best efforts to have such order, decree, ruling or other action vacated prior to its becoming final and non-appealable; or
(iii)    if the Parent Stockholder Approval shall not have been obtained upon a vote taken thereon at the Parent Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof;
(c)    by Parent, if the Company breaches or fails to perform any of its representations, warranties or covenants contained in this Agreement or any of such representations and warranties shall have become untrue as of any date subsequent to the date of this Agreement, which breach or failure to perform or failure to be true (i) would give rise to the failure of a condition set forth in Section 8.02(a) or 8.02(b) (assuming, in the case of any untruth, that such subsequent date was the Closing Date) and (ii) cannot be or has not been cured within 30 days after the giving by Parent of written notice to the Company of such breach or failure to perform or failure to be true (such notice to describe such breach or failure to perform or failure to be true in reasonable detail);
(d)    by the Company, if Parent, Merger Sub or Merger LLC breaches or fails to perform any of its respective representations, warranties or covenants contained in this Agreement or any of such representations and warranties shall have become untrue as of any date subsequent to the date of this Agreement, which breach or failure to perform or failure to be true (i) would give rise to the failure of a condition set forth in Section 8.03(a) or Section 8.03(b) (assuming, in the case of any untruth, that such subsequent date was the Closing Date) and (ii) cannot be or has not been cured within 30 days after the giving by the Company of written notice to Parent, Merger Sub and Merger LLC of such breach or failure to perform or failure to be true (such notice to describe such breach or failure to perform or failure to be true in reasonable detail);
(e)    by Parent if Company Stockholder Consent is not delivered to the Company and Parent within 30 minutes after the execution of this Agreement;
(f)    by the Company, prior to the receipt by Parent of the Parent Stockholder Approval, if the Parent Board or any committee thereof shall have effected a Parent Adverse Recommendation Change; or
(g)    by Parent, prior to the receipt of the Parent Stockholder Approval, in accordance with Section 6.03(e).
The right of any party hereto to terminate this Agreement pursuant to this Section 9.01 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any Person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.
SECTION 9.02.    Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 9.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Merger Sub, Merger LLC or the Company Parties, other than Section 7.07, this Section 9.02 and Article X, which provisions shall survive such termination; provided, however, that, except as provided in Section 7.07(d), nothing contained in this Section 9.02 shall relieve any party hereto from any liability for any willful and material breach of a representation or warranty or any willful and material breach of any covenant contained in this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.
SECTION 9.03.    Amendment. This Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the First Merger by the Sole Stockholder or the Share Issuance by the stockholders of Parent; provided, however, that after receipt of the Parent Stockholder Approval, if any such amendment shall by applicable Law or in accordance with the rules and regulations of Nasdaq require further approval of the Parent stockholders, the effectiveness of such amendment shall be subject to the approval of the Parent stockholders by the requisite vote. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.
SECTION 9.04.    Extension; Waiver. At any time prior to the First Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and/or (iii) waive compliance with any of the covenants, agreements or conditions contained herein which may legally be waived; provided, however, that after receipt of the Parent Stockholder Approval, if any such waiver shall by applicable Law or in accordance with the rules and regulations of Nasdaq require further approval of the Parent stockholders, the effectiveness of such waiver shall be subject to the approval of the Parent stockholders by the requisite vote. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.
ARTICLE X

General Provisions
SECTION 10.01.    Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the First Effective Time. This Section 10.01 shall not limit any covenant or agreement of the parties set forth in Section 7.11 or which by its terms contemplates performance after the First Effective Time or the Second Effective Time.
SECTION 10.02.    Notices. Any notice required to be given hereunder shall be sufficient if in writing and shall be deemed to have been duly given (a) if sent by facsimile transmission, when delivered or sent (provided that any notice received by facsimile transmission or otherwise at the addressee’s location on any non-business day or any business day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next business day), (b) if by reliable overnight delivery service (with proof of service) or hand delivery, on the next Business Day or (c) if sent by email, on the date delivered (provided some form of confirmation email receipt is obtained), in each case as addressed as follows:
(a)    if to Parent, Merger Sub or Merger LLC, to
United Insurance Holdings Corp.
800 2nd Avenue S.
St. Petersburg, Florida 33701
Email:    ksalmon@upcinsurance.com
Attention:    Kimberly A. Salmon, General Counsel & Chief Legal Officer
with a copy to:
Sidley Austin LLP
One South Dearborn
Chicago, Illinois 60603
Facsimile:    (312) 853-7036
Email:    bfahrney@sidley.com
    swilliams@sidley.com
Attention:    Brian J. Fahrney
    Scott R. Williams

(b)    if to the Sole Stockholder or the Company, to
c/o AmRisc, LLC
20405 Hwy 249, Ste. 430
Houston, TX 77070Facsimile:    866-535-4375
Email:    dpeed@amrisc.com
Attention:    R. Daniel Peed

with a copy to:
Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Facsimile:    (212) 909-6836
Email:    ggooding@debevoise.com
    mddevins@debevoise.com
Attention:    Gregory V. Gooding
    Michael D. Devins
SECTION 10.03.    Definitions. For purposes of this Agreement:
“30-Day Trailing VWAP” means an amount equal to the volume-weighted average of the closing sale prices of the Parent Common Stock on Nasdaq for each of the thirty (30) trading days immediately prior to the date on which the 30-Day Trailing VWAP is measured.
“ACIC” means American Costal Insurance Company, a Florida corporation.
An “Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person, it being understood and agreed that BB&T and its subsidiaries shall not be deemed Affiliates of the Company. “control” has the meaning specified in Rule 405 under the Securities Act.
“AmRisc” means AmRisc, LLC, a Delaware limited liability company.
“AmRisc Agreements” means the MGA, the Sublease entered into August 1, 2013 between AmRisc and ACIC.
“Ancillary Agreements” means the Company Ancillary Agreements and the Parent Ancillary Agreements.
“BB&T” means BB&T Corporation and BB&T Insurance Services, Inc., each a North Carolina corporation.

“Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by Law or regulation to close in The City of New York, New York.
“Code” means the Internal Revenue Code of 1986, as amended.
“Company Ancillary Agreements” means the Signing Date Company Ancillary Agreements.
“Company Common Stock” means the common stock, no par value, of the Company.
“Company Data” means the data (i) managed and maintained by the Company and the Company Subsidiaries on behalf of their respective clients and customers or (ii) included in the Company Intellectual Property that is material to the business of the Company and the Company Subsidiaries and contained in any database used or maintained by the Company or the Company Subsidiaries.
“Company Insurance Producers” means each of the Company Subsidiaries which, by virtue of its operations and activities, is required to be licensed as an insurance agent, intermediary, third party administrator, managing general agent or similar service provider to insurers, reinsurers or self-insured groups.
“Company Intellectual Property” means all Intellectual Property, owned, used, filed by or licensed to the Company or any Company Subsidiary, other than unregistered designs and copyrights that, individually or in the aggregate, are not material to the conduct of the business of the Company and the Company Subsidiaries as presently conducted.
“Company IT Systems” means information technology and computer systems relating to the transmission, storage, maintenance, organization, presentation, generation, processing or analysis of data and information, whether or not in electronic format, used in or necessary to the conduct of the business of the Company and the Company Subsidiaries.
“Company Material Adverse Effect” means any event, change, effect, development, state of facts, condition, circumstance or occurrence that is or would be reasonably expected to be materially adverse to the (a) business, assets, liabilities, condition (financial or otherwise) or results of operations of the Company and the Company Subsidiaries, taken as a whole or (b) the benefits expected to be derived by the Company and the Company Subsidiaries from the AmRisc Agreements, but in the case of clauses (a) and (b), shall not be deemed to include any event, change, effect, development, state of facts, condition, circumstance or occurrence: (i) in or affecting economic conditions (including changes in interest rates) or the financial or securities markets in the United States or elsewhere in the world, to the extent the Company and the Company Subsidiaries are not adversely affected in a disproportionate manner relative to other participants in the industries in which the Company or the Company Subsidiaries operate, (ii) in or affecting the industries in which the Company or the Company Subsidiaries operate generally, to the extent the Company and the Company Subsidiaries are not adversely affected in a disproportionate manner relative to other participants in the industries in which the Company or the Company Subsidiaries operate or (iii) resulting from or arising out of (A) other than in the case of Sections 3.04, Section 4.04 and Section 8.02(a) (insofar as it relates to Section 3.04 or Section 4.04), the compliance with, or taking any action required by this Agreement or the Transactions, (B) any taking of any action at the written request of Parent, Merger Sub or Merger LLC, (C) any litigation arising from allegations of a breach of fiduciary duty or other violation of applicable Law relating to this Agreement or the Transactions, (D) any adoption, implementation, promulgation, repeal, modification, reinterpretation or proposal, in each case after the date of this Agreement, of any rule, regulation, ordinance, order, protocol or any other Law of or by any national, regional, state or local Governmental Entity, to the extent the Company and the Company Subsidiaries are not adversely affected in a disproportionate manner relative to other participants in the industries in which the Company or the Company Subsidiaries operate, (E) any changes in GAAP or SAP or accounting standards or interpretations thereof, to the extent the Company and the Company Subsidiaries are not adversely affected in a disproportionate manner relative to other participants in the industries in which the Company or the Company Subsidiaries operate, (F) any outbreak or escalation of hostilities or acts of war or terrorism, to the extent the Company and the Company Subsidiaries are not adversely affected in a disproportionate manner relative to other participants in the industries in which the Company or the Company Subsidiaries operate, (G) any change in the share price or trading volume of the Company Common Stock, in the Company’s credit rating or in any analyst’s recommendations, in each case in and of itself, or the failure of the Company to meet projections or forecasts (including any analyst’s projections), in and of itself (provided in each case that the event, change, effect, development, condition, circumstance or occurrence underlying such change or failure shall not be excluded, and may be taken into account, in determining whether there is or would reasonably be expected to be a Company Material Adverse Effect), or (H) other than for purposes of Sections 3.04, Section 4.04 and Section 8.02(a) (insofar as it relates to Section 3.04 or Section 4.04), the announcement of the execution of this Agreement (including the threatened or actual impact on relationships with customers, vendors, suppliers, distributors, landlords or employees (including the threatened or actual loss, termination, suspension, modification or reduction of, or adverse change in, such relationships) but only, in each case, to the extent caused by the announcement of the execution of this Agreement.
“Company Reinsurance Agreements” means a material reinsurance treaty or agreement, including retrocessional agreements, to which any Company Insurance Subsidiary is a party or under which any Company Insurance Subsidiary has any existing rights, obligations or liabilities.
“Company Specified Producer” means a material Contract with any Company Producer that, in the twelve (12) month period ended December 31, 2015, produced insurance policies or contracts issued by a Company Insurance Subsidiary which resulted in greater than five percent (5%) of the Company Insurance Subsidiaries’ gross written premiums for such twelve (12) month period ended on December 31, 2015.
“Company Stock Plans” means the Company’s equity and equity-based compensation plans and forms of award agreements thereunder.

“Company Stockholder Approval” means the adoption of this Agreement by the Sole Stockholder.
“Company Technology” means all trade secrets, confidential information, inventions, know-how, formulae, processes, procedures, research records, records of inventions, test information, market surveys and marketing know-how of the Company and the Company Subsidiaries.
“Confidentiality Agreement” means the confidentiality agreement between the Company and Parent, as amended, supplemented or otherwise modified from time to time.
“Environmental Laws” means any Laws of any Governmental Entity relating to (i) the protection, investigation or restoration of the environment, or natural resources, or exposure to any harmful or hazardous material, including petroleum and petroleum-based products, urea formaldehyde, PCBs and asbestos, (ii) the handling, use, presence, disposal, release or threatened release of, or exposure to, any chemical substance, hazardous material or hazardous waste or (iii) noise, odor, wetlands, pollution or contamination, or any injury or threat of injury to persons or property as a result thereof.
“ERISA Affiliate” means, with respect to any Person, any trade or business (whether or not incorporated) which is under common control or would be considered a single employer with such Person pursuant to Section 414(b), (c), (m) or (o) of the Code and the rules and regulations promulgated under those sections or pursuant to Section 4001(b) of ERISA and the rules and regulations promulgated thereunder.
“Exchange Act” means the United States Securities Exchange Act of 1934.
“GAAP” means United States generally accepted accounting principles, as in effect from time to time.
“Governmental Entity” means any government or any arbitrator, tribunal or court of competent jurisdiction, administrative agency or commission or enforcement body or other governmental or quasi-governmental authority or instrumentality (in each case whether federal, state, provincial, territorial, local, foreign, international or multinational).
“Indebtedness” means (i) any indebtedness or other obligation for borrowed money, whether current, short-term or long-term and whether secured or unsecured; (ii) any indebtedness evidenced by any note, bond, debenture or other security or similar instrument; (iii) any liabilities or obligations with respect to interest rate swaps, collars, caps and similar hedging obligations or other financial agreements or arrangements entered into for the purpose of limiting or managing interest rate risks; (iv) any capitalized lease obligations; and (v) all guaranties, endorsements and assumptions in respect of the foregoing clauses (i) through (iv).
“Insurance Laws” means all Laws applicable to the business of insurance or the regulation of insurance holding companies, whether domestic or foreign, and all applicable orders and directives of Governmental Entities and market conduct recommendations resulting from market conduct examinations of Insurance Regulators.
“Insurance Regulators” means all Governmental Entities regulating the business of insurance under the Insurance Laws.
“Intellectual Property” means any patent (including any reissue, division, continuation or extension thereof), patent application, patent right, trademark, trademark registration, trademark application, servicemark, trade name, business name, brand name, copyright, copyright registration, design or design registration, or any right to any of the foregoing.
“Judgment” means any judgment, order, decree, award, ruling, decision, verdict, subpoena, injunction or settlement entered, issued, made or rendered by any Governmental Entity (in each case whether temporary, preliminary or permanent).
“Knowledge” when used with respect to (i) Parent, means the actual knowledge of any fact, circumstance or condition of those officers of Parent, Merger Sub and Merger LLC set forth in Section 10.03 of the Parent Disclosure Letter and (ii) the Company, means the actual knowledge of any fact, circumstance or condition of those officers of the Company set forth in Section 10.03 of the Company Disclosure Letter.
“Law” means any federal, state, provincial, territorial, local, foreign, international or multinational treaty, constitution, statute or other law, ordinance, rule or regulation.
“Lien” means any mortgage, lien, security interest, pledge, reservation, equitable interest, charge, easement, lease, sublease, conditional sale or other title retention agreement, right of first refusal, hypothecation, covenant, servitude, right of way, variance, option, warrant, claim, community property interest, restriction (including any restriction on use, voting, transfer, alienation, receipt of income or exercise of any other attribute of ownership) or encumbrance of any kind.
“MGA” means the Amended and Restated Managing Agency Contract, dated June 1, 2015, by and between ACIC and AmRisc, as amended by the MGA Amendment and as in effect on the date hereof.
“MGA Amendment” means Amendment No. 1 to the Amended and Restated Managing Agency Contract, dated June 1, 2015, by and between ACIC and AmRisc.
“Minimum Tangible Net Worth” means as of any date of determination, an amount equal to the total assets of the Company and the Company Subsidiaries (including deferred acquisition costs and deferred tax assets but excluding goodwill, value of business acquired, value of contracts, patents, trademarks, trade names, copyrights, licenses and other intangible assets), on a consolidated basis, minus total liabilities of the Company and the Company Subsidiaries, on a consolidated basis, in each case, calculated in accordance with GAAP.
“Nasdaq” means The NASDAQ Global Select Market.

“Ordinary Course of Business” means, with respect to an action taken by any Person, an action that is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of the business of such Person.
“Parent Ancillary Agreements” means the Signing Date Parent Ancillary Agreements.
“Parent Closing Stock Price” means the 30-Day Trailing VWAP of Parent Common Stock as of the Closing Date.
“Parent Common Stock” means the shares of common stock, par value $0.0001 per share, of Parent.
“Parent Data” means the data (i) managed and maintained by Parent and the Parent Subsidiaries on behalf of their respective clients and customers or (ii) included in the Parent Intellectual Property that is material to the business of Parent and the Parent Subsidiaries and contained in any database used or maintained by Parent or the Parent Subsidiaries.
“Parent Insurance Producers” means each of Parent Subsidiaries which, by virtue of its operations and activities, is required to be licensed as an insurance agent, intermediary, third party administrator, managing general agent or similar service provider to insurers, reinsurers or self-insured groups.
“Parent Intellectual Property” means all Intellectual Property, owned, used, filed by or licensed to Parent or any Parent Subsidiary, other than unregistered designs and copyrights that, individually or in the aggregate, are not material to the conduct of the business of Parent and the Parent Subsidiaries as presently conducted.
“Parent IT Systems” means information technology and computer systems relating to the transmission, storage, maintenance, organization, presentation, generation, processing or analysis of data and information, whether or not in electronic format, used in or necessary to the conduct of the business of Parent and the Parent Subsidiaries.
“Parent Material Adverse Effect” means any event, change, effect, development, state of facts, condition, circumstance or occurrence that is or would reasonably be expected to be materially adverse to the business, assets, liabilities, condition (financial or otherwise) or results of operations of Parent and the Parent Subsidiaries, taken as a whole, but shall not be deemed to include any event, change, effect, development, state of facts, condition, circumstance or occurrence: (i) in or affecting economic conditions (including changes in interest rates) or the financial or securities markets in the United States or elsewhere in the world, to the extent Parent and the Parent Subsidiaries are not adversely affected in a disproportionate manner relative to other participants in the industries in which Parent and the Parent Subsidiaries operate, (ii) in or affecting the industries in which Parent or the Parent Subsidiaries operate generally, to the extent Parent and the Parent Subsidiaries are not adversely affected in a disproportionate manner relative to other participants in the industries in which Parent and the Parent Subsidiaries operate or (iii) resulting from or arising out of (A) other than in the case of Sections 5.04 and 8.03(a) (insofar as it relates to Section 5.04), the compliance with, or taking any action required by this

Agreement or the Transactions, (B) any taking of any action at the written request of the Company, (C) any litigation arising from allegations of a breach of fiduciary duty or other violation of applicable Law relating to this Agreement or the Transactions, (D) any adoption, implementation, promulgation, repeal, modification, reinterpretation or proposal, in each case after the date of this Agreement, of any rule, regulation, ordinance, order, protocol or any other Law of or by any national, regional, state or local Governmental Entity, to the extent Parent and the Parent Subsidiaries are not adversely affected in a disproportionate manner relative to other participants in the industries in which Parent and the Parent Subsidiaries operate, (E) any changes in GAAP or SAP or accounting standards or interpretations thereof, to the extent Parent and the Parent Subsidiaries are not adversely affected in a disproportionate manner relative to other participants in the industries in which Parent and the Parent Subsidiaries operate, (F) any outbreak or escalation of hostilities or acts of war or terrorism, to the extent Parent and the Parent Subsidiaries are not adversely affected in a disproportionate manner relative to other participants in the industries in which Parent and the Parent Subsidiaries operate, (G) any change in the share price or trading volume of the Parent Common Stock, in Parent’s credit rating or in any analyst’s recommendations, in each case in and of itself, or the failure of Parent to meet projections or forecasts (including any analyst’s projections), in and of itself (provided in each case that the event, change, effect, development, condition, circumstance or occurrence underlying such change or failure shall not be excluded, and may be taken into account, in determining whether there is or would reasonably be expected to be a Parent Material Adverse Effect), or (H) other than for purposes of Sections 5.04 and 8.03(a) (insofar as it relates to Section 5.04), the announcement of the execution of this Agreement (including the threatened or actual impact on relationships with customers, vendors, suppliers, distributors, landlords or employees (including the threatened or actual loss, termination, suspension, modification or reduction of, or adverse change in, such relationships) but only, in each case, to the extent caused by the announcement of the execution of this Agreement.
“Parent Preferred Stock” means the shares of preferred stock, par value $0.0001 per share, of Parent.
“Parent Stock Plans” means Parent’s equity or equity-based compensation plans and forms of award agreements thereunder.
“Parent Technology” means all trade secrets, confidential information, inventions, know-how, formulae, processes, procedures, research records, records of inventions, test information, market surveys and marketing know-how of Parent and the Parent Subsidiaries.
“Peed Termination Agreement” means the Termination Agreement, dated as of the date hereof, among Peed Management, LLC, the Company, ACIC and Parent, terminating effective as of the Closing the (a) Management Services Agreement, effective as of July 1, 2015, by and between Peed Management, LLC and ACIC, and (b) Management Services Agreement, effective as of July 1, 2015, by and between Peed Management, LLC and the Company.
“Per Share Stock Consideration” means (i) 209,563.55 multiplied by (ii) the lesser of (x) one (1) and (y) a fraction, the numerator of which is 130% of $14.81 and the denominator of which is the Parent Closing Stock Price.

“Permit” means any permit, license, variance, consent, grant, registration, immunity, exemption, authorization, operating certificate, franchise, order and approval of a Governmental Entity.
“Permitted Transferee” of any Person shall mean: (a) such Person’s spouse (other than in the case of the Sole Stockholder Member Parties, L. Peed), siblings and/or descendants (whether natural or adopted), the spouses of such siblings and such descendants, and the estates of any of the foregoing; (b) any trust established solely for the benefit of such Person, such Person’s spouse (other than in the case of the Sole Stockholder Member Parties, L. Peed), siblings and/or descendants (whether natural or adopted), and such siblings’ or such descendants’ spouses (determined ignoring any remainder or similar interest coming into effect only upon the death of all such Persons); or (c) any partnerships, corporations or limited liability companies where the only partners, shareholders or members are the Persons referred to in the preceding clauses (a) and (b) and the governance documents of such partnership, corporation or limited liability company contains a prohibition that is enforced on the transfer of any partnership interests, shares of capital stock or limited liability company interests in such partnership, corporation or limited liability company, respectively, to any Person other than a Person described in the preceding clauses (a) and (b); or (d) solely in the case of the Sole Stockholder Member Parties, Ms. Leah Peed (“L. Peed ”); provided, that, solely with respect to this clause (d) (i) no Transfer of securities of the Sole Stockholder to L. Peed shall be permitted if such Transfer (together with all other Transfers to L. Peed by the Sole Stockholder Member Parties) would result in the beneficial ownership by L. Peed of greater than 9.9 percent of the issued and outstanding Parent Common Stock immediately following the Distribution, and (ii) L. Peed grants to Peed an irrevocable proxy in form and substance reasonably satisfactory to Parent giving Peed the right to vote, subject to the terms and conditions of the Stockholders Agreement, all of such Parent Common Stock during the time that such Parent Common Stock is held by L. Peed or a “Permitted Transferee” (as defined in the Stockholders Agreement) of L. Peed.
“Person” means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, Governmental Entity or other entity.
“Proceeding” means any suit, action, proceeding, arbitration, mediation, audit, hearing, inquiry or, investigation (in each case, whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Entity.
“Proxy Statement” means a proxy statement relating to the approval of this Agreement and the approval of the Share Issuance by Parent’s stockholders.
“Regulatory Law” means the Sherman Act of 1890, the Clayton Antitrust Act of 1914, the HSR Act and all other federal, state or foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws, including any antitrust, competition or trade regulation Laws, that are designed or intended to (i) prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition or (ii) protect the national security or the national economy of any nation.

“Representatives” means, with respect to any Person, any officer, director and/or employee of such Person or any financial advisor, attorney, accountant or other agent, advisor or representative of such Person.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the United States Securities Act of 1933.
“Signing Date Company Ancillary Agreements” means the Stockholders Agreement, the Consent Agreement, the Peed Termination Agreement and the Member Side Letters.
“Signing Date Parent Ancillary Agreements” means the Stockholders Agreement, the Consent Agreement, the Peed Termination Agreement and the Member Side Letters.
“Stockholders Agreement” means that certain Stockholders Agreement, dated as of the date hereof among Parent, the Sole Stockholder and the Sole Stockholder Member Parties.
A “subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.
“Third Party” means any Person or group (as defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) other than, in the case of the Company, Parent and its Affiliates, and, in the case of Parent, the Company and its Affiliates.
“Transaction Expenses” means all documented fees and expenses incurred or paid by or on behalf of Parent or any Affiliate of Parent or the Company or any Affiliate of the Company, as the case may be, in connection with the Mergers or the other Transactions or related to the authorization, preparation, negotiation, execution and performance of this Agreement, in each case including all fees and expenses of counsel, investment banking firms, financing sources, accountants, actuaries, experts and consultants; provided, however, that the amount required to be reimbursed by Parent in respect of Transaction Expenses shall not exceed $1,500,000 in the aggregate.
“Transfer” has the meaning ascribed to it in the Stockholders Agreement.
SECTION 10.04.    Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents, table of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limiting the generality of the foregoing”. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.
SECTION 10.05.    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that Transactions are fulfilled to the extent possible.
SECTION 10.06.    Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts (including by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by facsimile, e‑mail or otherwise) to the other parties.
SECTION 10.07.    Entire Agreement; No Third Party Beneficiaries. This Agreement and the Confidentiality Agreement (although any provisions of the Confidentiality Agreement conflicting with this Agreement shall be governed by this Agreement), (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the Transactions, and (b) except for solely with respect to each Affiliate and Representative of Parent and its successors and assigns, are not intended to confer upon any Person other than the parties any rights or remedies. Notwithstanding clause (b) of the immediately preceding sentence, following the First Effective Time (i) the provisions of Article II shall be enforceable by holders of Certificates, (ii) the covenants set forth in Section 7.06(b) shall be enforceable by the Persons referred to therein and (iii) the covenants set forth in Section 7.11 shall be enforceable by the Sole Stockholder Member Parties.
SECTION 10.08.    Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties.

Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.
SECTION 10.09.    Governing Law. This Agreement, and all claims or causes of action that may be based upon, arise out of or relate to this Agreement, shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the conflicts of law principles of the State of Delaware or any other jurisdiction, except that matters related to the filings necessary to effectuate the Mergers and the fiduciary obligations of the Company Board shall be governed by the laws of the State of North Carolina.
SECTION 10.10.    Jurisdiction; Enforcement. Except as set forth in Section 7.07(d), the parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, except as set forth in Section 7.07(d), each of the parties shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware. In addition, each of the parties irrevocably agrees that any Proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any Judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). The parties further agree that no party to this Agreement shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 10.10 and each party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. Each of the parties hereby irrevocably submits with regard to any such Proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the Transactions in any court other than the aforesaid courts. Each of the parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any Proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 10.10, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable Law, any claim that (i) the Proceeding in such court is brought in an inconvenient forum, (ii) the venue of such Proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each of the Company, Parent, Merger Sub and Merger LLC hereby consents to service being made through the notice procedures set forth in Section 10.02 and agrees that service of any process, summons, notice or document by registered mail (return receipt requested and first-class postage prepaid) to the respective addresses set forth in Section 10.02 shall be effective service of process for any Proceeding in connection with this Agreement or the Transactions.
SECTION 10.11.    Waiver of Jury Trial. EACH OF THE PARTIES HERETO KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WITH AND UPON THE ADVICE OF COMPETENT COUNSEL IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
[Signatures follow on next page]

IN WITNESS WHEREOF, Parent, Merger Sub, Merger LLC the Sole Stockholder, the Sole Stockholder Member Parties and the Company have duly executed this Agreement, all as of the date first written above.
PARENT:
UNITED INSURANCE HOLDINGS CORP.

By:    /s/ John Forney
Name:     John Forney
Title:    Chief Executive Officer
MERGER SUB:
KILIMANJARO CORP.

By:    /s/ B. Bradford Martz
Name:     B. Bradford Martz
Title:    Treasurer
MERGER LLC:
KILI LLC

By:    /s/ B. Bradford Martz
Name: B. Bradford Martz
Title:    Treasurer

SOLE STOCKHOLDER:
RDX HOLDING, LLC

By:    /s/ R. Daniel Peed
Name: R. Daniel Peed
Title:Director & Sole Managing Member
SOLE STOCKHOLDER MEMBER PARTIES:
/s/ R. Daniel Peed
R. Daniel Peed

PEED FLP1, LTD., L.L.P.

By:     Peed Management, LLC
Title:     Managing Member

By:    /s/ R. Daniel Peed
Name: R. Daniel Peed
Title: Manager
COMPANY:
AMCO HOLDING COMPANY

By:    /s/ R. Daniel Peed
Name:     R. Daniel Peed
Title:    President & CEO

FIRST AMENDMENT TO RIGHTS AGREEMENT
This First Amendment, dated as of August 17, 2016 (this “Amendment”), to the Rights Agreement, dated as of July 20, 2012 (the “Rights Agreement”), is made between United Insurance Holdings Corp. (the “Company”), and American Stock Transfer & Trust Company, LLC, a New York limited liability company (the “Rights Agent”). Capitalized terms not otherwise defined herein have the meanings given to such terms in the Rights Agreement.
WHEREAS, the Company, Kilimanjaro Corp., a North Carolina corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), Kili LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company, AmCo Holding Company, a North Carolina corporation ( “AmCo”), RDX Holding, LLC, a Delaware limited liability company (the “Sole Stockholder”), and Daniel Peed and Peed FLP1, L.L.P. (collectively, the “Sole Stockholder Member Parties”), have proposed to enter into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, among other things, Merger Sub will be merged with and into AmCo, with AmCo being the surviving corporation (the “Merger”), following the Merger, AmCo will be merged with and into Merger LLC, with Merger LLC being the surviving company and each share of common stock, no par value per share, of AmCo (“AmCo Common Stock”) outstanding immediately prior to the First Effective Time (as defined therein) will be converted into the Per Share Stock Consideration (as defined in the Merger Agreement) and following the Merger the Sole Stockholder will distribute the Common Shares received in the Merger to the equity holders of the Sole Stockholder;
WHEREAS, the Board of Directors of the Company has approved the Merger Agreement, determined that it is advisable and in the best interest of the Company and its stockholders, and, in connection with the execution of the Merger Agreement, that it is in the best interests of the Company and its stockholders to amend the Rights Agreement; and
WHEREAS, pursuant to its authority under Section 27 of the Rights Agreement, the Board of Directors of the Company has authorized and approved this First Amendment to the Rights Agreement as of the date hereof.
NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth in this Amendment, the parties hereby agree as follows:
1.The Company hereby directs the Rights Agent, in its capacity as Rights Agent and in accordance with Section 27 of the Rights Agreement, to execute this Amendment.
2.Section 1 of the Rights Agreement is hereby amended by adding the following definitions thereto:

    (z)    “RDX” shall mean RDX Holding, LLC, a Delaware limited liability company.
(aa)    “AmCo” shall mean AmCo Holding Company, a North Carolina corporation.

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    (bb)    “Merger” shall mean the merger of Merger Sub with and into AmCo as contemplated by the Merger Agreement.
(cc)    “Merger LLC” shall mean Kili LLC, a Delaware limited liability company.
(dd)    “Subsequent Merger” shall mean the merger of AmCo, as the surviving corporation of the Merger, with and into Merger LLC as contemplated by the Merger Agreement.
(ee)    “Peed Stockholders” shall mean R. Daniel Peed and Peed FLP1, LTD., L.L.P.
(ff)    “Distribution” shall mean the distribution by RDX to its equity holders of the Common Shares received by RDX in the Merger as contemplated by the Merger Agreement.

    (gg)    “Merger Agreement” shall mean the Agreement and Plan of Merger dated as of August 17, 2016 among the Company, Merger Sub, Merger LLC, RDX and the Peed Stockholders, as the same may be amended in accordance with the terms thereof.

    (hh)    “Merger Sub” shall mean Kilimanjaro Corp., a North Carolina corporation.
(ii)    “Stockholders Agreement” shall mean the Stockholders Agreement, dated as of August 17, 2016 among the Company, RDX and the Peed Stockholders, as the same may be amended in accordance with the terms thereof.
(jj)    “Side Letter” shall mean the Letter Agreement, dated as of August 17, 2016 between the Company and Leah Peed, as the same may be amended in accordance with the terms thereof.
(kk)    “Stock Issuance” shall mean the issuance of Common Shares in the Merger pursuant to the Merger Agreement.
3.The definition of “Acquiring Person” in Section 1(a) of the Rights Agreement is amended by inserting the following as a new paragraph at the end of such definition:
Notwithstanding anything in this Agreement to the contrary, none of RDX or any of its Affiliates, Associates or stockholders, or the general partners, limited partners or members of such stockholders (the “RDX Holders”), either individually, collectively, or in any combination, shall be deemed to be an “Acquiring Person” or an “Affiliate” or an “Associate” of an Acquiring Person solely by virtue of or as a result of (i) the approval, adoption, execution, delivery or performance of the Merger Agreement, Stockholders Agreement or the Side Letter, (ii) the acquisition of any Common Shares pursuant to the Merger Agreement or the

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announcement or consummation of the Merger, the Stock Issuance, the Subsequent Merger or the Distribution, (iii) the consummation of any other transactions specifically contemplated by the Merger Agreement or (iv) the transfer to the Peed Stockholders of any Common Shares in accordance with the Side Letter, unless and until such time with respect to any RDX Holder, including the Peed Stockholders, that such RDX Holder (together with all Affiliates and Associates of such RDX Holder) acquires the Beneficial Ownership of any additional Common Shares (for the avoidance of doubt, other than as expressly contemplated, permitted or required by the Stockholders Agreement or the Side Letter).
4.The Rights Agreement is hereby amended by adding a new Section 36 which shall read in its entirety as follows:

    Section 36.  Certain Exceptions.  Notwithstanding anything to the contrary contained herein, (i) no event described in Section 11(a)(ii) shall occur or be deemed to occur, in each case, as a result of the approval, execution or delivery of the Merger Agreement or the Stockholders Agreement or the Side Letter or the consummation of the Merger, the Subsequent Merger, the Stock Issuance, the Distribution or the other transactions contemplated by the Merger Agreement, and (ii) no Share Acquisition Date shall occur or be deemed to occur, in each case, as a result of the approval, execution or delivery of the Merger Agreement, the Stockholders Agreement, the Side Letter or the consummation of the Merger, the Stock Issuance, the Subsequent Merger, the Distribution or the other transactions contemplated by the Merger Agreement.
5.This Amendment shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.
6.This Amendment shall be deemed effective immediately prior to the execution and delivery of the first to be executed of the Merger Agreement, the Stockholders Agreement and the Side Letter.  The Company shall notify the Rights Agent promptly after the occurrence of an event pursuant which this Amendment is deemed effective. Except as otherwise amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.
7.This Amendment may be executed in counterparts and each of such counterparts shall for all purposes be deemed to be an original, and both such counterparts shall together constitute but one and the same instrument.
*  *  *  *  *

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, all as of the date first written above.

UNITED INSURANCE HOLDINGS CORP. By: /s/ John Forney Name: John Forney Title: Chief Executive Officer

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, all as of the date first written above.

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

By: /s/ Jennifer Donovan
Name: Jennifer Donovan
Title: Senior Vice President

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STOCKHOLDERS AGREEMENT
dated as of August 17, 2016
among
UNITED INSURANCE HOLDINGS CORP.
and
THE STOCKHOLDERS NAMED HEREIN

TABLE OF CONTENTS
Page
ARTICLE I

DEFINITIONS
Section 1.1    Definitions............................................................................................................... 2
Section 1.2    Other Definitional Provisions................................................................................... 8

ARTICLE II

REPRESENTATIONS AND WARRANTIES; DISTRIBUTION

ARTICLE III

CORPORATE GOVERNANCE

ARTICLE IV

STANDSTILL; VOTING

ARTICLE V

TRANSFER RESTRICTIONS
Section 5.1    Transfer Restrictions.............................................................................................. 19
Section 5.2    Legends on Voting Securities; Securities Act Compliance...................................... 21

ARTICLE VI

REGISTRATION RIGHTS

ARTICLE VII

MISCELLANEOUS

EXHIBITS

Exhibit A        Form of Director Resignation
Exhibit B        Form of Joinder

SCHEDULE

Schedule 3.1(b)    Approved Stockholder Designee Persons

STOCKHOLDERS AGREEMENT
This STOCKHOLDERS AGREEMENT is dated as of August 17, 2016 (this “Agreement”), by and among United Insurance Holdings Corp., a Delaware corporation (the “Corporation”), RDX Holding, LLC, a Delaware limited liability company (the “AmCo Stockholder”), R. Daniel Peed, an individual residing in Texas (“Peed”), and Peed FLP1, Ltd., L.L.P., a Texas limited liability partnership that is wholly-owned by Peed (collectively with Peed, the “Peed Stockholder”).
R E C I T A L S:
WHEREAS, the Corporation, Kilimanjaro Corp., a North Carolina corporation and direct wholly-owned subsidiary of the Corporation (“Merger Sub”), Kili LLC a Delaware limited liability company and a direct wholly-owned subsidiary of the Corporation (“Merger LLC”), AmCo Holding Company, a North Carolina corporation (“AmCo”), and the AmCo Stockholder, have, together with the other parties thereto, entered into that certain Agreement and Plan of Merger, dated as of August 17, 2016 (the “Merger Agreement”), pursuant to which (a) as of the First Effective Time, Merger Sub will be merged with and into AmCo in accordance with the terms and provisions of the Merger Agreement and applicable Law (the “Merger”) and the separate corporate existence of Merger Sub will cease and AmCo will continue as the surviving corporation of the Merger as a wholly-owned subsidiary of the Corporation (the “Surviving Corporation”), and (b) immediately following the First Effective Time and as of the Second Effective Time, as part of an integrated plan including the Merger, the Surviving Corporation will be merged with and into Merger LLC in accordance with the terms and provisions of the Merger Agreement and applicable Law (the “Second Merger” and, together with the Merger, the “Mergers”) and the separate corporate existence of the Surviving Corporation will cease and Merger LLC will continue as the surviving limited liability company of the Second Merger as a wholly-owned subsidiary of the Corporation;
WHEREAS, immediately prior to the consummation of the Merger, (a) the AmCo Stockholder will be the owner of all of the issued and outstanding capital stock of AmCo and (b) the Peed Stockholder, the other members of the AmCo Stockholder as of the date of the Merger Agreement and their respective permitted transferees under the Merger Agreement will be the owners of all of the issued and outstanding equity interests of the AmCo Stockholder;
WHEREAS, (a) pursuant to the terms of the Merger Agreement, at the First Effective Time and as a result of the consummation of the Merger, the issued and outstanding shares of common stock of AmCo will be converted into validly issued, fully paid and nonassessable shares of common stock, par value $0.0001 per share, of the Corporation (the “Common Stock”) and (b) immediately following the Closing, the AmCo Stockholder will distribute to the Peed Stockholder and the other Sole Stockholder Members (as defined in the Merger Agreement) the shares of Common Stock issued in the Merger;
WHEREAS, the Corporation and the Peed Stockholder desire to establish in this Agreement certain terms and conditions concerning the Stockholder Shares to be owned by the

Peed Stockholder as and from the Closing and related provisions concerning the Peed Stockholder’s relationship with and investment in the Corporation as and from the Closing; and
WHEREAS, the Corporation and the Peed Stockholder desire to establish in this Agreement certain rights concerning the offer and sale of the Registrable Shares by the Peed Stockholder in accordance with the methods of distribution promulgated under the Securities Act and this Agreement;
WHEREAS, it is a condition to the obligation of the Corporation to consummate the transactions contemplated by the Merger Agreement that this Agreement be in full force and effect, and that all representations of the parties hereto be true and correct in all respects as of the Closing; and
WHEREAS, this Agreement shall take effect at and as of the Closing.
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
ARTICLE I

DEFINITIONS
Section 1.1     Definitions. As used in this Agreement, the following terms shall have the meanings indicated below:
“Affiliate” means, as to any Person, any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person; provided, that the Peed Stockholder shall not be deemed to be an Affiliate of the Corporation and vice versa. For purposes of this definition, “control” has the meaning specified in Rule 405 under the Securities Act.
“Agreement” shall have the meaning set forth in the Preamble.
“AmCo” shall have the meaning set forth in the Recitals.
“AmCo Stockholder” shall have the meaning set forth in the Preamble.
“Beneficially Own” shall have the same meaning as set forth in Rule 13d‑3 promulgated by the SEC under the Exchange Act, except that a Person will also be deemed to beneficially own (a) all equity securities of the Corporation which such Person has the right to acquire pursuant to the exercise of any rights in connection with any securities or any agreement, regardless of when such rights may be exercised and whether they are conditional, and (b) all equity securities of the Corporation in which such Person has any economic interest, including, without limitation, pursuant to a cash settled call option or other derivative security, contract or instrument in any way related to the price of any equity securities of the Corporation. For the avoidance of doubt, (y) all Voting Securities held directly by the Peed Stockholder or any Permitted Transferee will be deemed to be Beneficially Owned by such Person regardless of whether such Person has or shares (or is deemed to have or share) the power to vote or dispose of such Voting Securities, and (z) the Peed Stockholder shall be deemed to Beneficially Own any Voting Securities that the Peed Stockholder is entitled to vote under a proxy delivered pursuant to Section 5.1(f) or the definition of “Permitted Transferee” in the Merger Agreement. The terms “Beneficially Owned”, “Beneficial Owner” and “Beneficial Ownership” or any similar term shall have a correlative meaning.
“Board” shall mean, as of any date, the Board of Directors of the Corporation.
“Board Right Period” shall mean the period from the date of the Closing until the date on which the Board Right Termination Event has occurred.
“Board Right Termination Event” shall be deemed to have occurred with respect to all Stockholder Designees at such time as the Peed Stockholder (together with his Affiliates and Permitted Transferees) ceases to own of record or Beneficially Own Voting Securities representing at least fifteen percent (15%) of the then issued and outstanding Voting Securities.
“Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by Law or regulation to close in the City of New York, New York.
“Change of Control” shall mean, with respect to any specified Person, any of the following: (a) the sale, lease, transfer, conveyance or other disposition (including by way of liquidation or dissolution of such specified Person or one or more of its Subsidiaries), in a single transaction or in a related series of transactions, a majority of the assets of such specified Person and its Subsidiaries, whether individually or taken as a whole, to any other Person (or Group) which is not, immediately after giving effect thereto, a Subsidiary of such specified Person; (b) any Person or Group becomes, in a single transaction or in a related series of transactions, whether by way of purchase, acquisition, tender, exchange or other similar offer or recapitalization, reclassification, consolidation, merger, share exchange or other business combination transaction, the Beneficial Owner of more than fifty percent (50%) of the combined voting power of the outstanding voting capital stock entitled to vote generally in the election of directors (or Persons performing a similar function) of such specified Person; or (c) the consummation of any recapitalization, reclassification, consolidation, merger, share exchange or other business combination transaction immediately following which the Beneficial Owners of the voting capital stock of such specified Person immediately prior to the consummation of such transaction do not Beneficially Own more than fifty percent (50%) of the combined voting power of the outstanding voting capital stock entitled to vote generally in the election of directors (or Persons performing a similar function) of the entity resulting from such transaction (including an entity that, as a result of such transaction, owns such specified Person or all of substantially all of the assets of such specified Person and its Subsidiaries, taken as a whole, either directly or indirectly through one or more Subsidiaries of such entity) in substantially the same proportion as their Beneficial Ownership of the voting capital stock of such specified Person immediately prior to such transaction.

“Claim Notice” shall have the meaning set forth in Section 6.8(a).
“Claims” shall have the meaning set forth in Section 6.7(a).
“Closing” shall mean the closing of the Mergers pursuant to the terms of the Merger Agreement.
“Closing Date” shall mean the date on which the Closing occurs.
“Common Stock” shall have the meaning set forth in the Recitals.
“Competition” shall have the meaning set forth in Section 4.4 (a).
“Confidential Information” shall mean any and all confidential or proprietary information, including business information, intellectual property, know-how, research and development information, plans, proposals, technical data, copyright works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists of the Corporation or any Subsidiary of the Corporation, including AmCo.
“Corporation” shall have the meaning set forth in the Preamble.
“Deferral Notice” shall have the meaning set forth in Section 6.1(d)(ii).
“Deferral Period” shall have the meaning set forth in Section 6.1(d)(ii).
“Director” shall mean any member of the Board.
“Distribution” shall have the meaning set forth in the Merger Agreement.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“First Effective Time” shall have the meaning set forth in the Merger Agreement.
“Free Writing Prospectus” shall have the meaning set forth in Section 6.4(a).
“Governmental Authority” means any government or any arbitrator, tribunal or court of competent jurisdiction, administrative agency or commission or enforcement body or other governmental or quasi-governmental authority or instrumentality (in each case whether federal, state, provincial, territorial, local, foreign, international or multinational).
“Group” shall mean two or more Persons acting together, pursuant to any agreement, arrangement or understanding, for the purpose of acquiring, holding, voting or disposing of securities as contemplated by Rule 13d‑5(b) of the Exchange Act.
“Holdback Period” means ninety (90) days (or such shorter period as the managing underwriter(s) permit) after the date of the Prospectus supplement filed with the SEC in connection with a sale of securities under a Registration Statement.

“Indemnifying Party” shall have the meaning set forth in Section 6.8(a).
“L. Peed” shall mean Ms. Leah Peed.
“Laws” means any federal, state, provincial, territorial, local, foreign, international or multinational treaty, constitution, statute or other law, ordinance, rule or regulation.
“Merger” shall have the meaning set forth in the Recitals.
“Mergers” shall have the meaning set forth in the Recitals.
“Merger LLC” shall have the meaning set forth in the Recitals.
“Merger Agreement” shall have the meaning set forth in the Recitals.
“Merger Sub” shall have the meaning set forth in the Recitals.
“NASDAQ” shall mean The Nasdaq Global Select Market.
“Nominating Committee” shall have the meaning set forth in Section 3.1(d).
“Organizational Documents” shall mean, with respect to any Person, such Person’s memorandum and articles of association, articles or certificate of incorporation, formation or organization, by‑laws, limited liability company agreement, partnership agreement or other constituent document or documents, each in its currently effective form as amended from time to time.
“Other Voting Shares” shall mean shares of any class of capital stock of the Corporation (other than the Common Stock) that are entitled to vote generally in the election of Directors.
“Peed” shall have the meaning set forth in the Preamble.
“Peed Stockholder” shall have the meaning set forth in the Preamble and, in the event that any Voting Securities of the Peed Stockholder are Transferred to any Permitted (other than L. Peed) Transferee in accordance with Section 5.1(f), such Permitted Transferee.
“Permitted Transferee” of any Person shall mean (a) such Person’s spouse (other than, in the case of the Peed Stockholder, L. Peed), siblings and/or descendants (whether natural or adopted), the spouses of such siblings and such descendants, and the estates of any of the foregoing; (b) any trust established solely for the benefit of such Person, such Person’s spouse (other than, in the case of the Peed Stockholder, L. Peed), siblings and/or descendants (whether natural or adopted), and such siblings’ or such descendants’ spouses (determined ignoring any remainder or similar interest coming into effect only upon the death of all such Persons); or (c) any partnerships, corporations or limited liability companies where the only partners, shareholders or members are the Persons referred to in the preceding clauses (a) and (b) and the governance documents of such partnership, corporation or limited liability company contains a prohibition that is enforced on the transfer of any partnership interests, shares of capital stock or limited liability company interests in such partnership, corporation or limited liability company, respectively, to any Person other than a Person described in the preceding clauses (a) and (b); or (d) in the case of the Peed Stockholder and subject to the restrictions set forth in clause (i)(z)(1) of Section 5.1(f), L. Peed.
“Person” means any individual, firm, corporation, general or limited partnership, limited liability partnership, firm, company (including any limited liability company or joint stock company), trust, association, organization, joint venture, Governmental Authority or other entity.
“Piggyback Registration” shall have the meaning set forth in Section 6.2.
“Piggyback Registration Statement” shall have the meaning set forth in Section 6.2.
“Proceeding” shall have the meaning set forth in Section 7.12.
“Prospectus” shall mean the prospectus or prospectuses (whether preliminary or final) included in any Registration Statement and relating to Registrable Shares, as amended or supplemented and including all material, if any, incorporated by reference in such prospectus or prospectuses.
“Registrable Shares” shall mean, at any time of determination, the Stockholder Shares.
“Registration Rights Termination Date” shall have the meaning set forth in Section 6.3.
“Registration Statement” shall mean any registration statement of the Corporation which covers any of the Registrable Shares pursuant to the provisions of this Agreement, including any Prospectus, amendments and supplements to such Registration Statement, including post‑effective amendments, all exhibits and all documents, if any, incorporated by reference in such Registration Statement.
“Registration Stockholders” shall have the meaning set forth in Section 6.1(a).
“Representatives” shall, with respect to any Person, mean any officer, director and/or employee of such Person or any financial advisor, attorney, accountant or other agent, advisor or representative of such Person; provided, however, that, with respect to the Peed Stockholder, no underwriter, broker‑dealer or placement agent shall be deemed to be a Representative of the Peed Stockholder solely as a result of such underwriter, broker‑dealer or placement agent participating in the distribution of any Registrable Shares, unless such underwriter, broker‑dealer or placement agent is otherwise an Affiliate of the Peed Stockholder.
“Restricted Period” shall have the meaning set forth in Section 4.4(a).
“Rule 415 Limitation” shall have the meaning set forth in Section 6.1(a).
“Sales Process” shall have the meaning set forth in Section 4.1(b).

“SEC” shall mean the United States Securities and Exchange Commission.
“Second Effective Time” shall have the meaning set forth in the Merger Agreement.
“Second Merger” shall have the meaning set forth in the Recitals.
“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Selling Expenses” shall have the meaning set forth in Section 6.6.
“Shelf Registration” shall have the meaning set forth in Section 6.1(a).
“Shelf Registration Period” shall have the meaning set forth in Section 6.1(b).
“Sole Stockholder Members” shall have the meaning set forth in the Merger Agreement.
“Standstill Period” shall mean the period commencing on the Closing Date and ending on the first date after the Closing Date on which the Peed Stockholder (together with his Affiliates and Permitted Transferees) ceases to Beneficially Own Voting Securities representing at least fifteen percent (15%) of the Voting Securities outstanding at such time.
“Stockholder Designees” shall have the meaning set forth in Section 3.1(b).
“Stockholder Shares” shall mean (a) all Common Stock Beneficially Owned by the Peed Stockholder on the Closing Date immediately after giving effect to the Closing, and (b) all equity securities of the Corporation issued to the Peed Stockholder in respect of any such Common Stock or into which any such Common Stock shall be converted or exchanged in connection with stock splits, reverse stock splits, stock dividends or distributions, combinations or any similar recapitalizations, reclassifications or capital reorganizations occurring after the date of this Agreement. For the avoidance of doubt, Stockholder Shares shall include any of the foregoing equity securities of the Corporation specified in clause (a) or (b) of the immediately preceding sentence that are Beneficially Owned by a Permitted Transferee following the Closing Date.
“Subsidiary” shall mean, of a specified Person, any other Person (a) an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, fifty percent (50%) or more of the equity interests of which) is owned directly or indirectly by such first Person or (b) of which the specified Person controls the management.
“Surviving Corporation” shall have the meaning set forth in the Recitals.
“Transfer” shall mean any direct or indirect sale, transfer, assignment, pledge, hypothecation, mortgage, license, gift, creation of a security interest in or lien on, encumbrance or other disposition to any Person, including those by way of hedging or derivative transactions. The term “Transferred” shall have a correlative meaning.

“Valid Business Reason” shall have the meaning set forth in Section 6.1(d).
“Voting Securities” shall mean (a) Common Stock, (b) Other Voting Shares and (c) all equity securities of the Corporation in respect of any such Common Stock or Other Voting Shares or into which any such Common Stock or Other Voting Shares shall be converted or exchanged in connection with stock splits, reverse stock splits, stock dividends or distributions, combinations or any similar recapitalizations, reclassifications or capital reorganizations occurring after the date of this Agreement. For the avoidance of doubt, Voting Securities shall include any of the foregoing equity securities of the Corporation specified in clause (a) or (b) of the immediately preceding sentence that are Beneficially Owned by a Permitted Transferee following the Closing Date.
Section 1.2    Other Definitional Provisions. Except as expressly set forth in this Agreement or unless the express context otherwise requires:
(a)    the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;
(b)    terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa;
(c)    the terms “Dollars” and “$” mean United States Dollars;
(d)    references herein to a specific Section shall refer to Sections of this Agreement;
(e)    wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation” and such words shall not be construed to limit any general statement to the specific or similar items or matters immediately following such words;
(f)    references herein to any gender shall include each other gender;
(g)    references herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and assigns; provided, however, that nothing contained in this clause (g) is intended to authorize any assignment or transfer not otherwise permitted by this Agreement;
(h)    references herein to any contract or agreement (including this Agreement) mean such contract or agreement as amended, supplemented or modified from time to time in accordance with the terms thereof;
(i)    with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”;

(j)    references herein to any Law or any license mean such Law or license as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time to time;
(k)    references herein to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder;
(l)    when calculating the number of days before which, within which or following which any act is to be done or any step is to be taken pursuant to this Agreement, the initial reference date in calculating such number of days shall be excluded; provided, if the last day of the applicable number of days is not a Business Day, the specified period in question shall end on the next succeeding Business Day;
(m)    for purposes of any calculation hereunder, the number of Voting Securities then outstanding shall be the number most recently identified by the Corporation as outstanding in any filing of the Corporation made with the SEC after the date of this Agreement under the Exchange Act or the Securities Act; and
(n)    each of the Corporation and the Peed Stockholder have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by such parties and no presumption or burden of proof shall arise favoring or disfavoring any such party by virtue of the purported authorship of any provision of this Agreement.
ARTICLE II

REPRESENTATIONS AND WARRANTIES; DISTRIBUTION
Section 2.1    Representations and Warranties of the Corporation. The Corporation represents and warrants to the Peed Stockholder as of the date hereof and as of the Closing that:
(a)    The Corporation is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware.
(b)    The Corporation has all requisite corporate authority and power to execute, deliver and perform its obligations under this Agreement. This Agreement and the performance by the Corporation of the obligations contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Corporation and no other corporate proceedings on the part of the Corporation are necessary to authorize the execution and delivery of this Agreement or the performance of its obligations hereunder. This Agreement has been duly executed and delivered by the Corporation and, assuming that this Agreement constitutes the legal, valid and binding obligation of the other parties hereto, constitutes the legal, valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms, except to the extent that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws from time to time in effect affecting generally the enforcement of creditors’ rights and remedies and (ii) general principles of equity.
(c)    The execution and delivery of this Agreement by the Corporation and the performance by the Corporation of its obligations hereunder (i) do not result in any violation of the certificate of incorporation or by-laws or other constituent documents of the Corporation, and (ii) do not conflict with, or result in a breach of any of the terms or provisions of, or result in the creation or acceleration of any obligations under, or constitute a default under any agreement or instrument to which the Corporation is a party or by which it is bound or to which its properties may be subject and (iii) do not violate any existing applicable Law, rule, regulation, judgment, order or decree of any Governmental Authority having jurisdiction over the Corporation or any of its properties.
Section 2.2    Representations and Warranties of the Peed Stockholder. The Peed Stockholder represents and warrants to the Corporation severally, and not jointly, as of the date hereof and as of the Closing that:
(a)    This Agreement and the performance by the Peed Stockholder of his or its obligations contemplated hereby have been duly and validly authorized by all necessary action on the part of the Peed Stockholder and no other proceedings on the part of the Peed Stockholder is necessary to authorize the execution and delivery of this Agreement or the performance of his or its obligations hereunder. This Agreement has been duly executed and delivered by the Peed Stockholder and, assuming that this Agreement constitutes the legal, valid and binding obligation of the Corporation, constitutes the legal, valid and binding obligation of the Peed Stockholder enforceable against the Peed Stockholder in accordance with its terms, except to the extent that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws from time to time in effect affecting generally the enforcement of creditors’ rights and remedies and (ii) general principles of equity.
(b)    The execution and delivery of this Agreement by the Peed Stockholder and the performance by the Peed Stockholder of his or its obligations hereunder (i) do not conflict with, or result in a breach of any of the terms or provisions of, or result in the creation or acceleration of any obligations under, or constitute a default under any agreement or instrument to which the Peed Stockholder is a party or by which the Peed Stockholder is bound or to which his, her or its properties may be subject and (ii) do not violate any existing applicable Law, rule, regulation, judgment, order or decree of any Governmental Authority having jurisdiction over the Peed Stockholder or any of his or its properties.
(c)    Except for the Common Stock to be issued pursuant to the Merger Agreement, the Peed Stockholder does not Beneficially Own any Voting Securities.
Section 2.3    Representations and Warranties of AmCo Stockholder. The AmCo Stockholder represents and warrants to the Corporation as of the date hereof and as of the Closing that:
(a)    The AmCo Stockholder is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware.

(b)    The AmCo Stockholder has all requisite limited liability company authority and power to execute, deliver and perform its obligations under this Agreement. This Agreement and the performance by the AmCo Stockholder of the obligations contemplated hereby have been duly and validly authorized by all necessary limited liability company action on the part of the AmCo Stockholder and no other limited liability company proceedings on the part of the AmCo Stockholder are necessary to authorize the execution and delivery of this Agreement or the performance of its obligations hereunder. This Agreement has been duly executed and delivered by the AmCo Stockholder and, assuming that this Agreement constitutes the legal, valid and binding obligation of the other parties hereto, constitutes the legal, valid and binding obligation of the AmCo Stockholder, enforceable against the AmCo Stockholder in accordance with its terms, except to the extent that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws from time to time in effect affecting generally the enforcement of creditors’ rights and remedies and (ii) general principles of equity.
(c)    The execution and delivery of this Agreement by the AmCo Stockholder and the performance by the AmCo Stockholder of its obligations hereunder (i) do not result in any violation of the certificate of formation and limited liability company agreement or other constituent documents of the AmCo Stockholder, and (ii) do not conflict with, or result in a breach of any of the terms or provisions of, or result in the creation or acceleration of any obligations under, or constitute a default under any agreement or instrument to which the AmCo Stockholder is a party or by which it is bound or to which its properties may be subject and (iii) do not violate any existing applicable Law, rule, regulation, judgment, order or decree of any Governmental Authority having jurisdiction over the AmCo Stockholder or any of its properties.
Section 2.4    Distribution. Immediately following the Closing, the AmCo Stockholder shall effect the Distribution (as defined in the Merger Agreement) in accordance with the terms of the Merger Agreement.
ARTICLE III

CORPORATE GOVERNANCE
Section 3.1    Board Representation
(a)    Contemporaneously with the Closing, the Board shall (i) increase the number of Directors that comprise the entire Board from seven (7) directors to ten (10) directors, (ii) subject to the terms of this Article III, appoint as directors the three individuals designated by the Peed Stockholder pursuant to Section 7.16 of the Merger Agreement (each of whom shall be considered a Stockholder Designee for all purposes of this Agreement) and (iii) appoint Peed as the Non-Executive Vice Chairman of the Board; provided, however, that each Stockholder Designee shall satisfy the applicable requirements set forth in Section 3.1(c).
(b)    During the Board Right Period, the Peed Stockholder shall have the right to designate up to three individuals (each, a “Stockholder Designee”), who may include Peed, to be members of the Board. In the event that the Corporation at any time or from time to time increases or decreases the size of the Board, (i) the number of Stockholder Designees that the Peed Stockholder is entitled to designate shall be increased or decreased proportionately as the case may be (rounding up to the nearest whole number); provided that if the size of the Board is decreased to seven individuals, the Peed Stockholder shall only have the right to designate two Stockholder Designees; (ii) if the size of the Board is increased, such increase will not affect the tenure, term or other rights to serve as a member of the Board of any Stockholder Designee then serving on the Board, and (iii) if the size of the Board is decreased such that the number Stockholder Designees that the Peed Stockholder is entitled to designate is decreased, then the Peed Stockholder shall cause one or more Stockholder Designees then serving on the Board to resign from the Board so that the number of Stockholder Designees serving on the Board equals the number of Stockholder Designees that the Peed Stockholder is entitled to designate following such decrease in the size of the Board.
(c)    Any person designated by the Peed Stockholder as a Stockholder Designee (i)(A) shall not be a person that would be required to disclose any information pursuant to Item 2(d) or (e) of Schedule 13D if such Stockholder Designee were the “person filing” such Schedule 13D, (B) shall not have engaged in a proxy contest or other activist campaign and (C) shall not be an employee, director or 5.0% or greater equity holder of any Person that is in Competition with the Corporation or any of its Subsidiaries, (ii) shall not be prohibited or disqualified from serving as a director of a public company pursuant to any applicable rule or regulation of the SEC or NASDAQ or pursuant to applicable Law (including applicable insurance Laws), (iii) shall, prior to his or her appointment to the Board, provide an executed resignation letter in substantially the form set forth in Exhibit A hereto automatically resigning from the Board and from any committees or subcommittees of the Board or the Corporation to which he or she is then appointed or on which he or she is then serving upon the occurrence of the Board Right Termination Event, in the event that he or she no longer meets the qualifications set forth in this Section 3.1(c) and (iv) other than the Peed Stockholder, shall qualify as an “independent director” (as defined in Rule 5605(a)(2) of the NASDAQ Listing Rules, or any successor rule thereto, as amended).
(d)    During the Board Right Period, the Corporation shall use its reasonable best efforts to procure, at each annual general meeting of stockholders of the Corporation occurring during the Board Right Period at which the term of an applicable Stockholder Designee will expire in accordance with the Corporation’s Organizational Documents, the election or re‑election, as the case may be, of the Stockholder Designees, including by (i) nominating such Stockholder Designees for election to serve as Directors as provided in this Agreement, (ii) subject to compliance by the Peed Stockholder with Section 3.1(f), including such nomination and other required information regarding such Stockholder Designee in the Corporation’s proxy materials for such meeting of stockholders and (iii) soliciting or causing the solicitation of proxies in favor of the election of such Stockholder Designees as Directors, for a term expiring at the next annual general meeting of stockholders of the Corporation, or at such earlier time, if any, as any Stockholder Designee may resign, retire, die or be removed (for any reason) as a Director (other than upon the occurrence of the Board Right Termination Event). Notwithstanding the foregoing, the Corporation shall not be obligated to nominate or to use its reasonable best efforts to cause to be elected as a Director any Stockholder Designee (1) who in the reasonable judgment (including with respect to applicable fiduciary duties) of the Nominating and Corporate Governance Committee of the Board (the

“Nominating Committee”) fails to satisfy (i) the requirements set forth in Section 3.1(c) or (ii) the requirements set forth in the Corporation’s Organizational Documents, Corporate Governance Guidelines and Code of Conduct and Ethics included in the Investor Relations – Corporate Overview section of the Corporation’s website (located at http://www.upcinsurance.com) as in effect (and as may be amended and amended and restated) from time to time, or because the Nominating Committee determines that recommending such Stockholder Designee for nomination for election as a Director would be reasonably likely to be inconsistent with its fiduciary obligations, or (2) if the Board reasonably determines that recommending such Stockholder Designee for election as a Director would be inconsistent with its fiduciary obligations; provided that if the Nominating Committee determines not to recommend a Stockholder Designee to the Board because the Nominating Committee determines such Stockholder Designee fails to meet the qualifications set forth above or because the Nominating Committee reasonably determines that recommending such Stockholder Designee for nomination for election as a Director would be inconsistent with its fiduciary obligations or if the Board determines not to nominate such Stockholder Designee for election to the Board because it has reasonably determined that recommending such Stockholder Designee for nomination for election as a Director would be inconsistent with its fiduciary obligations, the Peed Stockholder shall be entitled to designate another natural person as a replacement Stockholder Designee (subject to compliance with the terms of this Article III with respect to such Stockholder Designee), and the Corporation shall (subject to the terms and conditions of this Section 3.1) use its reasonable best efforts to cause such Stockholder Designee to be elected or appointed to the Board.
(e)    In furtherance of, and not in limitation to, the Peed Stockholder’s rights in this Section 3.1, during the Board Right Period, (i) the Peed Stockholder shall have the right (but not the obligation), upon written notice to the Corporation as provided in Section 3.1(f), to designate a Stockholder Designee to replace any Stockholder Designee who shall have resigned, retired, died or been removed from office (for any reason) (other than upon the occurrence of the Board Right Termination Event) or who, following the voting of stockholders at a meeting of stockholders of the Corporation shall have failed to be elected or re‑elected, as the case may be, by the requisite vote of the Corporation’s stockholders; and (ii) subject to the provisions of this Article III, the Corporation shall promptly following the receipt of written notice from the Peed Stockholder as contemplated above following the resignation, retirement, death or removal from office of such Stockholder Designee, appoint such replacement Stockholder Designee to serve on the Board; provided, that the Board shall not be obligated to appoint such Stockholder Designee unless the Peed Stockholder or such Stockholder Designee has delivered to the Board the information that would be required to be delivered pursuant to Section 3.1(f)(ii) if such Stockholder Designee were up for election.
(f)    Not less than ninety (90) days prior to the anniversary of the prior year’s annual general meeting of stockholders of the Corporation occurring during the Board Right Period at which one or more Stockholder Designees are to be elected, the Peed Stockholder shall (i) notify the Corporation in writing of the name of the Stockholder Designees to be nominated for election at such meeting and (ii) provide, or cause such Stockholder Designees to provide, to the Corporation, all information concerning the Stockholder Designees and his or her nomination to be elected as Directors at such meeting as shall reasonably be required by the Corporation’s standard director and officer questionnaire (including any reasonable follow-up requests by the Corporation for additional information).
(g)    During the Board Right Period, the Corporation agrees that any Stockholder Designee serving as a Director shall be entitled to the same rights, privileges and compensation applicable to all other non‑employee Directors generally or to which all such non‑employee Directors are entitled, including any rights with respect to indemnification arrangements, directors and officers insurance coverage and other similar protections and expense reimbursement rights.
(h)    The Peed Stockholder acknowledges that the Board may from time to time establish procedures that the Board reasonably determines are appropriate to address any conflicts of interest that a Stockholder Designee may have, including as a result of such person’s service in any capacity at AmRisc, LLC or any of its Affiliates.
(i)    Notwithstanding anything in this Agreement to the contrary, the Corporation will not be obligated to take any action in respect of any Stockholder Designee pursuant to Section 3.1(d) or Section 3.1(e) until the Peed Stockholder provides, or causes to be provided, in all material respects, the notice and information required by Section 3.1(f).
(j)    Notwithstanding anything to the contrary in this Agreement, each Stockholder Designee (including Peed), during the term of any service as a Director, shall not be prohibited from acting in his or her capacity as a Director and complying with his or her fiduciary duties as a Director.
Section 3.2    Use of Information.
(a)    The Peed Stockholder shall hold, and shall cause the Stockholder Designees, his or its Affiliates and his or its Representatives who receive any Confidential Information directly or indirectly from or on behalf of the Peed Stockholder or the Corporation (including, without limitation, any Director of the Corporation) to hold, in strict confidence any and all Confidential Information concerning or related to the Corporation or any Subsidiary of the Corporation (including AmCo), except to the extent that such Confidential Information (i) is or becomes generally available to the public, other than as a result of a disclosure by the Peed Stockholder, the Stockholder Designees or their Affiliates or Representatives in violation of this Section 3.2(a), or (ii) is or becomes available to the Peed Stockholder on a non-confidential basis from another Person who is not known to the Peed Stockholder to be bound by a confidentiality agreement with the Corporation or any Subsidiary of the Corporation (including the AmCo). In the event that the Peed Stockholder, the Stockholder Designees, or any of his or its respective Affiliates or Representatives is required by Law to disclose any Confidential Information, such person shall promptly notify the Corporation in writing so that the Corporation may, at its own cost and expense, seek a protective order and/or other motion filed to prevent the production or disclosure of Confidential Information. If such motion has been denied, then such person may disclose only such portion of the Confidential Information which is required by Law to be disclosed; provided, that (A) such person shall use commercially reasonable efforts to preserve the confidentiality of the remainder of the Confidential Information and (B) such person shall not oppose any motion for confidentiality brought by the Corporation in accordance with this Section 3.2(a). For the avoidance of doubt, the Peed Stockholder will continue to be bound by his and its obligations pursuant to this Section 3.2(a) for any Confidential Information that is not required to be disclosed pursuant to the immediately preceding sentence above, or that has been afforded protective treatment pursuant to such motion.
(b)    The Peed Stockholder shall not, and shall cause his or its Representatives and Affiliates not to, use material non‑public information obtained at any meetings of the Board or Board committees in a manner prohibited by applicable Law, including trading any securities of the Corporation while in possession of such material non‑public information to the extent such trading would violate applicable Law. The Peed Stockholder shall be responsible for any breach of this Agreement by any of his Representatives and Affiliates.
Section 3.3    Strategic Business Development Committee. At or promptly following the Closing, the Corporation shall form a Strategic Business Development Committee (which shall not be a committee of the Board), which shall initially consist of Peed (as its Chairman), Gregory Branch, John Forney and Andy Gray. The committee shall have the authority to review and make recommendations to the Board with respect to potential mergers, acquisitions and other similar activities of the Corporation (subject to customary conflicts of interest and confidentiality policies established by the Board).
ARTICLE IV

STANDSTILL; VOTING
Section 4.1    Standstill Restrictions.
(a)    During the Standstill Period, the Peed Stockholder shall not, and shall cause each of his Affiliates not to, directly or indirectly, alone or in concert with any other Person, except with the consent or approval of the Board or as expressly set forth in this Section 4.1 or Section 5.1(f)(iii):
(i)    purchase or cause to be purchased or otherwise acquire or agree to acquire Beneficial Ownership of (A) any Voting Securities other than the Stockholder Shares or (B) any other securities issued by the Corporation, in each case other than any such Voting Securities or other securities that the Corporation knowingly issues directly to the Peed Stockholder or his Affiliates known by the Corporation to be his Affiliates (including but not limited to in connection with services as an officer or director of the Corporation) with the consent or approval of a majority of the full Board (for the avoidance of doubt securities issued in an underwritten transaction shall not be considered issued directly by the Corporation);
(ii)    participate in, publicly propose or publicly offer any effort to acquire the Corporation or any of its Subsidiaries or any assets or operations of the Corporation or any of its Subsidiaries;
(iii)    seek to or knowingly induce any third party to propose, offer or participate in any effort to acquire Beneficial Ownership of Voting Securities (other than the Stockholder

Shares as and to the extent permitted in accordance with Article V) (for the avoidance of doubt, enhancing the operations of the Company shall not in and of itself be considered a violation of this clause (iii))
(iv)    participate in, publicly propose or publicly offer any tender offer, exchange offer, merger, acquisition, share exchange or other business combination or Change of Control transaction involving the Corporation or any of its Subsidiaries, or any recapitalization, restructuring, liquidation, disposition, dissolution or other extraordinary transaction involving the Corporation, any of its Subsidiaries or any material portion of their businesses;
(v)    seek to call, request the call of, or call a special meeting of the stockholders of the Corporation, make or seek to make a stockholder proposal (whether pursuant to Rule 14a-8 under the Exchange Act or otherwise) at any meeting of the stockholders of the Corporation or in connection with any action by consent in lieu of a meeting, or make a request for a list of the Corporation’s stockholders;
(vi)    (A) seek election to the Board or seek to place a Director or seek the removal of any Director (in each case other than as expressly contemplated by this Agreement), or (B) otherwise acting alone or in concert with others seek to control or influence the governance or policies of the Corporation (except, in the case of this clause (B), in his capacity as a member of the Board);
(vii)    solicit proxies, designations or written consents of stockholders, or conduct any binding or nonbinding referendum with respect to Voting Securities, or make or in any way participate in any “solicitation” of any “proxy” within the meaning of Rule 14a-1 promulgated by the SEC under the Exchange Act (but without regard to the exclusion set forth in Rule 14a-1(l)(2)(iv) from the definition of “solicitation”) to vote any Voting Securities with respect to any matter, or become a participant in any contested solicitation for the election of directors with respect to the Corporation (as such terms are defined or used in the Exchange Act and the rules promulgated thereunder), other than solicitations or acting as a participant in support of the voting obligations of the Peed Stockholder pursuant to Section 4.3;
(viii) make or issue or cause to be made or issued any public disclosure, announcement or statement (including without limitation the filing of any document or report with the SEC or any other governmental agency or any disclosure to any journalist, member of the media or securities analyst) (A) in support of any solicitation described in clause (vii) above (other than solicitations on behalf of the Board), (B) in support of any matter described in clause (v) above, (C) concerning any potential matter described in clause (iv) above or (D) negatively or disparagingly commenting about the Corporation or any of the Corporation’s directors, officers, key employees, businesses, operations or strategic plans or strategic directions;
(ix)    form, join, or in any other way participate in, a “partnership, limited partnership, syndicate or other group” within the meaning of Section 13(d)(3) of the

Exchange Act with respect to the Voting Securities, or deposit any Voting Securities in a voting trust or similar arrangement, or subject any Voting Securities to any voting agreement or pooling arrangement, or grant any proxy, designation or consent with respect to any Voting Securities (other than to a designated representative of the Corporation pursuant to a proxy or consent solicitation on behalf of the Board);
(x)    publicly disclose, or cause or facilitate the public disclosure (including without limitation the filing of any document or report with the SEC or any other governmental agency or any disclosure to any journalist, member of the media or securities analyst) of, any intent, purpose, plan or proposal to obtain any waiver, consent under, or amendment of, any of the provisions of Sections 4.1, 4.2 or 4.3, or otherwise (A) seek in any manner to obtain any waiver, consent under, or amendment of, any provision of this Agreement or (B) bring any action or otherwise act to contest the validity or enforceability of Sections 4.1, 4.2 or 4.3 or seek a release from the restrictions or obligations contained in Sections 4.1, 4.2 or 4.3; or
(xi)    enter into any discussions, negotiations, agreements or understandings with any Person with respect to the foregoing, or advise, assist, encourage, support, provide financing to or seek to persuade others to take any action with respect to any of the foregoing, or act in concert with others or as part of a group (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any of the foregoing.
(b)    This Section 4.1 shall not, in any way, prevent, restrict, encumber or limit (i) the Peed Stockholder and his Affiliates from (A) exercising their respective rights, performing their respective obligations or otherwise consummating the transactions contemplated by this Agreement and the Merger Agreement, in each case in accordance with the terms hereof or thereof, (B) if the Board has previously authorized or approved the solicitation by the Corporation of bids or indications of interest in the potential acquisition of the Corporation or any of its assets or operations by auction or other sales process (each, a “Sales Process”), participating in such Sales Process in accordance with the procedures established by the Board and, if selected as the successful bidder by the Corporation, completing the acquisition contemplated thereby; provided, that, unless this Agreement has terminated, the Peed Stockholder and his Affiliates shall otherwise remain subject to the provisions of this Section 4.1 in all respects during and following the completion of the Sales Process, (C) engaging in confidential discussions with the Board or any of its members regarding a private proposal by the Peed Stockholder to acquire assets of the Corporation or a material portion of the outstanding shares of capital stock of the Corporation, provided, that the Peed Stockholder may only take the actions contemplated by this Section 4.1(b) if he and his Affiliates do not (and are not required to) publicly disclose any such matters and such actions shall not require the Corporation to make any public disclosure of such matters prior to the announcement of a definitive agreement, or (D) voting or transferring the Stockholder Shares or other Voting Securities in any manner not otherwise specifically prohibited by this Agreement, or (ii) any Stockholder Designee then serving as a Director from acting as a Director or exercising and performing his or her duties (fiduciary and otherwise) as a Director in accordance with the Corporation’s Organizational Documents, all codes and policies of the Corporation and all Laws, rules, regulations and codes of practice, in each case as may be applicable and in effect from time to time.
Section 4.2    Attendance at Meetings. For so long as the Peed Stockholder (together with his Affiliates and Permitted Transferees) Beneficially Owns Voting Securities representing at least fifteen percent (15%) of the Voting Securities outstanding at such time, the Peed Stockholder shall cause all Voting Securities then Beneficially Owned by the Peed Stockholder to be present, in person or by proxy, at any meeting of the stockholders of the Corporation occurring at which an election of Directors is to be held, so that all such Voting Securities shall be counted for the purpose of determining the presence of a quorum at such meeting.
Section 4.3    Voting. Subject to Section 4.1, from and after the Closing until the earlier of (a) the fifth (5th) year anniversary of the Closing Date and (b) the date that the Peed Stockholder Beneficially Owns less than twenty-five percent (25%) of the outstanding Voting Securities, (i) the Peed Stockholder shall be entitled to vote (and cause to be voted) Voting Securities then Beneficially Owned by the Peed Stockholder representing up to twenty five percent (25%) of the outstanding Voting Securities of the Corporation in his sole discretion with respect to any business or proposal on which the stockholders of the Corporation are entitled to vote and (ii) the Peed Stockholder shall vote and cause to be voted all other Voting Securities then Beneficially Owned by the Peed Stockholder in proportion to the votes cast with respect to the Voting Securities not Beneficially Owned by the Peed Stockholder or any of his Affiliates with respect to any business or proposal on which the stockholders of the Corporation are entitled to vote; provided, at any time in which the Peed Stockholder has the right to designate the Stockholder Designees pursuant to Section 3.1, the Peed Stockholder shall have the right to vote (or cause to be voted) all of the Voting Securities then Beneficially Owned by the Peed Stockholder in favor of the election of the Stockholder Designees nominated and recommended by the Board for election or re-election to the Board.
Section 4.4    Non-Competition.
(a)    Until such date that is five years from the Closing Date (the “Restricted Period”), the Peed Stockholder agrees that he shall not, and he shall cause his Affiliates not to, engage, directly or indirectly (whether as an officer, director, securityholder, owner, co-owner, partner, promoter, employee, agent, independent contractor, representative, consultant, investor, advisor, manager or otherwise), in any business activities that compete with the business activities engaged in by AmCo and its subsidiaries as of the date hereof (“Competition”), provided, for the avoidance of doubt, that being an securityholder, owner, co-owner, partner or investor in or of or serving as an officer, director, promoter, employee, agent, independent contractor, representative, consultant, advisor, manager or otherwise of AmRisc or its Subsidiaries shall not be considered to be Competition. Notwithstanding anything to the contrary in this Section 4.4(a), it shall not be a violation of this Section 4.4(a), and the Peed Stockholder or any of his respective Affiliates shall not be prohibited in any manner from, but only to the extent consistent with the Corporation’s Insider Trading Policy, Code of Conduct and Ethics and any other internal policies governing the ownership of equity securities (to the extent applicable to the Peed Stockholder), directly or indirectly, acquiring, holding or otherwise investing in or Beneficially Owning (or causing any of his Affiliates to, directly or indirectly, acquire, hold or otherwise invest in or Beneficially Own) (A) any securities or assets of any Person through any employee benefit plan or pension plan, (B) securities of any Person engaged in Competition having less than five percent (5%) of the outstanding voting power of such Person, so long as neither the Peed Stockholder nor any of his Affiliates control such Person engaged in Competition, or (C) any securities of any Person or any assets that, in either case, are disposed of by a Person engaged in Competition in a divesture or similar transaction where such Person or assets so disposed of by such Person is not engaged in Competition.
(b)    The covenants contained in this Section 4.4 shall be deemed to apply separately, not collectively, to each city, county, state and country of any geographic area in which the Corporation or any of its Subsidiaries (including AmCo) conducts its respective business and shall be severable as to each such city, county, state and country of any such geographic area. It is the desire and intent of the parties hereto that the provisions of this Section 4.4 shall be enforced to the fullest extent permitted under the Laws and public policies of each jurisdiction in which enforcement is sought.
(c)    If any court determines that any provision of this Section 4.4 is unenforceable, such court will have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid, enforceable and reasonable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and, in reduced form, such provision shall be enforceable; provided, that, it is the intention of the parties hereto that the provisions of this Section 4.4 shall not be terminated, unless so terminated by a court, but shall be deemed amended only to the extent required to render them valid and enforceable, and such amendment to apply only with respect to the operation of this Section 4.4 in the jurisdiction of the court that has made such adjudication.
(d)    The Peed Stockholder acknowledges and agrees that, in connection with his duties and relationship with AmCo prior to the Merger, the Peed Stockholder has had access to, been provided with and/or prepared and created Confidential Information of AmCo and its business and assets, as well as other business information and trade secrets belonging to AmCo, and as a condition to the consummation of the Merger and to enable the Corporation to secure more fully the benefits of the transactions contemplated by the Merger Agreement, the Corporation has required that the Peed Stockholder enter into the provisions contained in this Article IV in order to induce the Corporation to consummate the Merger, as the Corporation believes that the Peed Stockholder’s agreement to the provisions contained in this Article IV are important to protect the goodwill of AmCo and its business.
ARTICLE V

TRANSFER RESTRICTIONS

Section 5.1    Transfer Restrictions.
(a)    The right of the Peed Stockholder to Transfer any Voting Securities, including any Stockholder Shares, is subject to the restrictions set forth in this Article V. No Transfer of Voting Securities, including any Stockholder Shares, by the Peed Stockholder may be effected except in compliance with the restrictions set forth in this Article V and with the requirements of the Securities Act and any other applicable securities Laws. Any attempted Transfer in violation of this Agreement shall be of no effect and null and void, regardless of whether the purported transferee has any actual or constructive knowledge of the Transfer restrictions set forth in this Agreement, and shall not be recorded on the stock transfer books of the Corporation.
(b)    Until the one (1) year anniversary of the Closing Date, the Peed Stockholder shall not Transfer any Voting Securities Beneficially Owned by him without the prior written consent of the Board (which such consent may be withheld in the sole discretion of the Board with the Stockholder Designees, in their capacity as Directors, recusing themselves from such Board determination).
(c)    Subject to this Section 5.1, (i) from the one (1) year anniversary of the Closing Date and until the three (3) year anniversary of the Closing Date, the Peed Stockholder may Transfer up to an aggregate of twenty five (25%) of the Stockholder Shares, in one (1) or more Transfers, without the prior consent of the Corporation, and (ii) following the three (3) year anniversary of the Closing Date, the Peed Stockholder may Transfer the remaining Voting Securities Beneficially Owned by him, in whole or in part from time to time, without the prior consent of the Board.
(d)    Notwithstanding anything in this Agreement to the contrary, (i) any Transfer of Voting Securities effected pursuant to a Registration Statement shall be subject to the requirements of Article VI and (ii) the Peed Stockholder shall not knowingly Transfer to any Person or Group (whether such Person or Group is purchasing Voting Securities for its or their own account(s) or as fiduciary on behalf of one (1) or more accounts) Voting Securities (A) other than in the case of a Transfer to a Permitted Transferee, that represent more than four and nine-tenths percent (4.9%) of the Voting Securities then outstanding in a single Transfer or series of related Transfers; provided, that, notwithstanding the foregoing, the Peed Stockholder may Transfer Voting Securities representing more than four and nine-tenths percent (4.9%) of the Voting Securities then outstanding in a single Transfer or series of related Transfers in one (1) or more block trades with one (1) or more registered broker-dealers or (B) to (a) a Person engaged in Competition, or (b) a Person that has engaged in a proxy contest or other activist campaign (with respect to the Corporation or any other Person) or who is or has filed a Schedule 13D that disclosed any plan or proposal with respect to any issuer which plan or proposal (1) relates to or would result in any of the matters set forth in clauses (b) through (j) of Item 4 of Schedule 13D and (2) was not authorized or approved by the board of directors of the issuer or was not entered into pursuant to an agreement with the issuer. For the avoidance of doubt, none of Section 5.1(b) or Section 5.1(c) shall apply to, and nothing therein shall directly or indirectly prohibit, restrict or otherwise limit, to the extent otherwise permitted by Law, any Transfer of Voting Securities made in accordance with Section 5.1(f).
(e)    Notwithstanding the foregoing, the Peed Stockholder shall not effect any Transfer of Voting Securities during any Holdback Period to the extent such Transfer is prohibited under the terms of the lock-up agreement entered in to with a managing underwriter as contemplated by Section 6.10.
(f)    Notwithstanding anything to the contrary set forth in Section 5.1(b) or Section 5.1(c), the Peed Stockholder may, at any time, (i) Transfer some or all of the Voting Securities to any Permitted Transferee; provided, that, (x) prior to any such Transfer and except in the case that such Permitted Transferee is L. Peed, such Permitted Transferee executes and delivers to the Corporation a joinder to this Agreement in the form attached hereto as Exhibit B; (y) if, at any time after such Transfer, such Permitted Transferee ceases to qualify as a Permitted Transferee, the Peed Stockholder shall cause all Voting Securities held by such Permitted Transferee to be Transferred to a Person that is, at such time, a Permitted Transferee and that, prior to such Transfer, agrees in writing to acquire and hold such Transferred Voting Securities subject to and in accordance with this Agreement as if such Permitted Transferee were the Peed Stockholder hereunder; and (z) if such Permitted Transferee is L. Peed, (1) such Transfer (combined with all of the Voting Securities received by L. Peed in the Distribution and all other Transfers to L. Peed from the Peed Stockholder (irrespective of whether such Voting Securities are owned by L. Peed as of the time of the applicable Transfer)) does not in the aggregate represent or result in the Beneficial Ownership by L. Peed of more than 9.9% of the Voting Securities of the Corporation; (2) L. Peed grants to the Peed Stockholder an irrevocable proxy in form and substance reasonably satisfactory to the Corporation giving the Peed Stockholder the right to vote all of such Voting Securities during the time that such Voting Securities are held by L. Peed or a Permitted Transferee of L. Peed; and (3) any Transfer of such Voting Securities by L. Peed (other than to the Peed Stockholder or to a Permitted Transferee of L. Peed) will reduce the number of Stockholder Shares that can be transferred by the Peed Stockholder pursuant to Section 5.1(c); (ii) Transfer the Voting Securities, in whole or in part, to the Corporation or any Subsidiary of the Corporation, including pursuant to any redemption, share repurchase program, self-tender offer or otherwise; or (iii) Transfer the Voting Securities, in whole or in part, pursuant to any (A) recapitalization, reclassification, consolidation, merger, share exchange or other business combination transaction involving the Corporation, or (B) tender, exchange or other similar offer for any Voting Securities that is commenced by any Person or Group, provided, that the Board has not publicly recommended that stockholders of the Corporation not tender their Voting Securities to the Person or Group making such offer.
(g)    Any Transfer of any Voting Securities by L. Peed (other than to the Peed Stockholder or to a Permitted Transferee of L. Peed) will reduce the number of Stockholder Shares that can be transferred by the Peed Stockholder pursuant to Section 5.1(c). The Peed Stockholders shall not revoke or terminate the irrevocable proxy granted by L. Peed to the Peed Stockholder with respect to the Voting Securities Beneficially Owned by L. Peed and her Affiliates.
Section 5.2    Legends on Voting Securities; Securities Act Compliance.
(a)    Each share certificate representing Voting Securities shall bear the following legend (and a comparable notation or other arrangement will be made with respect to any uncertificated Voting Securities):
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED

UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE ISSUER RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.”
(b)    In addition, for so long as any restrictions set forth in Section 5.1 remain in effect, such legend or notation shall also include the following language:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF A STOCKHOLDERS AGREEMENT AMONG THE ISSUER AND THE OTHER PARTIES THERETO (AS MAY BE AMENDED OR AMENDED AND RESTATED FROM TIME TO TIME), A COPY OF WHICH MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE ISSUER OR OBTAINED FROM THE ISSUER WITHOUT CHARGE.”
(c)    The Peed Stockholder agrees that he will, if reasonably requested by the Corporation, deliver at the Peed Stockholder’s expense to the Corporation an opinion of reputable U.S. counsel selected by the Peed Stockholders and reasonably acceptable to the Corporation, in form and substance reasonably satisfactory to the Corporation and counsel for the Corporation, that any Transfer made, other than in connection with an SEC‑registered offering by the Corporation or pursuant to Rule 144 under the Securities Act or a Transfer to a Permitted Transferee, does not require registration under the Securities Act.
(d)    At such time all of the Voting Securities Beneficially Owned by the Peed Stockholder may be freely sold without registration under the Securities Act, including under Rule 144 without being subject to the volume limitations and manner of sale restrictions contained therein, the Corporation agrees that it will promptly after the later of (x) if reasonably requested pursuant to Section 5.1(c), the delivery of the opinion described in such section and (y) in the case of certificated Voting Securities, the delivery by the Peed Stockholder to the Corporation or its transfer agent of a certificate or certificates (in the case of a Transfer, in the proper form for Transfer) representing such Voting Securities issued with the legend set forth in Section 5.2(a), deliver or cause to be delivered to the Peed Stockholder a replacement stock certificate or certificates representing such Voting Securities that is free from the legend set forth in Section 5.2(a) (or in the case of uncertificated Voting Securities, free of any notation or arrangement set forth in Section 5.2(a)). At such time as no restrictions set forth in Section 5.1 remain in effect, the Corporation agrees that it will, promptly upon the written request of the Peed Stockholder and, in the case of certificated Voting Securities, the delivery by the Peed Stockholder to the Corporation or its transfer agent of a certificate or certificates (in the case of a Transfer, in the proper form for Transfer) representing Voting Securities issued with the legend set forth in Section 5.2(b), deliver or cause to be delivered to the Peed Stockholder a replacement stock certificate or certificates representing such Voting Securities that is free from the legend set forth in Section 5.2(b) (or in the case of uncertificated Voting Securities, free of any notation or arrangement set forth in Section 5.2(b)).

ARTICLE VI

REGISTRATION RIGHTS
Section 6.1    Shelf Registration.
(a)    From and after the Closing, no later than sixty (60) days (or ninety (90) days if Form S-1 is used as contemplated by the fourth sentence of this paragraph) following the written request of holders of at least fifty percent (50%) of the Registrable Shares then outstanding, the Corporation shall use reasonable best efforts to prepare and file with (or confidentially submit to) the SEC a “shelf” Registration Statement on Form S-3 (if the Corporation is then eligible to use Form S-3 or any comparable or successor form or forms or any similar short form registration covering the resale of Registrable Shares for which the Corporation is then eligible) relating to the offer and sale of the Registrable Shares from time to time in accordance with the methods of distribution set forth in the Registration Statement and Rule 415 promulgated under the Securities Act (together with any additional registration statements filed to register any Registrable Shares, including those that were subject to a Rule 415 Limitation, the “Shelf Registration”). Each request for a Shelf Registration shall specify the number of Registrable Shares requested to be included in the Shelf Registration. Upon receipt of any such request, the Corporation shall promptly (but in no event later than ten (10) days following receipt thereof) deliver notice of such request to all other holders of Registrable Shares that did not submit such written request for a Shelf Registration, each of which shall then have twenty (20) days from the date such notice is given by the Corporation to notify the Corporation in writing of their desire to be included in such Shelf Registration (the holders of Registrable Shares that elect to be included in a Shelf Registration or a Piggyback Registration (as defined below), as applicable, together with the holders of Registrable Shares that initially request the Corporation to prepare and file the Shelf Registration, the “Registration Stockholders”). In no event shall the Corporation be obligated to effect any Shelf Registration other than pursuant to a Form S-3 (or any comparable or successor form or forms or any similar short form registration covering the resale of such Registrable Shares) if the Corporation is then eligible to use Form S-3 (or such comparable or successor form) for the registration of the Registrable Shares under the Securities Act. If the Corporation is not eligible to use Form S-3 (or such comparable or successor form) at the time of filing of a Registration Statement pursuant to this Article VI, the Corporation will use Form S-1 (or such comparable or successor form thereto) to effect such registration and will undertake to register the Registrable Shares on Form S-3 (or such comparable or successor form thereto) promptly after such form is available for use by the Corporation; provided, that the Corporation shall not be obligated to keep effective any Shelf Registration on Form S-1 for a period in excess of one hundred eighty (180) days in any twelve (12) month period (treating, for purposes of such determination, any days included in any Deferral Period as days during which such Shelf Registration is not effective); provided, further, that upon regaining eligibility to use Form S-3 (or any comparable or successor form) the Corporation shall promptly file a Shelf Registration on Form S-3 (or such comparable or successor form thereto) covering all of the Registrable Shares previously requested to be included in such Shelf Registration and, subject to the immediately preceding proviso, will maintain the effectiveness of the Shelf Registration on Form S-1 (or such comparable or successor form) then in effect until such time as a Shelf Registration on Form S-3 (or such comparable or successor form thereto) covering the Registrable Shares has been declared effective by the SEC. If the Corporation continues to not be eligible to use Form S-3 (or such comparable or successor form thereto) to register the Registrable Shares after the one hundred eighty (180) day period referred to above has expired in respect of the most recent Shelf Registration on Form S-1 (or such comparable or successor form thereto), the Corporation will, upon the written request of one (1) or more Registration Stockholders, use reasonable best efforts to file another Shelf Registration on Form S-1 (or such comparable or successor form thereto) covering the Registrable Shares subject to the same limitations regarding maintenance of effectiveness as described above; provided, that the Corporation shall not be obligated to file more than one (1) Shelf Registration on Form S-1 (or such comparable or successor form thereto), together with any amendments thereto, in any calendar year and shall not be obligated to file a Shelf Registration on Form S-1 (or such comparable or successor form thereto), other than the initial Shelf Registration on Form S-1, until the date that is ninety (90) days after the expiration of the one hundred eighty (180) day period referred to above in respect of the immediately preceding Shelf Registration on Form S-1 (or such comparable or successor form thereto). Subject to the terms of this Agreement, the Corporation shall use its reasonable best efforts to cause each Registration Statement filed pursuant to this Article VI to be declared effective under the Securities Act as promptly as possible after the filing thereof. The Corporation shall use reasonable best efforts to address any comments from the SEC regarding any such Registration Statement and to advocate with the SEC for the registration of all Registrable Shares requested to be included in such Registration Statement. Notwithstanding the foregoing, if the SEC prevents the Corporation from including any or all of such Registrable Shares on a Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Registrable Shares by the Registration Stockholders (a “Rule 415 Limitation”) or otherwise, such Registration Statement shall register the resale of a number of Registrable Shares which is equal to the maximum number of shares as is permitted by the SEC, and, subject to the provisions of this Section 6.1, the Corporation shall continue to use its reasonable best efforts to register all remaining Registrable Shares requested to be included in such Registration Statement as promptly as practicable in accordance with the applicable rules, regulations and guidance of the SEC. In such event, the number of Registrable Shares requested to be registered for each Registration Stockholder in such Registration Statement shall be reduced pro rata among all such Registration Stockholders.
(b)    The Corporation shall use its reasonable best efforts to keep the Registration Statement requested under Section 6.1(a) continuously effective under the Securities Act, to re-file such Registration Statement upon its expiration, to file another Registration Statement to register such Registrable Shares subject to a Rule 415 Limitation promptly upon the occurrence of any circumstance or event that would permit the registration of such Registrable Shares (and to cause such additional Registration Statement to become effective) and to cooperate in any shelf take down, whether or not underwritten, by amending or supplementing the Prospectus related to such Registration Statement as may be reasonably requested by the Registration Stockholders included in such Registration Statement, or as otherwise required for it to be available for resales by such Registration Stockholders of Registrable Shares, until the earlier of (i) the date that all such Registrable Shares (including, for the avoidance of doubt, any Registrable Shares that were subject to any Rule 415 Limitation) have been sold and (ii) the Registration Rights Termination Date. Such period during which the Registration Statement shall remain effective shall be referred to herein as the “Shelf Registration Period.”

(c)    Notwithstanding any other provisions of this Agreement to the contrary, the Corporation shall use its reasonable best efforts to cause (i) the Registration Statement (as of the effective date of the Registration Statement), any amendment thereof (as of the effective date thereof) or supplement thereto (as of its date), (A) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the SEC and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (ii) any related Prospectus, preliminary Prospectus or Free Writing Prospectus and any amendment thereof or supplement thereto, as of its date, (A) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the SEC and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, the Corporation shall have no such obligations or liabilities with respect to any information pertaining to the Registration Stockholders and furnished to the Corporation by or on behalf of such Registration Stockholders specifically for inclusion therein, and (iii) the Shelf Registration to be effective and useable for resale of all Registrable Shares requested to be included therein, subject to any Rule 415 Limitation, during the Shelf Registration Period.
(d)    If (A) the SEC issues a stop order suspending the effectiveness of the Registration Statement or initiates proceedings with respect to the Registration Statement under Section 8(d) or 8(e) of the Securities Act or (B) the Board, in its good faith judgment, determines that the registration of Registrable Shares pursuant to this Section 6.1 should be delayed or offers and/or sales of Registrable Shares suspended because the filing, initial effectiveness or continued use of the Registration Statement would (1) materially interfere with a significant confidential acquisition, corporate organization, financing, securities offering or other similar transaction in which the Corporation was materially involved; (2) require premature disclosure of material information that the Corporation has a bona fide business purpose for preserving as confidential (and if disclosure would not otherwise be required if such Shelf Registration were not filed); (3) render the Corporation unable to materially comply with requirements under the Securities Act or Exchange Act or (4) otherwise be materially detrimental to the Corporation (each, a “Valid Business Reason”):
(i)    in the case of clause (d)(A) above, but subject to clause (ii) immediately below, as promptly as practicable, the Corporation shall use its reasonable best efforts to eliminate the stop order and cause the Registration Statement to become effective, including preparing and filing, if necessary pursuant to applicable Law, a post-effective amendment to such Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Registration Statement and related Prospectus;
(ii)    the Corporation shall promptly notify the Registration Stockholders in writing that the availability of the Registration Statement is suspended (a “Deferral Notice”) and the expected duration of the suspension (such period during which the availability of the Registration Statement and any related Prospectus is suspended, a “Deferral Period”).

Upon receipt of any Deferral Notice, the Registration Stockholders shall immediately suspend making any offers or sales pursuant to the Registration Statement until such Registration Stockholders’ receipt of copies of the supplemented or amended Prospectus provided for in clause (d)(A) above, or until they are advised in writing by the Corporation that the Prospectus may be used, and have received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus; and
(iii)    the Corporation will use its reasonable best efforts to ensure that the use of the Prospectus with respect to such Registration Statement may be resumed (x) in the case of clause (d)(A) above, as promptly as is practicable and (y) in the case of clause (d)(B) above, as soon as, in the reasonable good faith judgment of the Corporation, there is no Valid Business Reason to continue such suspension and postponement. The Corporation shall give written notice to the Registration Stockholders of the termination of the Deferral Period promptly thereafter. Notwithstanding anything to the contrary contained herein, in no event shall (A) a Deferral Period arising from a single Valid Business Reason be invoked more than once in any six (6) month period, or (B) the aggregate number of days included in Deferral Periods invoked by the Corporation shall not exceed ninety (90) days in any one (1) year period.
Section 6.2    Piggyback Registration. From and after the Closing whenever the Corporation initially proposes to register the offer and sale of any shares of its securities under the Securities Act for its own account in connection with the public offering of such securities solely for cash (other than a registration (a) pursuant to a Registration Statement on Form S-8 (or other registration solely relating to an offering or sale to employees or directors of the Corporation pursuant to any employee stock plan or other employee benefit arrangement), (b) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), or (c) in connection with any dividend or distribution reinvestment or similar plan) and the form of Registration Statement (a “Piggyback Registration Statement”) to be used may be used for any registration of Registrable Shares (a “Piggyback Registration”), the Corporation shall give prompt written notice (in any event no later than thirty (30) days prior to the filing of such Registration Statement) to the holders of Registrable Shares of its intention to effect such a registration and shall include in such registration all Registrable Shares with respect to which the Corporation has received written requests for inclusion from the Registration Stockholders within twenty (20) days after the Corporation’s notice has been given to each such holder. Any Registration Stockholder shall have the right to withdraw such Registration Stockholder’s request for inclusion of his, her or its Registrable Securities in any Piggyback Registration statement pursuant to this Section 6.2 by giving written notice to the Corporation of such withdrawal prior to the effective time of the applicable Registration Statement. If any Piggyback Registration Statement pursuant to which Registration Stockholders have registered the offer and sale of Registrable Shares is a Registration Statement on Form S-3 or the then appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto, such Registration Stockholder(s) shall have the right, but not the obligation, to be notified of and to participate in any offering under such Registration Statement, and the Corporation shall give prompt written notice thereof to the Registration Stockholder(s).

Section 6.3    Termination of Registration Obligation. Notwithstanding anything to the contrary herein, the obligation of the Corporation to register Registrable Shares pursuant to this Article VI and maintain the effectiveness of any Registration Statement shall terminate as to each Registration Stockholder on the earliest of (a)  the date on which (i) all remaining Registrable Shares Beneficially Owned by such Registration Stockholder may be freely sold without registration under the Securities Act, including under Rule 144, without being subject to the volume limitations and manner of sale restrictions contained therein and that any restrictive legend included on the certificates representing such Registrable Shares may be removed and (ii) with respect to the Stockholder, the Corporation releases the Stockholder from any remaining transfer restrictions or other obligations under Article V and causes the Corporation’s transfer agent to deliver to the Stockholder stock certificate(s) representing the Stockholder’s Registrable Shares without any restrictive legends thereon, (b) the first date on which such Registration Stockholder Beneficially Owns Registrable Shares representing less than one percent (1%) of the then outstanding Voting Securities and (c) with respect to any Registrable Shares that are Transferred by such Registration Stockholder, upon the Transfer of such Registrable Shares other than a Transfer to a Permitted Transferee (the earliest date with respect to each Registration Stockholder, the “Registration Rights Termination Date”).
Section 6.4    Registration Procedures.  In connection with the registration of the Registrable Shares contemplated by this Article VI, the Corporation shall, until the latest Registration Rights Termination Date with respect to all Registration Stockholders, reasonably cooperate in the sale of such Registrable Shares and shall:
(a)    prepare and file with the SEC a Registration Statement with respect to such Registrable Shares as provided herein and, if such Registration Statement is not automatically effective upon filing, use reasonable best efforts to cause such Registration Statement to be declared effective as promptly as practicable after the filing thereof; provided, however, that, before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including free writing prospectuses under Rule 433 under the Securities Act, each, a “Free Writing Prospectus”), the Corporation shall furnish to the Registration Stockholders and the managing underwriter(s), if any, copies of the Registration Statement and all other documents proposed to be filed (including exhibits thereto), including, upon the reasonable request of the Registration Stockholders and to the extent reasonably practicable, all documents that would be incorporated by reference or deemed to be incorporated by reference therein, which Registration Statement and documents will be subject to the reasonable review and comment of the Registration Stockholders and their counsel. The Corporation shall not file any Registration Statement or Prospectus or any amendments or supplements thereto (including Free Writing Prospectuses) with respect to any registration pursuant to Section 6.1 to which the Registration Stockholders and their counsel or the managing underwriter(s), if any, shall reasonably object, in writing, on a timely basis, unless in the opinion of the Corporation, such filing is necessary to comply with applicable Law;
(b)    prepare and file with the SEC such amendments and supplements to such Registration Statement, the Prospectus used in connection therewith (including Free Writing Prospectuses) and Exchange Act reports as may be necessary to keep such Registration Statement effective for the period set forth in Section 6.1(b), and to comply with the provisions of the Securities

Act with respect to the disposition of all securities covered by such Registration Statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement;
(c)    furnish to the Registration Stockholders and the managing underwriter(s), if any, such number of conformed copies, without charge, of such Registration Statement, each amendment and supplement thereto, including each preliminary and final Prospectus, any Free Writing Prospectus, all exhibits and other documents filed therewith and such other documents as such Persons may reasonably request, including in order to facilitate the disposition of the Registrable Shares in accordance with the intended method or methods of disposition thereof; and the Corporation, subject to Section 6.1(d), hereby consents to the use of such Prospectus and each amendment or supplement thereto by Stockholders and the managing underwriter(s), if any, in connection with the offering and sale of the Registrable Shares covered by such Prospectus and any such amendment or supplement thereto;
(d)    use its reasonable best efforts to register or qualify such Registrable Shares under such other securities or “blue sky” Laws of such jurisdictions as the Registration Stockholders reasonably request and do any and all other acts and things that may be necessary or reasonably advisable to enable the Registration Stockholders to consummate the disposition in such jurisdictions of the Registrable Shares in accordance with the intended method of distribution thereof (provided, that the Corporation shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection; (ii) subject itself to taxation in any jurisdiction wherein it is not so subject; or (iii) take any action which would subject it to general service of process in any jurisdiction wherein it is not so subject);
(e)    promptly notify the Registration Stockholders and the managing underwriter(s), if any, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event or existence of any fact as a result of which the Prospectus (including any information incorporated by reference therein) included in such Registration Statement, as then in effect, contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, as promptly as practicable upon discovery, prepare and furnish to the Registration Stockholders a reasonable number of copies of a supplement or amendment to such Prospectus, or file any other required document, as may be necessary so that, as thereafter delivered to any prospective purchasers of such Registrable Shares, such Prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;
(f)    promptly notify the Registration Stockholders and the managing underwriter(s) of any underwritten offering, if any, (i) when the Registration Statement, any pre‑effective amendment, the Prospectus or any Prospectus supplement or any post‑effective amendment to the Registration Statement or any Free Writing Prospectus has been filed and, with respect to such Registration Statement or any post‑effective amendment, when the same has become effective; (ii) of any request by the SEC for amendments or supplements to such Registration Statement or to such Prospectus or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose; and (iv) of the suspension of the qualification of such securities for offering or sale in any jurisdiction, or the institution of any proceedings for any such purposes;
(g)    use its reasonable best efforts to cause all such Registrable Shares covered by such Registration Statement to be listed promptly (after notice of issuance) on NASDAQ or the principal securities exchange or interdealer quotation system on which the Common Stock is then listed or quoted;
(h)    use its reasonable best efforts to cooperate with the Registration Stockholders and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing the Registrable Shares to be sold under the Registration Statement in a form eligible for deposit with the Depository Trust Corporation not bearing any restrictive legends (other than as required by the Depository Trust Corporation) and not subject to any stop transfer order with any transfer agent, and cause such Registrable Shares to be issued in such denominations and registered in such names as the managing underwriter(s), if any, may request in writing or, if not an underwritten offering, in accordance with the instructions of the Registration Stockholders, in each case, at least two (2) Business Days prior to any sale of Registrable Shares;
(i)    enter into such agreements (including underwriting agreements with customary provisions) and take all such other actions as the Registration Stockholders or the managing underwriter(s), if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Shares;
(j)    make available upon reasonable notice and during normal business hours for inspection by the Registration Stockholders, any managing underwriter(s) participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by the Registration Stockholders or underwriter(s), all financial and other records, pertinent corporate documents and documents relating to the business of the Corporation; provided, however, that the Registration Stockholders shall, and shall cause each such underwriter(s), accountant or other agent to, (i) enter into a customary confidentiality agreement or arrangement in form and substance reasonably satisfactory to the Corporation; and (ii) minimize, to the extent reasonably practicable, the disruption to the Corporation’s business in connection with the foregoing;
(k)    otherwise use reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable after the effective date of the Registration Statement, an earnings statement covering the period of at least twelve (12) months beginning with the first (1st) day of the Corporation’s first (1st) full calendar quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;
(l)    in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related Prospectus or ceasing trading of any securities included in such Registration Statement for sale in any jurisdiction, use reasonable best efforts to obtain the withdrawal of such order as soon as reasonably practicable;

(m)    cause its senior management to support the marketing of the Registrable Shares covered by the Registration Statement pursuant to any Registration Statement (including participation in “road shows”); provided, that the Corporation shall not be obligated to participate in any such “road show” more than one (1) time in any one hundred twenty (120) day period; provided, further, that the Corporation may request a change in the dates of any such “road show” by not more than ten (10) Business Days if the Corporation determines, in its good faith reasonable judgment, that the initially proposed dates for such “road show” would adversely interfere with the performance of senior management’s duties to the Corporation (and the Registration Stockholders will give reasonable consideration to accommodating any such request);
(n)    obtain one (1) or more comfort letters, addressed to the Registration Stockholders, dated the effective date of such Registration Statement and, if requested by the Peed Stockholders, dated the date of sale by the Registration Stockholders (and, if such registration includes an underwritten public offering, addressed to each of the managing underwriter(s) and dated the date of the closing under the underwriting agreement for such offering), signed by the independent public accountants who have issued an audit report on the Corporation’s financial statements included in such Registration Statement in customary form and covering such matters of the type customarily covered by comfort letters as the Registration Stockholders reasonably request;
(o)    provide legal opinions of the Corporation’s outside counsel (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriter(s), if any, and the Registration Stockholders’ counsel), addressed to the Registration Stockholders, dated as of the date of sale by the Registration Stockholders (and, if such registration includes an underwritten public offering, addressed to each of the managing underwriter(s)), with respect to the Registration Statement, each amendment and supplement thereto (including the preliminary Prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature and such other matters as may be reasonably requested by the Registration Stockholders’ counsel (and, if applicable, by the managing underwriter(s)); and
(p)    use its reasonable best efforts to take or cause to be taken all other actions, and do and cause to be done all other things, necessary or reasonably advisable in the opinion of the Registration Stockholders’ counsel to effect the registration of such Registrable Shares contemplated hereby.
In the case of any underwritten offering of Registrable Shares registered under a Registration Statement filed pursuant to Section 6.1(a), (i) all Registrable Shares included therein shall be subject to the applicable underwriting agreement with customary terms and a Registration Stockholder may not participate in such offering or registration unless such Registration Stockholder agrees to sell such Registration Stockholder’s securities on the basis provided therein; and (ii) a Registration Stockholder may not participate in such offering or registration unless such Registration Stockholder completes and executes all questionnaires, indemnities, underwriting agreements and other documents (other than powers of attorney) reasonably required by the managing underwriter(s) to be executed in connection therewith, and provide such other information to the Corporation or the underwriter(s) as may be reasonably requested to offer or register such Stockholder’s Registrable Shares; provided, however, that the aggregate amount of liability of each Registration Stockholder pursuant to any indemnification obligation thereunder (which, for the avoidance of doubt, shall be on a several and not joint basis) shall not exceed the net proceeds received by such Registration Stockholder from such offering.

Section 6.5    Underwritten Offerings.
(a)    At any time that a Shelf Registration covering Registrable Shares is effective, if the Registration Stockholders deliver notice to the Corporation stating that they intend to effect an underwritten offering of all or part of its Registrable Shares included on the Shelf Registration, the Corporation shall amend or supplement the Shelf Registration or related Prospectus as may be necessary in order to enable such Registrable Shares to be distributed pursuant to the underwritten offering. The lead underwriter to administer a Shelf Registration shall be chosen by the Corporation, subject to the prior written consent, not to be unreasonably withheld, delayed or conditioned, of the Registration Stockholders then holding a majority of the issued and outstanding Registrable Shares. The lead underwriter to administer a Piggyback Registration initiated as a primary underwritten offering on behalf of the Corporation shall be chosen by the Corporation, subject to the prior written consent, not to be unreasonably withheld, delayed or conditioned, of the Registration Stockholders then holding a majority of the issued and outstanding Registrable Shares.
(b)    If a Shelf Registration or Piggyback Registration involves an underwritten offering and the managing underwriter of such underwritten offering advises the Corporation and the Registration Stockholders in writing that in its reasonable and good faith opinion the number of Registrable Shares proposed to be included in the Shelf Registration or Piggyback Registration, exceeds the number of Registrable Shares which can be sold in such underwritten offering and/or the number of Registrable Shares proposed to be included in such Shelf Registration or Piggyback Registration would adversely affect the price per share of the Registrable Shares proposed to be sold in such underwritten offering or the success of such offering,
(i)    with respect to a Shelf Registration that is not a Piggyback Registration, the Corporation shall include in such Shelf Registration (A) first, the Registrable Shares that the Registration Stockholders propose to sell, and (B) second, the shares of Common Stock proposed to be included therein by any other Persons (including shares of Common Stock to be sold for the account of the Corporation and/or other holders of Common Stock) allocated among such Persons in such manner as they may agree; provided, that, if the managing underwriter determines that less than all of the Registrable Shares requested to be sold can be included in such offering, then the Registrable Shares that are included in such offering shall be allocated pro rata among the respective Registration Stockholders thereof on the basis of the number of Registrable Shares owned by each such Registration Stockholder; and
(ii)    with respect to a Piggyback Registration, the Corporation shall include in such Piggyback Registration, (A) first, the shares of Common Stock that the Corporation proposes to sell for its own account; (B) second, the Registrable Shares that the Registration Stockholders propose to sell, allocated pro rata among all such Registration Stockholders on the basis of the number of Registrable Shares owned by each such holder or in such manner as the Registration Stockholders may otherwise agree; and (C) third, the shares of Common Stock requested to be included therein by holders of Common Stock other than the Registration Stockholders, allocated among such holders the basis of the number of shares of Common Stock owned by each such holder.
Section 6.6    Registration Expenses. Except as otherwise provided in this Agreement, all expenses incidental to the Corporation’s performance of or compliance with this Agreement, including (a) all registration and filing fees (including (i) with respect to filings required to be made with the SEC, all applicable securities exchanges and (ii) compliance with securities or blue sky Laws including any fees and disbursements of counsel for the underwriter(s) in connection with blue sky qualifications of the Registrable Shares pursuant to Section 6.4(d)); (b) word processing, duplicating and printing expenses (including expenses of printing certificates for Registrable Shares in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses, if the printing of Prospectuses is requested by the managing underwriter(s), if any, or by the Registration Stockholders); (c) messenger, telephone and delivery expenses, (d) fees and disbursements of counsel for the Corporation; (e) fees and disbursements of no more than one (1) counsel for the Registration Stockholders and which fees and disbursements shall not exceed, in the aggregate, $50,000 in connection with the review of any single Registration Statement or related documents and the transactions contemplated thereby; (f) fees and disbursements of all independent certified public accountants (including, without limitation, the fees and disbursements in connection with any “cold comfort” letters required by this Agreement), other special experts, retained by the Corporation; and (g) all reasonable expenses incurred with the prior written approval of the Corporation (not to be unreasonably withheld) in connection with up to two (2) “road shows” undertaken pursuant to Section 6.4(m), shall be borne by the Corporation. The Corporation shall, in any event, pay its internal expenses, the expenses of any annual audit or quarterly review, the expenses of any liability insurance and the expenses and fees for listing the Registrable Shares to be registered on the applicable securities exchange. All underwriting discounts, selling commissions and transfer taxes incurred in connection with the offering of any Registrable Shares (collectively, “Selling Expenses”) shall be borne by the Registration Stockholder selling the Registrable Shares to which such Selling Expenses relate. For the avoidance of doubt, the Corporation shall not bear any Selling Expenses in connection with its obligations under this Agreement.
Section 6.7    Indemnification; Contribution.
(a)    The Corporation shall, and it hereby agrees to, (i) indemnify and hold harmless each Registration Stockholder in any offering or sale of Registrable Shares, and such Registration Stockholder’s partners, members, managers and Affiliates (but not, for the avoidance of doubt, any Stockholder Designee in such person’s capacity as a Director of the Corporation) and each Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act or the Exchange Act, from and against any and all losses, claims, damages, or liabilities, or any actions or proceedings (whether commenced or threatened) in respect thereof and costs and expenses (including reasonable fees of counsel) (collectively, “Claims”) to which each such indemnified party may become subject, insofar as such Claims (including any amounts paid in settlement reached in accordance with the requirements for consent as provided herein), or actions or proceedings in respect thereof, arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, or any preliminary or final Prospectus (including any Free Writing Prospectus incorporated into such Registration Statement) contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any preliminary or final Prospectus, including any Free Writing Prospectus, incorporated into such Registration Statement, in the light of the circumstances in which they were made), not misleading; and (ii) reimburse upon written demand each indemnified party for any legal or other out‑of‑pocket expenses reasonably incurred by such indemnified party in connection with investigating or defending (or preparing to defend) any such Claims; provided, however, that the Corporation shall not be liable to an indemnified party in any such case to the extent that any such Claims arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, or preliminary or final Prospectus (including any Free Writing Prospectus incorporated into such Registration Statement), or amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Corporation about a Registration Stockholder by or on behalf of such indemnified party expressly for use therein, or if the Registration Stockholder sold securities to the Person alleging such Claims without sending or giving, at or prior to the written confirmation of such sale, a copy of the applicable Prospectus (excluding any documents incorporated by reference therein) or of the applicable Prospectus, as then amended or supplemented (excluding any documents incorporated by reference therein), if the Corporation had previously furnished copies thereof to such Registration Stockholder a reasonable period of time prior to such sale and such Prospectus corrected such untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement.
(b)    Each Registration Stockholder shall, and hereby agrees to, severally and not jointly (i) indemnify and hold harmless the Corporation in any offering or sale of Registrable Shares, each Director and officer of the Corporation (including any such Director or officer who shall sign the applicable Registration Statement) and each Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act or the Exchange Act, from and against any Claims to which each such indemnified party may become subject, insofar as such Claims (including any amounts paid in settlement reached in accordance with the requirements for consent as provided herein), or actions or proceedings in respect thereof, arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, or any preliminary or final Prospectus (including any Free Writing Prospectus incorporated into such Registration Statement) contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any preliminary or final Prospectus (including any Free Writing Prospectus incorporated into such Registration Statement), in the light of the circumstances in which they were made), not misleading; and (ii) reimburse upon written demand each indemnified party for any legal or other out‑of‑pocket expenses reasonably incurred by such indemnified party in connection with investigating or defending (or preparing to defend) any such Claims, in each case, to the extent, that such Claims arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information about such Registration Stockholder furnished in writing to the Corporation by or on behalf of such Registration Stockholder expressly for use therein, or if such Registration Stockholder sold securities to the Person alleging such Claims without sending or giving, at or prior to the written confirmation of such sale, a copy of the applicable Prospectus (excluding any documents incorporated by reference therein) or of the applicable Prospectus, as then amended or supplemented (excluding any documents incorporated by reference therein), if the Corporation had previously furnished copies thereof to the Registration Stockholders a reasonable period of time prior to such sale and such Prospectus corrected such untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement.
(c)    Each Registration Stockholder, on the one hand, and the Corporation, on the other hand, agrees that if, for any reason, the indemnification provisions contemplated by Section 6.7(a) or Section 6.7(b) are unavailable to or are insufficient to hold harmless an indemnified party in respect of any Claims referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such Claims in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to statements or omissions that that resulted in such Claims. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. If, however, the allocation in the first sentence of this Section 6.7(c) is not permitted by applicable Law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults, but also the relative benefits of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative benefits received by the Corporation, on the one hand, and a Registration Stockholder, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering of securities (net of discounts and commissions but before deducting expenses) giving rise to the applicable Claim bears to the net proceeds received by such Registration Stockholder with respect to its sale of Registrable Shares giving rise to such Claim. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 6.7(c) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the preceding sentences of this Section 6.7(c). The amount paid or payable by an indemnified party as a result of the Claims referred to above shall be deemed to include (subject to the limitations set forth in Section 6.8) any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending (or preparing to defend) any such Proceeding. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Registration Stockholders obligations to contribute as provided in this Section 6.7(c) are several and not joint.
Section 6.8    Indemnification Procedures.

(a)    If an indemnified party shall desire to assert any claim for indemnification provided for under Section 6.7 in respect of, arising out of or involving a Claim against the indemnified party, such indemnified party shall notify the Corporation or the Registration Stockholders, as the case may be (the “Indemnifying Party”), in writing of such Claim, the amount or the estimated amount of damages sought thereunder to the extent then ascertainable (which estimate shall not be conclusive of the final amount of such Claim), any other remedy sought thereunder, any relevant time constraints relating thereto and, to the extent practicable, any other material details pertaining thereto (a “Claim Notice”) promptly after receipt by such indemnified party of written notice of the Claim; provided, however, that failure to provide a Claim Notice shall not affect the indemnification obligations provided hereunder except to the extent the Indemnifying Party shall have been actually and materially prejudiced as a result of such failure. The indemnified party shall deliver to the Indemnifying Party, promptly after the indemnified party’s receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Claim; provided, however, that failure to provide any such copies shall not affect the indemnification obligations provided hereunder, except to the extent the Indemnifying Party shall have been actually and materially prejudiced as a result of such failure.
(b)    If a Claim is made against an indemnified party, the Indemnifying Party will be entitled to participate in the defense thereof and, if it so chooses and acknowledges its obligation to indemnify the indemnified party therefor, to assume the defense thereof with separate counsel selected by the Indemnifying Party and reasonably satisfactory to the indemnified party. Should the Indemnifying Party so elect to, and in fact, assume the defense of a Claim with counsel reasonably satisfactory to the indemnified party, the Indemnifying Party will not be liable to the indemnified party for legal expenses subsequently incurred by the indemnified party in connection with the defense thereof, unless the Claim involves conflicts of interest or different defenses for the indemnified party and the Indemnifying Party. If the Indemnifying Party assumes such defense, the indemnified party shall have the right to participate in defense thereof and to employ counsel, at its own expense (except as provided in the immediately preceding sentence), separate from the counsel employed by the Indemnifying Party. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the indemnified party for any period during which the Indemnifying Party has not assumed the defense thereof and as otherwise contemplated by the two (2) immediately preceding sentences. If the Indemnifying Party chooses to defend any Claim, the indemnified party shall cooperate, at the expense of the Indemnifying Party, in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such Claim, and the indemnified party shall use commercially reasonable efforts to make employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the Indemnifying Party shall have assumed the defense of a Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Claim without the Indemnifying Party’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned), but if settled with its written consent, the Indemnifying Party agrees to indemnify and hold harmless the indemnified parties from and against any Claim by reason of such settlement or judgment. The Indemnifying Party may pay, settle or compromise a Claim without the written consent of the indemnified party, so long as such settlement includes (i) an unconditional release of the indemnified party from all liability in respect of such Claim, (ii) does not subject the indemnified party to any injunctive relief or other equitable remedy, and (iii) does not include a statement or admission of fault, culpability or failure to act by or on behalf of any indemnified party.
Section 6.9    Rule 144; Rule 144A. The Corporation covenants that it will use its reasonable best efforts to timely file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and to take such further action as the Registration Stockholders may reasonably request, all to the extent required from time to time to enable the Registration Stockholders to sell Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 or Rule 144A or Regulation S under the Securities Act; or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of the Registration Stockholders, the Corporation will deliver to the Registration Stockholders a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.
Section 6.10    Lock-Up Agreement. In consideration for the Corporation agreeing to its obligations under this Agreement, each Registration Stockholder agrees, in connection with any underwritten offering made pursuant to a Registration Statement, upon the written request of the managing underwriter(s) of such offering, it will enter into a customary lock-up agreement with such managing underwriter(s) agreeing not to, without the prior written consent of such managing underwriter, during the Holdback Period (a) offer, pledge, sell, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, hedge the beneficial ownership of or otherwise dispose of (including any sale pursuant to Rule 144 or Rule 144A), directly or indirectly, any Registrable Shares or any securities convertible into, exercisable for or exchangeable for shares of Registrable Shares held immediately before the effectiveness of the Registration Statement for such offering, or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Registrable Shares or such other securities, in cash or otherwise. Each holder of Registrable Shares agrees to execute and deliver such other agreements as may be reasonably requested by the Corporation or the managing underwriter which are consistent with the foregoing or which are necessary to give further effect thereto.
ARTICLE VII

MISCELLANEOUS
Section 7.1    Termination. This Agreement shall terminate and be of no further force and effect upon the earlier of: (a) the date that is three (3) years after the first date on which the last of the Peed Stockholder ceases to Beneficially Own Voting Securities representing at least two percent (2%) of the Voting Securities outstanding at such time; (b) the termination of the Merger Agreement prior to the First Effective Time and (c) the consummation of a Change of Control with respect to the Corporation in which all Voting Securities of the Corporation are exchanged for cash consideration; provided, however, that Section 3.2 shall survive for the period set forth therein.

Section 7.2    Expenses. Except as expressly provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.
Section 7.3    Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto that will be affected by such amendment.
Section 7.4    Entire Agreement; No Inconsistent Agreements. This Agreement, the Merger Agreement and the other documents delivered pursuant to this Agreement and the Merger Agreement, collectively constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the matters described herein.
Section 7.5    Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the parties to this Agreement.
Section 7.6    Notices. Any notice required to be given hereunder shall be sufficient if in writing and shall be deemed to have been duly given (a) if sent by facsimile transmission, on the date sent with confirmation of receipt (provided, that any notice received by facsimile transmission or otherwise at the addressee’s location on any non-Business Day or any Business Day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next Business Day), (b) if by nationwide overnight delivery service (with proof of delivery) or hand delivery, when received or (c) if sent by email, on the date delivered (with confirmation of receipt), in each case as addressed as follows:

If to the Corporation: United Insurance Holdings Corp. 800 2nd Avenue S. St. Petersburg, Florida 33701 Email:	ksalmon@upcinsurance.com Attention: Kimberly A. Salmon, General Counsel & Chief Legal Officer
With a copy (which shall not constitute notice) to:

Sidley Austin LLP
One South Dearborn
Chicago, Illinois 60603
Facsimile: (312) 853-7036
Email: bfahrney@sidley.com
swilliams@sidley.com
Attention: Brian J. Fahrney
Scott R. Williams
If to the Peed Stockholder:

R. Daniel Peed
c/o AmRisc, LLC
20405 Hwy 249, Ste. 430
Houston, TX 77070
Facsimile: 866-535-4375
Email:    dpeed@amrisc.com

With a copy (which shall not constitute notice) to: Debevoise & Plimpton LLP 919 Third Avenue New York, New York 10022 Facsimile:	(212) 909-6836 Email: ggooding@debevoise.com mddevins@debevoise.com Attention: Gregory V. Gooding Michael D. Devins
Such addresses may be changed, from time to time, by means of a notice given in the manner provided in this Section 7.6.
Section 7.7    Waiver. Waivers under this Agreement are only valid and binding if in writing and duly executed by the party against whom enforcement of the waiver is sought. Waivers shall only waive the specific matter described in the written waiver and do not impair the rights of the party granting the waiver in other respects or at other times. A party’s waiver of a breach of any provision of this Agreement, or failure (on one or more occasions) to enforce a provision of, or to exercise a right under, this Agreement, will not constitute a continuing waiver of the same or of a similar breach, or of such provision or right at another time or in another context.
Section 7.8    Binding Effect; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns. Except as contemplated by Section 5.1(f), no party to this Agreement may assign or delegate, by operation of law or otherwise, all or any portion of its rights, obligations or liabilities under this Agreement (a) with respect to any assignment or delegation by the Peed Stockholder, without the prior written consent of the Corporation, and (b) with respect to any assignment or delegation by the Corporation, without the prior written consent of the Peed Stockholder, in each case, which any such party may withhold in his, her or its sole and absolute discretion. Any purported assignment without such prior written consents shall be void.
Section 7.9    No Third Party Beneficiary. Nothing in this Agreement shall confer any rights, remedies or claims upon any Person or entity not a party or a permitted assignee of a party to this Agreement, except as set forth in Section 6.7 and Section 6.8.

Section 7.10    Counterparts. This Agreement may be executed in two (2) or more counterparts (including by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by facsimile, e‑mail or otherwise) to the other parties.

Section 7.11    Governing Law and Jurisdiction. This Agreement, and all claims or causes of action (whether in contract or tort, in law or in equity, or otherwise) that may be based upon, arise out of or relate to this Agreement, shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the conflicts of law principles of the State of Delaware or any other jurisdiction.
Section 7.12    Consent to Jurisdiction and Service of Process. Each of the parties irrevocably agrees that any suit, action, proceeding, arbitration, mediation, audit, hearing, inquiry, investigation or other proceeding (whether in contract or tort, in law or in equity, or otherwise) (a “Proceeding”) with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment or award in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). The parties further agree that no party to this Agreement shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 7.12 and each party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. Each of the parties hereby irrevocably submits with regard to any such Proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby. Each of the parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any Proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 7.12, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable Law, any claim that (i) the Proceeding in such court is brought in an inconvenient forum, (ii) the venue of such Proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each of the parties hereby consents to service being made through the notice procedures set forth in Section 7.6 and agrees that service of any process, summons, notice or document by registered mail (return receipt requested and first-class postage prepaid) to the respective addresses set forth in Section 7.6 shall be effective service of process for any Proceeding in connection with this Agreement or the transactions contemplated hereby.

Section 7.13    Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 7.14    Specific Performance. Each party to this Agreement acknowledges that a remedy at law for any breach or attempted breach of this Agreement will be inadequate, agrees that each other party to this Agreement shall be entitled to specific performance and injunctive and other equitable relief (exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware)) in case of any such breach or attempted breach and further agrees to waive (to the extent legally permissible) any legal conditions required to be met for the obtaining of any such injunctive or other equitable relief (including posting any bond in order to obtain equitable relief).
Section 7.15    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the extent possible.
Section 7.16    Effectiveness. This Section 7.16 and Section 7.1 shall be effective from and after the execution and delivery of this Agreement. The other terms of this Agreement shall become effective at and as of the First Effective Time.
Section 7.17    Relationship of the Parties. No provision of this Agreement creates a partnership between any of the parties or makes a party the agent of any other party for any purpose. A party has no authority or power to bind, to contract in the name of, or to create a liability for, another party in any way or for any purpose.
Section 7.18    Further Assurances. Upon the terms and subject to the conditions set forth in this Agreement, from and after the Closing Date, the parties hereto shall each use commercially reasonable efforts to promptly (a) take, or to cause to be taken, all actions, and to do, or to cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement; (b) obtain from any Governmental Authority or third party any and all necessary clearances, waivers, consents, authorizations, approvals, permits or orders required to be obtained in connection with the performance of this Agreement and the consummation of the transactions contemplated hereby; and (c) execute and deliver any additional instruments necessary to consummate the transactions contemplated by this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.
THE CORPORATION:
UNITED INSURANCE HOLDINGS CORP.

By:	/s/ John Forney Name: John Forney Title: Chief Executive Officer

THE AMCO STOCKHOLDER

RDX HOLDING, LLC

By:	/s/ R. Daniel Peed Name: R. Daniel Peed Title: Director & Sole Managing Member

THE PEED STOCKHOLDER:

/s/ R. Daniel Peed
R. Daniel Peed

PEED FLP1, LTD., L.L.P.

By:	Peed Management, LLC
Title: Managing Member

By: /s/ R. Daniel Peed
Name: R. Daniel Peed
Title: Manager

United Insurance Holdings' (UIHC) CEO John Forney on UPC Insurance and American Coastal Insurance Company Merger (Transcript)

United Insurance Holdings Corporation (NASDAQ:UIHC)

UPC Insurance and American Coastal Insurance Company Merger

August 18, 2016 08:30 AM ET

Executives
Adam Prior - IR, The Equity Group
John Forney - President & CEO
Brad Martz - CFO
Dan Peed - CEO, American Coastal and President & CEO, AmRisc

Analysts
Greg Peters - Raymond James
Elyse Greenspan - Wells Fargo Securities
Arash Soleimani - KBW
Ron Bobman - Capital Returns

Operator

Greetings, and welcome to the United Insurance Holdings Corp. Conference Call to discuss its Business Combination with American Coastal Insurance Company. At this time, all participants are in a listen-only mode. A question-and-answer session will follow the formal presentation. [Operator Instructions] As a reminder, this conference is being recorded.
It is now my pleasure to introduce to your host, Adam Prior with The Equity Group. Please go ahead, Adam.

Adam Prior

Thank you and good morning everyone. Thank you for joining us. You can find copies of yesterday's press release today at upcinsurance.com in the Investor Relations section. You are also welcome to contact our office at 212-836-9606 and we'd be happy to send you a copy. In addition, UPC Insurance has made this broadcast available on its Web site.

Before we get started, I'd like to read the following statement on behalf of the Company. Except with respect to historical information, statements made in this conference call constitute forward-looking statements within the meaning of the Federal Securities laws including statements relating to trends in the Company's operations and financial results and the business and the products of the Company and subsidiaries.

Actual results from UPC may differ materially from those anticipated in these forward-looking statements as a result of risks and uncertainties including those described from time to time in UPC's filings with the U.S. Securities and Exchange Commission. UPC specifically disclaims any obligation to update or revise any forward-looking statements whether as a result of new information, future developments or otherwise.

With that I'd now like to turn the call over to Mr. John Forney, UPC's Chief Executive Officer. Please go ahead, John.

John Forney

Thank you, Adam. Good morning, everybody. This is John Forney, President & CEO of UPC Insurance. With me today is Brad Martz, our Chief Financial Officer and Dan Peed, the CEO of American Coastal and President and CEO of AmRisc.

Thank you all for joining us this morning.

During today's call, we will be referring to information contained in the presentation that we filed last night with the SEC and which is available on our Web site. While it's not necessary that you have that in front of you during this call, it would be helpful. So I want to make sure you know how to access it. On our Web site you can see insurance.com click on the Investor Relations tab at the top of the page, then on the News & Market Data tab, half way down the left side of the page, then on Presentations under that tab and then you'll see a presentation entitled United Insurance Holdings Corp. Transaction, click on that, four clicks and you're there.

I am going to begin with an overview of the companies involved in this transaction it's on Page 2 of that presentation and we're going to start with the description of American Coastal Insurance Company, because as a public company analysts and investors you may not be that familiar with American Coastal which is a privately held company. But let me assure you that American Coastal is well known and held in very high regard in the property across the insurance industry, primarily because its very disciplined and sophisticated approach to underwriting has allowed it to earn outsize margins and returns on equity for a long period of time. This was all made possible by American Coastal’s special partnership with AmRisc. The country's largest commercial MGA and another very highly regarded entity in the PNC industry.

The common thread tying all that together is Dan Peed who co-founded both American Coastal and AmRisc and who currently serves as the CEO of both entities. You will hear more from Dan later in the call. But the punch line of all the financial information and narrative that you see on Page 2 of the presentation is this. Neither one of these companies needs to do this transaction, both companies on their own have long track records of revenue growth, high profitability, high returns on capital and very bright prospects for the future. Both companies are doing this transaction because of the tremendous synergies and the great opportunities that are created by the combinations of these two premier entities.

Before I talk more about what those opportunities are, let me just tell you what the transaction is that we’re doing. And that’s on Page 3 of the presentation. It’s a very simple transaction. The two companies are combining in what is close to a merger of equals as you will ever see. UPC will be issuing new stock which will be equivalent to 49% of the outstanding shares of the entity after the closing of the transaction to the shareholders of American Coastal.

Dan Peed owns the majority of those shares and so he will be getting a majority of the shares that are issued as part of this transaction and because he believes so strongly in the power of this combination going forward, he has agreed to go all in and have his shares locked up for some period of time. Therefore the valuation of the transaction can be looked at a couple of different ways. If you don’t discount the shares because of the voting rights and lock up restrictions, it looks like about a $330 million value transaction based on the 30 day average closing price of UPC shares.

However, because these shares do have lock-up and voting restrictions, they are not as valuable right out of the shoot as other fully tradable shares. Evaluation experts, we work with say that the all in discount is about 15.7% which reduces the value of transaction of about $278 million. Either way the multiples that UPC is paid to combine itself with the American Coastal are very reasonable given the very high margins and stability of the earnings of American Coastal. 1.7 times book value on a non-discounted basis, 1.44 times if you take into account the discount on the shares.

This transaction will be subject to customary regulatory approvals, it will also be need to be approved by the shareholders of UPC and so we will be going through that process and filling a proxy and seeking shareholder approval in the very near future. Given all the moving parts in regulatory and shareholder approvals, we expect that the transaction would close in the first quarter of 2017.

After the transaction, our Board will be expanded from seven to 10. Dan Peed will become Non-Executive Vice Chairman of the Board and we will nominate two other independent directors to join the Board of UPC. The current management team of UPC insurance will remain in place and will be responsible for supervising and running and growing their combined entity.
Organizationally on Slide 4, there is a chart that just shows how it’s all going to look once the dust settles on the transaction. ACIC will end up being a wholly-owned subsidiary of United Insurance Holding Corp. just like Interboro Insurance, and Family Security and UPC Insurance.

Why are we doing this? So on Slide 5 of your presentation. This combination is going to create a specialized property underwriter focused on the cap space. I was reading recently in some of the commentary after the demise of Yahoo! by one of the insiders there commenting on the huge value destruction that took place over a long period of time in that company and he said if you’re everything, you’re sort of nothing. We couldn’t agree with that more and so UPC and ACIC are not trying to be everything, we’re trying to be something very specific, a specialized insurance underwriter focused on the property cat space. And we think that the combination of a leading personal lines underwriter in this space and a commercial lines underwriter in this space creates something very powerful and strong.

The size of the company gives us immediate market presence that we don't have right now, it puts us over the $1 billion mark in premiums, it reduces the volatility of earnings of the combined entity because of the nature of its business, American Coastal's earnings are far more stable than UPC's earnings have been, gives us increased access to capital and opens up a whole new range of opportunities. Financially, there's earnings power, there's margin expansion, there's return on equity incretion, there's reinsurance synergies, there's no end of financial benefits to this transaction, and Brad Martz, our Chief Financial Officer will go into those further during his portion of the presentation.

Strategically this is a perfect fit for UPC Insurance, we said repeatedly that we would only entertain ideas of mergers or acquisitions if there was a strategic and culture fit. Dan Peed has been leading an entity focused on the property cat space for the last 16 years at AmRisc and at American Coastal fits perfectly with what we're doing. Culturally Dan is a man with a biased action, a prudent ability to dream big and make things happen, again that fits perfectly with what we believe in UPC Insurance. And so, together this diversified cat focused property insurer, we believe will have growth opportunities that exceed the sum of the growth opportunities of the individual companies combined. We couldn't be more excited about the future of the entities.
I'm going to introduce Dan Peed at this point and let him talk to you a little bit about what he sees is the value of the transaction. There's a slide on Page 7 with a nice photo of Mr. Peed in his younger years looking dapper and a little bit about his background. But the bottom-line is, if there's such a thing as an entrepreneurial insurance underwriter, that's Dan Peed, he's been in this business for over 30 years, he's an underwriter to his core and he's an entrepreneur to his core, he's been very successful everywhere he's been, since 2000, in his involvement with both AmRisc and American Coastal he's been able to produce an enviable track record of earnings growth and return on equity no matter what mother nature was doing during that timeframe. So, we're thrilled to have Dan joining the UPC team bringing his vision and leadership to our Board.
And at this point I'd like to turn it over to Dan to talk a little bit about both AmRisc and American Coastal and what he sees as the opportunities in this combination. Dan?

Dan Peed

Okay, thanks, John, and thank you for the kind words. And now I’ll have to do everything I can to live up to all of that. I'd like to start with just a little bit of a background on AmRisc and then lead into a bit more of a description on American Coastal. Again neither one of those companies are public, and so they're a little bit less in the public eye. But they've been around for 15 plus years and growing in the space and well known in the property cat insurance space. So, we formed AmRisc in 2000 as a specialty MGA to write commercial property cat, we've grown that from a clean sheet business plan to writing close to $1 billion of premium. We underwrite on behalf of American Coastal as well, as about nine different large excess and surplus lines companies.

We've grown that to be the largest windstorm MGA and the fourth largest MGA in the country. And that is majority owned by BB&T and I continue to own a small portion of AmRisc and I will continue to be the CEO of AmRisc. In 2015, we led the management buyout of American Coastal which was the company that we had formed to write commercial residential or common name associations in the State of Florida in 2007. And over the course of the next year we had explored differing opportunities as to how we could join with the company that had a great infrastructure and a great platform in the State of Florida as well as nationally.

So as far as American Coastal, which is the next slide, Slide eight, American Coastal is the largest writer of commercial residential insurance in Florida. It has about a 30% market share the second largest is Citizens and it goes down from there. Historically, American Coastal has generated a strong margin but very importantly it's always done that maintaining a very strong reinsurance program both with limited retentions, as well as reinsurance tower that was well in access of minimum requirements.

We've own that business all on a voluntary basis with no take outs and we believe that that is a strong business model and creates a good reputation with your insurers. We are very engineering and technology oriented on our underwriting. We use a multi model approach with a very high level of data captured and we believe that this is part of our competitive advantage and part of the reason that we've been able to create these consistent outsized earnings. We also have a strong relationship with BB&T obviously BB&T is the majority owner of AmRisc as well as [indiscernible] wholesale insurance and they are the fifth largest broker in the United States.

So for these reasons we believe that the combination of American Coastal and UPC is a very strong combination. So, on the next slide just briefly touch on, why I am such a big believer in this combination. I believe that the very highly complementary both on our competitive advantages, as well as our skill sets. If we look at UPC their personal lines expertise has been proven and John I think has brought an excellent team and an excellent platform to the equation. UPC's geographic diversification is well underway and that enables American Coastal to continue with our plans for this geographic diversification in the commercial space.

UPC has a well developed distribution system and as I mentioned I am a big believer in the executive team here as well as I have met with great brands and the Board and I have a lot of respect for the Board of UPC. And lastly, UPC has spent some money on their infrastructures, their IP systems and it's an excellent opportunity for American Coastal to fit into that infrastructure without expanding those expenses.

From the standpoint of American Coastal, we have a commercial lines expertise, we eat and breathe and sleep cat properties in the commercial space and have done that for over 15 years. This American Coastal’s portfolio has produced an underwritten by AmRisc and we have a mutually exclusive relationship with AmRisc on the commercial residential business in Florida and we expect, that that will continue and actually potentially even expand or extend. That relationship is good for both AmRisc and American Coastal and all of the parties involved have been very enthusiastic about extending that relationship.

American Coastal has a good reputation in the market and has worked hard from a standpoint of claims paying and continuing that reputation with our producers we have a very strong renewal retention rate on our portfolio and again we haven’t built that portfolio with any takeouts, it’s been voluntary business. We’ve delivered high quality, historically consistent earnings stream and I think that I’ll end with the fact that this combination to me is a great combination, I have a belief to the vast majority of the start that I will receive having a three year lock-up. I am a big believer that we can continue to grow these two companies in line with the past growth rates of both UPC, AmRisc and American Coastal.
And with that, I’m going to turn this over to Brad, the CFO.

Brad Martz

Thank you Dan, good morning everyone. I want to touch on some of the compelling financial highlights that make this transaction attractive for our shareholders. First and foremost is the enhanced earnings profile, and improved margins, we definitely believe a combination of these two companies increases our earnings power and the stability of earnings. We’ve talked often about using reinsurance to manage that volatility. These combined companies we believe will have a more predictable, more robust earnings stream going forward.

The margin expansion is fairly clear, all you have to do is look at ACIC’s historical combined ratios as well as their returns on equity, averaging roughly 21% of the last 5 years. So our improved returns on equity are probably conservatively stated in the investor presentation on Slide 10. As far as the impact to earnings per share, we believe this transaction will be accretive immediately to EPS somewhere between 4% and 7%, conservatively speaking in the first year. There is some manageable dilution to tangible book value, somewhere between 8% and 11%. We believe that will be earned back within one year the dilution to book value is probably somewhere between 2% and 5%, so again very reasonable and manageable numbers.
ACIC also has excess capital in our opinion, they are writing close to a one-to-one, or $1 of net written premiums and $1 of capital in surplus today which is significantly lower from an underwriting leverage perspective than where UPC is. So the combined company will have improved underwriting leverage and capital ratios which will put some of the pressure off of our capital means in the short-term.

Underwriting results improvement, what we're forecasting anywhere between 9% to 14% on the combined ratio given the high margin of ACIC's business. Reinsurance synergies last but not least are also a key driver in this transaction. The aggregate P&L reduction will drive some pretty significant savings for the combined company and that's something we're still contemplating and modeling and thinking a lot about. So, I'm a little reluctant to give specific numbers and ranges at this point in time, as John mentioned earlier we'll be filing a proxy statement. It will include some forward looking information to help you evaluate the ongoing earnings capability of this company.

On Slide 11, we've got an illustrated overview of the pro forma company, just taking the first half of 2016 and mashing it up, obviously these are historical values, they don't include any merger adjustments but the reality is there'll be some fair value in first account adjustments but on an illustrated basis we just wanted to show you the size of the company so over 1.5 billion in assets, over 450 million of GAAP equity and you'll notice that American Coastal had almost twice the earnings power of UPC in the first half of 2016.

Lastly on the pro forma capital structure on Slide 12, again these are illustrated numbers not intended to actually forecast the second half of 2016. They don't include merger adjustments but if you just annualized the results of each company for the first half we do believe the combined companies would produce somewhere close to a $1 billion of gross premiums written on an annualized basis. And American Coastal has no debt, the GAAP shareholders equity at June 30th was roughly 194 million and you can see the positive implications on the capital ratios and the leverage ratios of the combined companies.
With that I'd like to turn it back to John Forney.

John Forney

Thank you, Brad. I'll conclude with a few comments from Slide 13, this combination creates a unique cap property underwriting specialist. From UPC shareholders standpoint this gives us scale and market presence, so we are a $1 billion of premium enforced day one of this merger. When we set out on this road four years ago we did our first public offering in December 2012, we told investors that we were trying to build a $1 billion entity over five to seven year period. This transaction significantly accelerates that timeframe and gives us market presence and scale that's going to be very powerful and allows us to set our goals even higher. It enhances this ability of earnings of the combined entity compared to UPC on its own. All of you've seen the toll that kitty cats take on a diversified property cat specialist and the volatility that can cause in quarterly earnings, as a public company that is something I know that people focus on.

The combination with American Coastal which has a much more stable earnings stream than UPC does will enhance that from a shareholders’ standpoint. And the relationship with AmRisc and therefore with BB&T the fifth largest distributor of insurance policy in the United States is very powerful and allows us to access growth opportunities in the commercial market, in the middle market, in the E&S market, in our existing footprint and in new footprints that would not be available to us as a standalone entity. And we are all in on this transaction Dan Peed is all in on this transaction. We are -- our interests are aligned with yours and we couldn't be more excited about the future of the combined entity. So thank you so much for your time today. At this point we will open up the line for questions.

Question-and-Answer Session

Operator

Thank you. [Operator Instructions] Our first question today is coming from Greg Peters from Raymond James. Please proceed with your question.

Greg Peters

I was wondering if you could just step, I appreciate the slide deck with the background color. Just looking at AmRisc, could you give us some additional perspective on the type of premium and business producing outside of Florida?

Dan Peed

Yes, this is Dan. AmRisc produces approximately $150 million of premium and about 650 of that is in an excess of surplus lines, commercial windstorm portfolio and the other $300 is in American Coastal. Of that 650 on the E&S space there is about 45% that is in Florida and about 55% that would be outside of Florida basically from South Carolina through South Texas.

Greg Peters

Great. And I think you said on the call nine different markets that you are using for that 650 is that correct?

Dan Peed

Yes, as an MGA we're write on behalf of various typically larger rated excess and surplus lines companies such as Lloyd's, and KPE, Zurich and others.

Greg Peters

Okay, great. And the reinsurance profile for American Coastal, can you provide some additional color just how it was structured preannouncement is it principally traditional reinsurance or are you doing a combination of traditional and non-traditional?

Dan Peed

Yes sir. So we have about a $1.3 billion of limit. The retention is $25 million on the first of in and $10 million thereafter. It is a combination all of it is A rated carriers or collateralized reinsurance. We actually have a cat bonds that is in its third year for $200 million as well as collateralized insurance, traditional insurance and the Florida Hurricane catastrophe fund all A rated or collateralized, so we view that as a very strong reinsurance power.

Greg Peters

Great. And then one of the issues and John spent a lot of time talking about on calls and others has been AOB and yet looking American Coastal's results it doesn't seem line it's necessarily affected your results sort of first half of the year, maybe you could comment on AOB effects your business in comparison to what’s happened to the other personalized drivers?

Dan Peed

Sure. We tend to not have a large volume of AOB claims and as a matter of fact I think we’re well under 50. They do tend to have a little bit more severity in the commercial line space than we would have in the personal line space. However, from our perspective it’s been very much like public adjustors and other issues that we’ve dealt with over the years. The American Coastal was the first commercial, residential writer to actually attain approval of a filing just a couple of weeks ago that included the word that is based off of the Citizens filing to address that AOB exposure. So we feel very good about that going forward.

Greg Peters

And just on American Coastal, is there geographic mix I that concentration as we think about State of Florida or is it fairly diversified?

Dan Peed

Well as the largest market share, we have a pretty good diversification throughout the state but the exposure is oriented around where the condominium associations are and so that does include both South Florida as well as outside South Florida.

Greg Peters

Perfect, thanks for that color. John could you spend a minute and as you’ve gone through this process, you’re looking at the two organization and I appreciate the comments about reinsurance synergies. Can you talk about what you see from an expense standpoint in synergies as you think about this combined entity going forward?

John Forney

Sure. The primary expense benefit of the transaction is going to be on the reinsurance side. There is very little overlap in terms of personnel and so we don’t anticipate any staff reductions at either company as a result of the transaction. So this is not a transaction where you have bunch of redundancy in people and you save a bunch of money by doing that. That is not the profile of this transaction, it’s a transaction that’s complementary where we’re each bringing different skill sets to the table and everybody is at the table now it is going to be at the table going forward. But the combined entity will have a significantly different risk profile and a reduced risk profile compared to each entity on its own. And so we will be able to save significant dollars either we’re estimating something like a $20 million annualized year-one in terms of reinsurance cost savings on the combined entity, but we will also be able to buy a stronger program than either entity can buy on its own and reduce the possibility of model mix because we will have such a big tower that it just will be a much lower risk profile for the combined entities than to either one on its own.

[Multiple Speakers]

Greg Peters

Yes, go ahead Brad sorry.

Brad Martz

I was going to say I think we’ve focused a lot on the revenue synergies, probably much more so than even the expense synergies, the opportunity to grow through participation in the E&S market, the opportunity to cross sell our condominium owners, HO-6 product to American Coastal’s HOA customers, expanding commercial residential, outside of Florida are huge opportunities that will probably dwarf the expense synergies.

Greg Peters

Yes, I can see that, that's clear. Listen I'm going to give the other participants opportunity to ask questions, so my last one would just be on, I know there's a lot to do over the course of next several months, can you give us a sense on the timing on the proxy materials?

Brad Martz

Two to three weeks.

Operator

Thank you. Our next question today is coming from Elyse Greenspan from Wells Fargo. Please proceed with your question.

Elyse Greenspan

So, first question following up on the revenue synergy comments that you made, how do you kind of see that flowing into the numbers, is in terms of year one and further year out I guess when you think about the EPS accretion numbers that you provided I know that probably that includes the reinsurance savings but does that include revenue synergies or is that something that you're thinking that can have an impact as we think further out beyond 2017?

John Forney

The only thing we have really quantified in our forward-looking projections is participation on the E&S outlook because that is actually contracted for and that became effective June 01, 2016 so it's not something you see in American Coastal's historical results but is a factual contributor and an actual contributor that will be in our forward-looking results. So, other than that we have not even baked in to our accretive estimates the potential impact of some of these revenue synergies.

Elyse Greenspan

And then when you guys kind of set out that goal to be about $1 billion in premium, you also pointed to having a mix that was more outside than inside of Florida, obviously this transaction shifts that a little bit, the mix back to Florida, I guess when you think about the growth prospects of the American Coastal’s book as well as legacy UPC's book, how do you kind of I guess see some mix of the combined entity shifting overtime?

John Forney

Nothing's changed from what we've advertised previously. We aim to have a diversified book of business that will be a majority outside of Florida and a minority inside of Florida. Yes, in the short-term this shifts us back to having more than half of our business inside of Florida but that diversifies us in terms of the type of business that we're writing. But remember UPC is still growing very rapidly. We're going to probably write 130,000 new policies this year in 2016 on a bake of about 400,000 policies and 85% of those are outside of State of Florida. So, it won't be long before that percentage flips back to being more outside of Florida and ACIC's growth potential is mostly outside of Florida as well.

Elyse Greenspan

And then as we look at I guess the premium to surplus ratio of the combined entity I guess what do you think you guys could run at when you get these two businesses together, will it be like a target level?

John Forney

It's probably unchanged, when you are looking at net written premiums relative to capitalization we want to be somewhere between 1.5 and two times I mean that's what we think is -- can be done responsibly. Clearly rating agencies and others might like that number to be lower and we'll contemplate that, we want to be as efficient with our capital as possible and American Coastal has been -- have a very efficient model because of the low attritional losses and their ability to buy lots of reinsurance. So, we -- and maintaining low retention levels as Dan mentioned, we'll get these retention is lower than UPC's. So yes, their results don't include hurricane losses, but even if we did perform in hurricane losses their returns on capital are excellent.

Brad Martz

And you see at least in the slide back on Slide 12 which shows that pro forma operating leverage ratios of the combined entity and on a net basis is about 1.3 given the current capitalization of the companies.

Elyse Greenspan

And then one last question on, you guys have spoken about working towards Dan and best rating I think that was something over the next couple of years, does this change the strategy towards going after trying to get an AM Best rating at all?

Brad Martz

Not at all. In fact, it only enhances the possibilities and the opportunities of having an AM Best rated entity within the UPC family. So, it not only doesn't change that, it actually probably accelerates that process.

Operator

Thank you. [Operator Instructions] Our next question today is coming from Arash Soleimani from KBW. Please proceed with your question.

Arash Soleimani

A couple of questions, the ceded -- just kind of on the reinsurance just looking at some of the incentive data it looks like the ceded premium ratio out of American Coastal went up in 2015 versus 2014 is that correct? And if so what was the driver of that?

Dan Peed

Yes, this is Dan. Yes, that was correct. We had some various multi-year treaties that were involved and we've been rolling through those multi-year treaties. We expect that ceded ratio come back down as we roll out of a few three year treaties.

Arash Soleimani

And then the same just kind of question on the combined ratio I guess that was in 1Q ’16 it looks like it was around 83%. Just wondering what drove the uptick was just that weather, noise or was there something else there.

Dan Peed

Yes, we actually took strong reserve for some of the Q1 cats the tail and stuff that hit that actually just turned out to not be quite as bad as we had thought that it possibly would be, but that's what drove that quarterly change in the combined ratio.

Arash Soleimani

And I know you guys have mentioned that UIHC will have a exclusive with American Coastal in Florida. I guess my question is outside Florida, could there be a scenario where AmRisc and new combined UIHC could kind of come head-to-head with AmRisc so to speak or I guess just tell how that would work, just the sense AmRisc is writing on behalf of other carriers outside Florida?

Dan Peed

Yes, so the American Coastal portfolio being a Florida commercial residential is pretty different than the commercial residential like we write a lot of apartments, public entity, industrial manufacturing and other types of occupancies. So, they are really different products as we expand outside the State of Florida that will stay consistent because there is not a lot of admitted commercial residential capacity available, specifically say in Texas and in South Carolina. So we have not for eight years we really have managed that relationship between those different carriers and we expect that to be very straightforward and consistent with what we’ve done over the last 8 years.

Arash Soleimani

And in terms of the ceded premium ratio for the new entity going forward, are you able to give any sort of rough ballpark numbers there or is that something we shall wait for the proxy materials or?

Dan Peed

The latter, I think we like to defer that until the proxy filling online.

Arash Soleimani

Certainly not a problem at all. And I guess I know this might be a similar situation for that but then in terms of the synergies, or not the synergies, I guess the accretion that you’re expecting over the next 12 months, is that assuming I guess, are we talking in non-tech kind of scenario or I mean I know obviously both UIC and ACIC have retentions but just looking back historically over the last few years, obviously the income has jumped around a bit for both companies. So just want to get a sense of what exactly your basing the AV accretion statement on, like what level of income for each entity are you for this or what level of income are you assuming ACIC will add over the next 12 months to get to that I guess 2% to 5% of accretion?

Dan Peed

I don’t know that we’re going to give you the exact specifics on the income that we’re expecting but I will say that both entities in the projection going forward factor in some level of cat activity into our projections. They are very conservative projection and as we’ve talked about previously, ACIC has a very low retention for hurricane activity as well. So the accretion is sort of an all scenario accretion, not a best case. It’s a very conservative scenario as Brad said we haven’t factored in, many of the revenue synergies that we expect will take place and we have factored in account activity.

Arash Soleimani

And what’s goodwill in this transaction?

Brad Martz

Well it’s significant. Clearly we’ve got a large excess purchase price. We engaged KPM&G to assist us with the analysis of the purchase accounting and of the fair value adjustments that might be required. So we’re estimating goodwill to be somewhere between $50 million and $60 million.

Arash Soleimani

Okay. I’m just looking I guess at Slide 11 where you have the pro forma books value, so is that 453, I know you’re just adding the UPC and ACIC books value there but would the value of the shares you are issuing, would that be what will make sense to add to the UPC books value to get to the pro forma, as just want to get a sense as the best way to look at the pro forma equity?

Brad Martz

Yes, obviously the final numbers will be determined based on the fair market value of the stock at closing date. So right now we’re using a historical 30 day average price of $15.75, any fluctuation in the fair value of our stock issued at closing will mostly flow through goodwill. So the other intangibles, the value of the business acquired, trade names, the non competes, those sorts of amortizable assets will likely be unchanged by fluctuations in the market value of our stock, so, if the stock does run off I think most of that will go to goodwill if not all of it, that's what we've been advised. So, I think as it is presented here, that the math is pretty straight forward.

Operator

Thank you. Our next question today is coming Ron Bobman from Capital Returns. Please proceed with your question.

Ron Bobman

It sounds like -- I just want to confirm that the -- I've got a few questions, the AmRisc relationship, sounds like it's going to continue basically unchanged, as far as the Florida book is concerned, I know there's new growth opportunities, is that right?

Dan Peed

This is Dan. Yes, that's completely correct. I think both AmRisc and American Coastal and UPC all are very interested in that relationship continuing.
Ron Bobman

Okay. And I'm wondering in essence sort of who owns the renewals of the crest book, is it the sort of the retail agents that are producing business for AmRisc, is it AmRisc, is it ACIC, is it sort of more complicated than that?

Dan Peed

This is Dan again. Well, so, I think that the retail agents are the first amount in 13 and they have only had the most control of where that business goes. AmRisc obviously works very hard to provide good service with good underwriting and then as you said American Coastal has provided the security. So, it probably is not a black and white answer as to who owns the renewal rights?

Ron Bobman

But how many employees does ACIC has roughly?

Dan Peed

Well, technically me, the ACIC has been serviced through the MGA being AmRisc.

Ron Bobman

Okay. And then between I guess now and closing as it relates to ACIC or RDX, is all sort of earnings between contract signing and closing, does that stay inside of the entity or is there some sort of pre-closing dividend or surplus or book value delivery that is have to be maintained?

John Forney

There're -- you'll see when we file the documents, the merger agreement etcetera, which will -- it's going to happen in the next couple of days. There're closing conditions which include minimum book value requirements and there're limitations on dividends that can be paid between now and closing.

Ron Bobman

So, if the business sort of progresses as planned. We have sort of reasonably hopefully quiet weather season and any double income, back half of the year is some resemblance on the first half, is there some dividend contemplated that's going to come out of ACIC, is it like equal to the net income that is earned between now and closing or some lesser or greater amount?

John Forney

It would be some significantly lesser amount.

Operator

Thank you. We’d now like to turn the call back over to management for closing remarks.

John Forney

All right. Well, thank you again everybody for your interest in UPC and for your interest in this transaction. We appreciate all the questions that you had today and we look forward to working on our proxy here in the next couple of weeks and moving forward towards the successful close of what we think is going to be a unique and very powerful combination of two premier entities. Thanks again everybody.

Operator

Thank you. That does conclude today's teleconference. You may disconnect your lines at this time and have a wonderful day. We thank you for your participation today.

Cautionary Statement Regarding Forward Looking Statements

This communication contains “forward-looking statements” that involve significant risks and uncertainties. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including: any statements regarding the anticipated timing of filings and approvals relating to the proposed merger; any statements regarding the expected timing of the completion of the proposed merger; any statements regarding the ability to complete the proposed merger considering the various closing conditions; any statements of expectation or belief; any statement regarding the future financial performance of the Company; and any statements of assumptions underlying any of the foregoing. These statements are made as of the date of this communication and reflect management’s expectations, estimates and assumptions based on current and available information at the time the document was prepared. Forward-looking statements often include words such as “anticipate,” “believe,” “estimate,” “target,” “expect,” “predict,” “plan,” “possible,” “potential,” “project,” “hope,” “intend,” “likely,” “will,” “should,” “could,” “may,” “foreseeable,” “would” and similar expressions. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual performance or achievements to be materially different from any future results, performance or achievements expressed or implied by those statements. Risks and uncertainties that could cause results to differ from expectations include, but are not limited to: uncertainties as to the timing of the proposed merger; the possibility that various closing conditions for the proposed merger may not be satisfied or waived, including that the stockholders of the Company may not approve the Company’s issuance of common stock, par value $0.0001 per share, as consideration for the proposed merger or that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the proposed merger; the effects of disruption from the proposed merger making it more difficult for the Company to maintain relationships with employees (including potential difficulties in employee retention); the response of customers, vendors, other business partners and governmental entities to the announcement of the proposed merger; legal proceedings that may be instituted against the Company, its board of directors, executive officers and others following the announcement of the definitive agreement entered into in respect of the merger; other business effects, including the effects of industrial, economic, political or weather conditions outside of the Company’s control; transaction costs; actual or contingent liabilities, including those related to dependence on key commercial relationships or the expertise of certain personnel; and other risks and uncertainties discussed in this communication and other documents filed with the SEC by the Company, as well as the Schedule 14A to be filed with the SEC by the Company. The Company does not undertake any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law.

Additional Information Regarding the Transaction and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy the securities of the Company or the solicitation of any vote or approval. This communication is being made in respect of the proposed merger transaction involving the Company, Kilimanjaro Corp., Kili LLC, AmCo Holding Company, RDX Holding, LLC and certain members of RDX Holding, LLC. The proposed issuance by the Company of shares of common stock in connection with such merger will be submitted to the stockholders of the Company for their consideration. In connection therewith, the Company intends to file relevant materials with the SEC, including a definitive proxy statement. However, such documents are not currently available. The definitive proxy statement will be mailed to the stockholders of the Company. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED

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The Company and its directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in its proxy statement for its 2016 annual meeting of stockholders, which was filed with the SEC on April 5, 2016, its annual report on Form 10-K for the fiscal year ended December 31, 2015, which was filed with the SEC on March 2, 2016, and in subsequent documents filed with the SEC, each of which can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation of the stockholders of the Company and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the preliminary and definitive proxy statements and other relevant materials to be filed with the SEC when they become available.